WBD (US) 52391250 AMERICAS 108683049 FIFTH AMENDED AND RESTATED CREDIT AGREEMENT dated as of August 9, 2021 among PILGRIM’S PRIDE CORPORATION, TO-RICOS, LTD. and TO-RICOS DISTRIBUTION, LTD., as Borrowers, THE OTHER LOAN PARTIES PARTY HERETO, THE LENDERS PARTY HERETO, and COBANK, ACB, as Administrative Agent and Collateral Agent _____________________________________________________________________ COBANK, ACB, BARCLAYS, BMO CAPITAL MARKETS CORP., COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, MIZUHO BANK, LTD., and ROYAL BANK OF CANADA, as Joint Lead Arrangers COBANK, ACB, BARCLAYS, BMO CAPITAL MARKETS CORP., COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, MIZUHO BANK, LTD., and ROYAL BANK OF CANADA, as Joint Bookrunners COBANK, ACB, BARCLAYS, BMO CAPITAL MARKETS CORP., COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, MIZUHO BANK, LTD., and ROYAL BANK OF CANADA, as Joint Syndication Agents COBANK, ACB, BARCLAYS, BMO CAPITAL MARKETS CORP., COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, MIZUHO BANK, LTD., and ROYAL BANK OF CANADA, as Joint Documentation Agents Exhibit 10.1 EXECUTION COPY

TABLE OF CONTENTS Page i WBD (US) 52391250WBD (US) 52391250v5 AMERICAS 108683049 ARTICLE I DEFINITIONS ....................................................................................................... 2 SECTION 1.01. Defined Terms ............................................................................... 2 SECTION 1.02. Classification of Loans and Borrowings ...................................... 51 SECTION 1.03. Terms Generally........................................................................... 51 SECTION 1.04. Accounting Terms; GAAP ........................................................... 51 SECTION 1.05. Timing of Payment or Performance ............................................. 52 SECTION 1.06. Divisions ...................................................................................... 52 SECTION 1.07. Limited Condition Acquisitions ................................................... 52 SECTION 1.08. Pro Forma Calculations and Adjustments.................................... 53 ARTICLE II THE CREDITS ................................................................................................... 54 SECTION 2.01. Commitments ............................................................................... 54 SECTION 2.02. Loans and Borrowings ................................................................. 55 SECTION 2.03. Requests for Borrowings.............................................................. 56 SECTION 2.04. [Reserved] .................................................................................... 56 SECTION 2.05. Swingline Loans........................................................................... 56 SECTION 2.06. Letters of Credit ........................................................................... 58 SECTION 2.07. Funding of Borrowings ................................................................ 63 SECTION 2.08. Interest Elections .......................................................................... 64 SECTION 2.09. Termination and Reduction of Commitments.............................. 65 SECTION 2.10. Increase in Commitments; Amend and Extend Transactions. ................................................................................ 66 SECTION 2.11. Repayment and Amortization of Loans; Evidence of Debt ......... 72 SECTION 2.12. Prepayment of Loans ................................................................... 73 SECTION 2.13. Fees .............................................................................................. 75 SECTION 2.14. Interest.......................................................................................... 76 SECTION 2.15. Alternate Rate of Interest ............................................................. 77 SECTION 2.16. Increased Costs ............................................................................ 83 SECTION 2.17. Break Funding Payments ............................................................. 85 SECTION 2.18. Taxes ............................................................................................ 85 SECTION 2.19. Payments Generally; Allocation of Proceeds; Sharing of Set-offs ......................................................................................... 90 SECTION 2.20. Mitigation Obligations; Replacement of Lenders ........................ 92 SECTION 2.21. Defaulting Lenders....................................................................... 93 SECTION 2.22. Returned Payments ...................................................................... 97 SECTION 2.23. Bermuda Obligations ................................................................... 97 ARTICLE III REPRESENTATIONS AND WARRANTIES ............................................... 98 SECTION 3.01. Organization; Powers ................................................................... 98 SECTION 3.02. Authorization; Enforceability ...................................................... 98 SECTION 3.03. Governmental Approvals; No Conflicts ...................................... 98 SECTION 3.04. Financial Condition; No Material Adverse Effect ....................... 98

TABLE OF CONTENTS (cont’d) Page ii WBD (US) 52391250 AMERICAS 108683049 SECTION 3.05. Properties ..................................................................................... 99 SECTION 3.06. Flood Zones ................................................................................. 99 SECTION 3.07. Litigation .................................................................................... 100 SECTION 3.08. Compliance with Laws and Agreements ................................... 100 SECTION 3.09. Investment Company Status ...................................................... 100 SECTION 3.10. Taxes .......................................................................................... 100 SECTION 3.11. ERISA, Etc ................................................................................. 101 SECTION 3.12. Disclosure .................................................................................. 101 SECTION 3.13. Material Agreements .................................................................. 101 SECTION 3.14. Solvency ..................................................................................... 102 SECTION 3.15. Insurance .................................................................................... 102 SECTION 3.16. Capitalization and Subsidiaries .................................................. 102 SECTION 3.17. Security Interest in Collateral .................................................... 102 SECTION 3.18. Employment Matters .................................................................. 103 SECTION 3.19. Regulation U; Use of Proceeds .................................................. 103 SECTION 3.20. Sanctions/Anti-Corruption Representations .............................. 103 SECTION 3.21. Food Security Act ...................................................................... 103 SECTION 3.22. No Default .................................................................................. 104 SECTION 3.23. Source of Repayments ............................................................... 104 SECTION 3.24. Beneficial Ownership Certification ........................................... 104 ARTICLE IV CONDITIONS ................................................................................................. 104 SECTION 4.01. Effective Date ............................................................................ 104 SECTION 4.02. Each Credit Event ...................................................................... 107 ARTICLE V AFFIRMATIVE COVENANTS ...................................................................... 109 SECTION 5.01. Financial Statements; Other Information ................................... 109 SECTION 5.02. Notices of Material Events......................................................... 110 SECTION 5.03. Existence; Conduct of Business ................................................. 112 SECTION 5.04. Payment of Obligations.............................................................. 112 SECTION 5.05. Maintenance of Properties ......................................................... 113 SECTION 5.06. Books and Records; Inspection Rights ...................................... 113 SECTION 5.07. Compliance with Laws and Contractual Obligations ................ 113 SECTION 5.08. Use of Proceeds.......................................................................... 114 SECTION 5.09. Insurance .................................................................................... 114 SECTION 5.10. Casualty and Condemnation ...................................................... 115 SECTION 5.11. [Reserved] .................................................................................. 115 SECTION 5.12. [Reserved] .................................................................................. 115 SECTION 5.13. Additional Collateral; Further Assurances ................................. 115 SECTION 5.14. Source of Repayments ............................................................... 119 SECTION 5.15. Post-Closing Covenants ............................................................. 119 ARTICLE VI NEGATIVE COVENANTS ........................................................................... 120

TABLE OF CONTENTS (cont’d) Page iii WBD (US) 52391250 AMERICAS 108683049 SECTION 6.01. Indebtedness ............................................................................... 120 SECTION 6.02. Liens ........................................................................................... 124 SECTION 6.03. Fundamental Changes; Change in Nature of Business .............. 128 SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions ............................................................................... 131 SECTION 6.05. Asset Sales ................................................................................. 134 SECTION 6.06. Sale and Leaseback Transactions ............................................... 137 SECTION 6.07. Swap Agreements ...................................................................... 137 SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness and Management Fees................................................................ 137 SECTION 6.09. Transactions with Affiliates ....................................................... 139 SECTION 6.10. Restrictive Agreements .............................................................. 142 SECTION 6.11. Amendment of Material Documents .......................................... 143 SECTION 6.12. Maximum Total Net Leverage Ratio ......................................... 143 SECTION 6.13. Minimum Interest Coverage Ratio ............................................. 143 SECTION 6.14. Change in Fiscal Year ................................................................ 143 ARTICLE VII EVENTS OF DEFAULT ............................................................................... 143 ARTICLE VIII ADMINISTRATIVE AGENT, ISSUING BANK, COLLATERAL, AND AFFILIATES OF LENDERS ....................................................................................... 147 SECTION 8.01. Authorization and Action. .......................................................... 147 SECTION 8.02. Administrative Agent and its Affiliates. .................................... 148 SECTION 8.03. Duties ......................................................................................... 149 SECTION 8.04. Administrative Agent’s Reliance, Etc........................................ 150 SECTION 8.05. Sub-Agents ................................................................................. 151 SECTION 8.06. Resignation. ............................................................................... 152 SECTION 8.07. Lender Credit Decision .............................................................. 153 SECTION 8.08. Other Agent Titles...................................................................... 153 SECTION 8.09. Agent May File Proofs of Claim; Bankruptcy Events ............... 153 SECTION 8.10. Collateral .................................................................................... 154 SECTION 8.11. Issuing Bank............................................................................... 155 SECTION 8.12. Agency for Perfection ................................................................ 156 SECTION 8.13. Affiliates of Lenders; Bank Product Providers .......................... 156 SECTION 8.14. Certain ERISA Matters .............................................................. 157 ARTICLE IX MISCELLANEOUS ........................................................................................ 159 SECTION 9.01. Notices ....................................................................................... 159 SECTION 9.02. Waivers; Amendments ............................................................... 162 SECTION 9.03. Expenses; Indemnity; Damage Waiver ...................................... 166 SECTION 9.04. Successors and Assigns.............................................................. 169 SECTION 9.05. Survival ...................................................................................... 173 SECTION 9.06. Counterparts; Integration; Effectiveness .................................... 174

TABLE OF CONTENTS
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		Page
SECTION 9.07.	Severability	174
SECTION 9.08.	Right of Setoff	174
SECTION 9.09.	Governing Law; Jurisdiction; Consent to Service of Process	175
SECTION 9.10.	WAIVER OF JURY TRIAL	176
SECTION 9.11.	Headings	176
SECTION 9.12.	Confidentiality	176
SECTION 9.13.	Several Obligations; Nonreliance; Violation of Law	178
SECTION 9.14.	Patriot Act	178
SECTION 9.15.	Disclosure	178
SECTION 9.16.	Appointment for Perfection	178
SECTION 9.17.	Interest Rate Limitation	179
SECTION 9.18.	WAIVERS OF FARM CREDIT RIGHTS	179
SECTION 9.19.	Bank Equity Interests	179
SECTION 9.20.	Amendment and Restatement of Original Credit Agreement; Confirmation of Existing Obligations	180
SECTION 9.21.	Rates Disclaimer.	180
SECTION 9.22.	Keepwell	181
SECTION 9.23.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions.	181
SECTION 9.24.	Recovery of Erroneous Payments.	182
SECTION 9.25.	Acknowledgement Regarding Any Supported QFCs.	182
ARTICLE X U.S. GUARANTY		**183**
SECTION 10.01.	Guaranty	183
SECTION 10.02.	Guaranty of Payment	184
SECTION 10.03.	No Discharge or Diminishment of U.S. Guaranty	184
SECTION 10.04.	Defenses Waived	185
SECTION 10.05.	Rights of Subrogation	185
SECTION 10.06.	Reinstatement; Stay of Acceleration	185
SECTION 10.07.	Information	186
SECTION 10.08.	Taxes	186
SECTION 10.09.	Maximum Liability	186
SECTION 10.10.	Contribution	186
SECTION 10.11.	Liability Cumulative	187
SECTION 10.12.	Common Enterprise	187
ARTICLE XI THE BORROWER REPRESENTATIVE		**188**
SECTION 11.01.	Appointment; Nature of Relationship	188
SECTION 11.02.	Powers	188
SECTION 11.03.	Employment of Agents	188
SECTION 11.04.	Notices	188
SECTION 11.05.	Successor Borrower Representative	188

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Page

SECTION 11.06.	Execution of Loan Documents	188
SECTION 11.07.	Reporting	189

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TABLE OF CONTENTS Schedules and Exhibits vi WBD (US) 52391250WBD (US) 52391250v5 AMERICAS 108683049 Schedules: Commitment Schedule Schedule 1.01 Tax Sharing Agreements Schedule 2.06 Existing Letters of Credit Schedule 3.05(a) Real Property Schedule 3.05(b) Intellectual Property Schedule 3.06 Flood Zones Schedule 3.07 Disclosed Matters Schedule 3.15 Insurance Schedule 3.16 Capitalization and Subsidiaries Schedule 4.01(n) Mortgaged Properties Schedule 6.01(b) Existing Indebtedness Schedule 6.02(c) Existing Liens Schedule 6.04(b) Existing Investments Schedule 6.04(m) Captive Insurance Company Investment Guidelines Schedule 6.07 Commodity Price Risk Management Guidelines Schedule 6.10 Existing Restrictions Schedule 9.04 Voting Participants Exhibits: Exhibit A Form of Borrowing Request Exhibit B Form of Issuance Request Exhibit C Form of Interest Election Request Exhibit D Form of Incremental Commitment Joinder Agreement Exhibit E-1 Form of Revolving Note Exhibit E-2 Form of Swingline Note Exhibit E-3 Form of Term Note Exhibit F-1 Form of U.S. Tax Compliance Certificate Exhibit F-2 Form of U.S. Tax Compliance Certificate Exhibit F-3 Form of U.S. Tax Compliance Certificate Exhibit F-4 Form of U.S. Tax Compliance Certificate Exhibit G Form of Bank Product Provider Letter Exhibit H Form of Compliance Certificate Exhibit I Form of Assignment and Assumption Exhibit J Form of Joinder Agreement

WBD (US) 52391250WBD (US) 52391250v5 AMERICAS 108683049 FIFTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 9, 2021 (as it may be amended, restated, amended and restated, or otherwise modified from time to time, this “Agreement”), among PILGRIM’S PRIDE CORPORATION, a Delaware corporation, TO-RICOS, LTD., a Bermuda company, and TO-RICOS DISTRIBUTION, LTD., a Bermuda company, as Borrowers, the other Loan Parties party hereto, the Lenders party hereto, and COBANK, ACB, as Administrative Agent and Collateral Agent. WHEREAS, the Borrowers, the financial institutions party thereto as lenders (the “Original Lenders”), and CoBank, as administrative agent and collateral agent for the Original Lenders and as a swingline lender and issuing bank thereunder, are parties to that certain Fourth Amended and Restated Credit Agreement, dated as of July 20, 2018 (the “Original Closing Date”), as amended, restated, supplemented, extended, renewed or otherwise modified from time to time prior to the date hereof (the “Original Credit Agreement”); WHEREAS, the Borrowers, the Lenders and the Administrative Agent have agreed to amend and restate the Original Credit Agreement in its entirety as, and in accordance with and subject to the terms and conditions, set forth herein; WHEREAS, each of the Borrowers acknowledges and agrees that the security interests granted to the Administrative Agent, pursuant to the Original Credit Agreement and the other “Loan Documents” (as defined in the Original Credit Agreement), shall remain outstanding and in full force and effect in accordance with the Original Credit Agreement, as modified herein, and shall continue to secure the Obligations (as defined herein); WHEREAS, the Borrowers, the Lenders and the Administrative Agent acknowledge and agree that (a) the Obligations (as defined herein) represent, among other things, the amendment, restatement, renewal, extension, consolidation and modification of the “Obligations” (as defined in the Original Credit Agreement) arising in connection with the Original Credit Agreement and the other “Loan Documents” (as defined in the Original Credit Agreement) executed in connection therewith; (b) the Borrowers, the Lenders and the Administrative Agent intend that the Original Credit Agreement and the other “Loan Documents” (as defined in the Original Credit Agreement) executed in connection therewith and the collateral pledged thereunder shall secure, without interruption or impairment of any kind, all existing “Obligations” (as defined in the Original Credit Agreement) under the Original Credit Agreement and the other “Loan Documents” (as defined in the Original Credit Agreement) executed in connection therewith as they may be amended, restated, renewed, extended, consolidated and modified hereunder, together with all other obligations under this Agreement and under the other Loan Documents; and (c) all “Liens” (as defined in the Original Credit Agreement) created by the Original Credit Agreement and the other “Loan Documents” (as defined in the Original Credit Agreement) executed in connection therewith are hereby ratified, confirmed and continued; and WHEREAS, the Borrowers, the Lenders and the Administrative Agent intend that (a) the provisions of the Original Credit Agreement be hereby superseded and replaced by the provisions hereof; (b) the Notes (as defined herein) restate, renew, extend, consolidate, amend, modify, replace, are substituted for and supersede in their entirety, but do not extinguish, the “Obligations” (as defined in the Original Credit Agreement) evidenced by the “Notes” (as

2 WBD (US) 52391250 AMERICAS 108683049 defined in the Original Credit Agreement) issued pursuant to the Original Credit Agreement; and (c) by entering into and performing their respective obligations hereunder, this transaction shall not constitute a novation; NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree to amend and restate in its entirety the Original Credit Agreement as follows: ARTICLE I DEFINITIONS SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below: “2027 Senior Notes” means the 5.875% Senior Notes due 2027 issued by the Company on September 29, 2017 in an original principal amount of $600,000,000 and all agreements and instruments evidencing or governing the obligations under such senior unsecured notes entered into in connection therewith. “2031 Sustainability-Linked Senior Notes” means the 4.250% Sustainability-Linked Senior Notes issued by the Company on April 8, 2021 in an original principal amount of $1,000,000,000 and all agreements and instruments evidencing or governing the obligations under such sustainability-linked senior unsecured notes entered into in connection therewith. “Account” has the meaning assigned to such term in the U.S. Security Agreement. “Account Debtor” means any Person obligated on an Account. “Additional Equity Interest Basket” means, as of any date, the difference of: (a) the aggregate Net Proceeds of issuances of Equity Interests of, or contributions to, the Company, for the period from February 11, 2015 until such date; minus (b) any amounts set forth in paragraph (a) above actually utilized on or prior to such date for (i) Permitted Acquisitions, (ii) Investments pursuant to Section 6.04(t), (iii) Restricted Payments utilizing amounts available pursuant to the Additional Equity Interest Basket pursuant to Section 6.08(a)(viii), and (iv) payments or other distributions utilizing amounts available pursuant to the Additional Equity Interest Basket pursuant to Section 6.08(b)(iii).

3 WBD (US) 52391250 AMERICAS 108683049 “Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate. “Administrative Agent” means CoBank, in its capacity as administrative agent for the Lenders hereunder, and its successors and assigns in such capacity. “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate” means, with respect to a specified Person, any other Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the Person specified, whether through the ability to exercise voting power, by contract or otherwise. “Agents” means, individually or collectively as the context may require, the Administrative Agent and the Collateral Agent. “Aggregate Credit Exposure” means, at any time, the aggregate Credit Exposure of all the Lenders. “Aggregate Revolving Exposure” means, at any time, the aggregate Revolving Exposure of all the Revolving Lenders. “Agreement” has the meaning assigned to such term in the preamble. “Anti-Corruption Laws” means the laws, rules and regulations of the jurisdictions applicable to any Loan Party or its Subsidiaries from time to time concerning or relating to bribery or corruption, including the U.S. Foreign Corrupt Practices Act of 1977, as amended. “Anti-Terrorism Laws” means any laws, regulations or orders of any Governmental Authority of the United States, the United Nations, United Kingdom, European Union, the Netherlands or any other Governmental Authority applicable to the Company and its Subsidiaries relating to terrorism financing or money laundering, including, but not limited to, the International Emergency Economic Powers Act (50 U.S.C. § 1701 et seq.), the Trading With the Enemy Act (50 U.S.C. § 5 et seq.), the International Security Development and Cooperation Act (22 U.S.C. § 2349aa-9 et seq.), the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (the “Patriot Act”), and any rules or regulations promulgated pursuant to or under the authority of any of the foregoing.

4 WBD (US) 52391250 AMERICAS 108683049 “Applicable Percentage” means, with respect to any Lender, (a) with respect to Revolving Loans, LC Exposure or Swingline Exposure, a percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the aggregate Revolving Commitments (if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon such Lender’s share of the Aggregate Revolving Exposure at that time); provided that in the case of Section 2.21 when a Defaulting Lender shall exist, any such Defaulting Lender’s Revolving Commitment shall be disregarded in the calculation; (b) with respect to the Term Loans, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Term Loans and the denominator of which is the aggregate outstanding amount of the Term Loans of all Term Lenders; and (c) with respect to the Aggregate Credit Exposure, a percentage based upon such Lender’s share of the Aggregate Credit Exposure and the unused Commitments; provided that in the case of Section 2.21 when a Defaulting Lender shall exist, any such Defaulting Lender’s Credit Exposure shall be disregarded in the calculation. “Applicable Rate” means (a) with respect to the period ending June 27, 2021, the rate determined based upon the Senior Secured Net Leverage Ratio as set forth in the Compliance Certificate received by the Administrative Agent pursuant to Section 5.01(c) for such period, which shall be: (i) with respect to the Revolving Loans and Term Loans, a rate per annum equal to (A) 0.25%, in the case of Base Rate Loans, and (B) 1.25% in the case of Eurodollar Loans, and (ii) with respect to the commitment fee referred to below, 0.200% per annum; and (b) thereafter, as of any date of determination, the following rates per annum, based upon the Senior Secured Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.01(c): Senior Secured Net Leverage Ratio Applicable Rate for Eurodollar Loans/Letter of Credit Fees Applicable Rate for Base Rate Loans Commitment Fee 1. ≥ 2.50:1.00 2.75% 1.75% 0.350% 2. < 2.50:1.00 but ≥ 2.00:1.00 2.25% 1.25% 0.300% 3. < 2.00:1.00 but ≥ 1.50:1.00 1.75% 0.75% 0.250% 4. < 1.50:1.00 but ≥ 1.00:1.00 1.50% 0.50% 0.250% 5. < 1.00:1.00 1.25% 0.25% 0.200% “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

5 WBD (US) 52391250 AMERICAS 108683049 “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04(b)), and accepted by the Administrative Agent, in the form of Exhibit I or any other form approved by the Administrative Agent. “Availability Period” means the period from and including the Effective Date to but excluding the Maturity Date with respect to the Revolving Loans. “Available Revolving Commitment” means, at any time, the aggregate Revolving Commitments then in effect minus the Aggregate Revolving Exposure. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bank Equity Interests” has the meaning assigned to such term in Section 9.19. “Bank Product” means any financial accommodation extended to any Loan Party by a Bank Product Provider in connection with (a) Swap Agreements or (b) Banking Services. “Bank Product Agreements” means those agreements entered into from time to time by a Loan Party with a Bank Product Provider in connection with the obtaining of any of the Bank Products. “Bank Product Obligations” means all obligations, liabilities, reimbursement obligations, fees, or expenses owing by the Loan Parties to any Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising. “Bank Product Provider” means (a) any Lender or any of its Affiliates (or any Person party to a Bank Product Agreement with a Loan Party that was a Lender or an Affiliate of a Lender and a party to such Bank Product Agreement immediately prior to the assignment of all of such Lender’s Commitments and Loans hereunder pursuant to Section 2.20(b)) and (b) U.S. Bank National Association, with respect to any Bank Product extended by itself to any Loan Party in effect as of the Effective Date; provided that no such Person (other than CoBank or its

6 WBD (US) 52391250 AMERICAS 108683049 Affiliates) shall constitute a Bank Product Provider with respect to a Bank Product unless and until the Administrative Agent shall have received a Bank Product Provider Letter Agreement from such Person and with respect to the applicable Bank Product within 30 days after the provision of such Bank Product to a Loan Party, or, if such Bank Product Agreement was entered into prior to the Effective Date or prior to the date on which such Bank Product Provider or its Affiliate, as applicable, became a Lender under this Agreement, within 30 days after the Effective Date or 10 days after the date on which such Bank Product Provider or its Affiliate, as applicable, first became a Lender under this Agreement, as applicable. “Bank Product Provider Letter Agreement” means a letter agreement in substantially the form of Exhibit G, or otherwise in form and substance reasonably satisfactory to the Administrative Agent, and duly executed by the applicable Bank Product Provider and the Borrower Representative, and delivered to the Administrative Agent. “Banking Services” means each and any of the following bank services provided to any Loan Party by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards); (b) stored value cards; and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items and interstate depository network services). “Banking Services Obligations” of the Loan Parties means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services. “Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded, or replaced from time to time. “Base Rate” means, at any time, the greatest of (a) the Prime Rate at such time, (b) 1/2 of 1.0% in excess of the Federal Funds Effective Rate at such time, and (c) the Adjusted LIBO Rate for a Eurodollar Loan with a one-month Interest Period commencing at such time plus 1.0%. For the purposes of this definition, the Adjusted LIBO Rate shall be determined using the Adjusted LIBO Rate as otherwise determined by Administrative Agent in accordance with the definition of “Adjusted LIBO Rate”, except that (i) if a given day is a Business Day, such determination shall be made on such day (rather than two Business Days prior to the commencement of an Interest Period) or (ii) if a given day is not a Business Day, the Adjusted LIBO Rate for such day shall be the rate determined by Administrative Agent pursuant to the preceding clause (i) for the most recent Business Day preceding such day. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate, or such Adjusted LIBO Rate shall be effective as of the opening of business on the day of such change in the Prime Rate, the Federal Funds Effective Rate, or such Adjusted LIBO Rate, respectively. “Base Rate”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Base Rate.

7 WBD (US) 52391250 AMERICAS 108683049 “Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “Bermuda Borrowers” means, individually or collectively as the context may require, To- Ricos, To-Ricos Distribution and any other Persons organized under the laws of Bermuda from time to time becoming Borrowers hereunder pursuant to Section 9.02(e), but excluding any Persons organized under the laws of Bermuda who from time to time cease to be Borrowers hereunder pursuant to Section 9.02(f). “Bermuda Guaranty” means that certain Guarantee Agreement dated as of February 11, 2015, by and among the Borrowers and the Administrative Agent (as successor-in-interest to Rabobank as collateral agent), for the benefit of the Secured Parties, as ratified and reaffirmed by the Borrowers on the Effective Date pursuant to the Reaffirmation Agreement. “Bermuda Loan Guarantor” means, individually or collectively as the context may require, each Person (other than any U.S. Loan Party) that guarantees the payment of, or delivers a security agreement that secures the repayment of, the Bermuda Secured Obligations, in each case pursuant to Section 5.13(c), or pursuant to Section 9.02(e), but excluding any Persons who from time to time cease to be Loan Parties hereunder pursuant to Section 9.02(f). “Bermuda Loan Parties” means, individually or collectively as the context may require, the Bermuda Borrowers and the Bermuda Loan Guarantors. “Bermuda Obligations” means all unpaid principal of and accrued and unpaid interest on all Loans to the Bermuda Borrowers, all LC Exposure in respect of the Bermuda Borrowers, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Bermuda Loan Parties to the Lenders or to any Lender, the Agents, any Issuing Bank with respect to Letters of Credit of the Bermuda Borrowers or any indemnified party arising under the Loan Documents. “Bermuda Pledge Agreement” means that certain Share Charge Agreement dated as of February 11, 2015, between the Company and the Administrative Agent (as successor-in-interest to Rabobank as collateral agent), for the benefit of the Secured Parties, as ratified and reaffirmed by the Company on the Effective Date pursuant to the Reaffirmation Agreement. “Bermuda Secured Obligations” means (a) all Bermuda Obligations, and (b) all Bank Product Obligations of the Bermuda Loan Parties; provided that the “Bank Product Obligations”

8 WBD (US) 52391250 AMERICAS 108683049 of a Bermuda Loan Party shall exclude any Excluded Swap Obligations with respect to such Bermuda Loan Party. “Bermuda Security Agreement” means that certain Deed of Security Assignment and Charge dated as of February 11, 2015, by and among the Bermuda Borrowers and the Administrative Agent (as successor-in-interest to Rabobank as collateral agent), for the benefit of the Secured Parties, as ratified and reaffirmed by the Bermuda Borrowers on the Effective Date pursuant to the Reaffirmation Agreement. “Board” means the Board of Governors of the Federal Reserve System of the United States. “Borrower” or “Borrowers” means, individually or collectively as the context may require, the Company, the Bermuda Borrowers and any other Persons from time to time becoming Borrowers hereunder pursuant to Section 9.02(e), but excluding any Persons who from time to time cease to be Borrowers hereunder pursuant to Section 9.02(f). “Borrower Representative” means the Company, in its capacity as contractual representative of the Borrowers pursuant to Article XI. “Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect; (b) a Term Loan made on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect; and (c) a Swingline Loan. “Borrowing Request” means a request, in substantially the form of Exhibit A, by the Borrower Representative for a Borrowing of Revolving Loans or Term Loans, in each case in accordance with Section 2.03. “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market. “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a consolidated balance sheet of such Person, and the amount of such obligations shall be the capitalized amount thereof. “Captive Insurance Company” means, collectively, (a) GK Insurance Company, organized and licensed to provide insurance under the laws of the State of Vermont; (b) Mayflower Insurance Company, Ltd., organized and licensed to provide insurance under the laws of Bermuda; and (c) such other captive insurance companies that are reasonably acceptable

9 WBD (US) 52391250 AMERICAS 108683049 to the Administrative Agent, in each case which conducts no other business (nor suffers to exist any business) other than providing insurance for the benefit of the Company and the Subsidiaries with respect to workmen’s compensation, crime, general liability, auto liability, employee benefits, property risks and live chicken inventory in accordance with Section 5.09 and reinsurance arrangements or customary risk sharing or pooling arrangements with respect thereto. “Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Banks or Lenders, as collateral for LC Exposure or obligations of Lenders to fund participations in respect of the LC Exposure, cash or deposit account balances or, if the Administrative Agent and each applicable Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and each applicable Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support. “Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the Effective Date) other than the Parent Entity, of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; (b) failure of the Parent Entity to have the right, directly or indirectly, to designate a majority of the board of directors of the Company; (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; or (d) the Company shall cease to own, directly or indirectly, free and clear of all Liens (other than Permitted Liens), the outstanding voting Equity Interests of any Borrower owned on a fully diluted basis by the Company on the Effective Date, or if later, on the date such Person became a Borrower. “Change in Law” means (a) the adoption of any law, rule or regulation after the Effective Date; (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Effective Date; or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.16(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued. “Charges” has the meaning assigned to such term in Section 9.17.

10 WBD (US) 52391250 AMERICAS 108683049 “Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Initial Term Loans, Delayed Draw Term Loans or Swingline Loans. “CoBank” means CoBank, ACB. “Code” means the Internal Revenue Code of 1986, as amended from time to time. “Collateral” means any and all real and personal property owned, leased or operated by a Person covered by the Collateral Documents and any and all other real and personal property of any Loan Party, now existing or hereafter acquired, that may at any time be subject to a Lien in favor of the Administrative Agent, on behalf of the Lender Parties, to secure the Secured Obligations. “Collateral Access Agreement” has the meaning assigned to such term in the U.S. Security Agreement, including any such agreement previously delivered by any Loan Party in connection with the Original Credit Agreement and the U.S. Security Agreement. “Collateral Agent” means CoBank, in its capacity as collateral agent hereunder, and each of its successors and assigns in such capacity. “Collateral Documents” means, collectively, the U.S. Security Agreement, the Bermuda Pledge Agreement, the Bermuda Security Agreement, the Puerto Rico Security Agreement, each Mortgage, each Collateral Access Agreement, each IP Security Agreement, each Deposit Account Control Agreement, each Lock Box Agreement and each other document granting a Lien upon the Collateral as security for payment of the Secured Obligations. “Commercial LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Commercial Letters of Credit at such time, plus (b) the aggregate amount of all LC Disbursements relating to Commercial Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time. The Commercial LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the aggregate Commercial LC Exposure at such time. “Commercial Letter of Credit” means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Borrower in the ordinary course of business of such Borrower. “Commitment” means, with respect to each Lender, the sum of such Lender’s Revolving Commitment and Term Loan Commitment. The initial amount of each Revolving Lender’s and Term Lender’s Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. “Commitment Schedule” means the Schedule attached hereto identified as such.

11 WBD (US) 52391250 AMERICAS 108683049 “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C.§ 1 et seq.), as amended from time to time, and any successor statute. “Communications” has the meaning assigned to such term in Section 9.01(a). “Company” means Pilgrim’s Pride Corporation, a Delaware corporation. “Compliance Certificate” means a certificate of a Financial Officer of the Company, in substantially the form of Exhibit H. “Consolidated Tangible Assets” means, on any date, Consolidated Total Assets, minus the aggregate amount of Intangible Assets on such date. “Consolidated Total Assets” means, on any date, the aggregate amount of assets of the Company on a consolidated basis. “Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Exposure at such time, plus (b) such Lender’s Term Exposure at such time. “Customer” means any Account Debtor of a Loan Party or its Subsidiary. “Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect. “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default. “Defaulting Lender” means, subject to Section 2.21(c), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower Representative in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due; (b) has notified the Borrower Representative, the Administrative Agent or any Issuing Bank or Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied); (c) has failed, within three Business Days after written

12 WBD (US) 52391250 AMERICAS 108683049 request by the Administrative Agent or the Borrower Representative, to confirm in writing to the Administrative Agent and the Borrower Representative that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower Representative); or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of (x) the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority or (y) an Undisclosed Administration of such Lender, in any such case so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.21(c)) upon delivery of written notice of such determination to the Borrower Representative, each Issuing Bank, each Swingline Lender and each Lender. “Delayed Draw Funding Date” means any date prior to the Delayed Draw Termination Date on which (a) the conditions set forth in Section 4.02 are satisfied or waived in writing by the Administrative Agent and (b) any Delayed Draw Term Loans shall be funded (which, for the avoidance of doubt, shall be a Business Day). “Delayed Draw Term Lenders” means, as of any date of determination, Lenders having a Delayed Draw Term Loan Commitment or outstanding Delayed Draw Term Loans. “Delayed Draw Term Loan Commitment” means (a) as to any Lender, the aggregate commitment of such Lender to make Delayed Draw Term Loans as set forth in the Commitment Schedule or in the most recent Assignment and Assumption executed by such Lender, and (b) as to all Lenders, the aggregate commitment of all Lenders to make Delayed Draw Term Loans, which aggregate commitment shall equal $268,750,000 on the Effective Date. “Delayed Draw Term Loans” has the meaning assigned to such term in Section 2.01(c). “Delayed Draw Termination Date” means the earlier to occur of (a) the termination by the Borrower Representative of all unfunded Delayed Draw Term Loan Commitments pursuant to Section 2.09(c) and (b) the date that is six months after the Effective Date.

13 WBD (US) 52391250 AMERICAS 108683049 “Deposit Account Control Agreement” has the meaning assigned to such term in the U.S. Security Agreement, including any such agreement previously delivered by any Loan Party in connection with the Original Credit Agreement. “Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.07. “dollars” or “$” refers to lawful money of the United States. “Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any State thereof or the District of Columbia. “EBITDA” means, for any period, the sum of (a) Net Income (or net loss) for such period, plus (b) without duplication and solely to the extent deducted in determining Net Income (or net loss) for such period, the sum of (i) Interest Expense for such period, (ii) provisions for Taxes based on income, profits or capital for such period, including, without limitation, State, foreign, franchise and similar Taxes, and Tax Distributions made by the Company on a consolidated basis during such period, (iii) consolidated depreciation expense of the Company for such period, (iv) consolidated amortization expense of the Company for such period, (v) consolidated Restructuring Charges of the Company for such period, (vi) any extraordinary, unusual or non-recurring non-cash charges, expenses or losses for such period (but excluding any non-cash charges, expenses or losses that relate to the write-down or write-off of Inventory), (vii) the amount of loss or discount on sale of receivables, Securitization Assets and related assets to any Securitization Subsidiary in connection with a Qualified Securitization Facility, (viii) any expenses or charges (other than depreciation or amortization expense) related to any Permitted Investment or Permitted Acquisition for such period, (ix) the amount of net cost savings and synergies projected by the Company in good faith to be realized as a result of specified actions taken or to be taken prior to or during such period (which cost savings or synergies shall be subject only to certification by management of the Company and shall be calculated on a Pro Forma Basis as though such cost savings or synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings or synergies are reasonably identifiable and factually supportable, (B) such actions have been taken or are to be taken within 12 months after the date of determination to take such action, (C) no cost savings or synergies shall be added pursuant to this clause (ix) to the extent duplicative of any expenses or charges relating to such cost savings or revenue enhancements that are included in clause (x) below with respect to such period and (D) the aggregate amount of addbacks made pursuant to this clause (ix) and clause (x) below in any four Fiscal Quarter period shall not exceed 10% of EBITDA (prior to giving effect to such addbacks) for such four Fiscal Quarter period and (x) business optimization expenses (including consolidation initiatives, severance costs and other costs relating to initiatives aimed at profitability improvement); provided that the aggregate amount of addbacks made pursuant to this clause (x) and clause (ix) above in any four Fiscal Quarter period shall not exceed 10% of EBITDA (prior to giving effect to such addbacks) for such four Fiscal Quarter period, minus (c) without duplication and solely to the extent included in determining Net Income, the sum of (i)

14 WBD (US) 52391250 AMERICAS 108683049 any extraordinary, unusual or non-recurring income or gains which were included in the calculation of Net Income (or net loss) for such period, and (ii) cash expenditures incurred during such period, the effect of which is to reduce balance sheet provisions previously booked and treated as an extraordinary, unusual or non-recurring non-cash expense, in each case determined in accordance with GAAP for such period. “ECP Loan Guarantor” means, with respect to any transaction under a Secured Swap Agreement, a Loan Guarantor that, at the time such transaction is entered into or, if later, when such Loan Guarantor becomes a party hereto, is an “eligible contract participant” as defined in Section 1a(18) of the Commodity Exchange Act (and related regulations of the Commodities Futures Trading Commission) by virtue of having total assets exceeding $10,000,000 and/or satisfying any other criteria relevant to such status under said Section 1a(18) (and related regulations). “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway. “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Effective Date” means the date on which the conditions set forth in Section 4.01 are satisfied or waived in writing by the Administrative Agent. “Eligible Incremental Lender” means, with respect to any Incremental Commitment, a prospective Lender that would meet the qualifications to be an assignee set forth in Sections 9.04(b)(i) and (b)(ii)(C) (subject to such consents, if any, that may be required pursuant to Section 9.04(b)(i)). “Environmental Laws” means all applicable laws, rules, regulations, codes, ordinances, orders, rules of common law, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, worker health and safety, or the management, release or threatened release of any Hazardous Material in the environment. “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any

15 WBD (US) 52391250 AMERICAS 108683049 Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any violation of any Environmental Law; (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials; (c) exposure to any Hazardous Materials; (d) the release or threatened release of any Hazardous Materials into the environment; or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing. “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity or other ownership interest. “ERISA” means the Employee Retirement Income Security Act of 1974. “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code. “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than a reportable event for which the 30-day notice period is extended or the report is waived); (b) the failure to make contributions to a Plan for any plan year that, in the aggregate, at least equal the minimum required contribution determined under Section 412 of the Code, Section 430 of the Code or Section 303 of ERISA for the Plan for the plan year; (c) the existence with respect to any Multiemployer Plan of an “accumulated funding deficiency” (as defined in Section 431 of the Code or Section 304 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence by any Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by any Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (h) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

16 WBD (US) 52391250 AMERICAS 108683049 “Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are accruing interest at a rate determined by reference to the Adjusted LIBO Rate. “Event of Default” has the meaning assigned to such term in Article VII. “Excluded Swap Obligation” means, with respect to any Loan Guarantor, any obligations under a Secured Swap Agreement if, and to the extent that, all or a portion of the Guarantee of such Loan Guarantor of, or the grant under a Loan Document by such Loan Guarantor of a security interest to secure, such obligations (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Loan Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 11.08) at the time of the Guarantee of such Loan Guarantor, or grant by such Loan Guarantor of a security interest, becomes effective with respect to such obligations. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.20) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.18, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.18(g) and (d) any U.S. federal withholding Taxes imposed under FATCA. “Excluded Transactions” is defined in Section 6.09(c)(v). “Extended Revolving Commitment” means a Revolving Commitment the termination date of which has been extended pursuant to Section 2.10(b). “Extended Revolving Loan” means a Revolving Loan or an Incremental Revolving Loan the maturity date of which has been extended pursuant to Section 2.10(b). “Extended Term Loan” means a Term Loan or an Incremental Term Loan the maturity date of which has been extended pursuant to Section 2.10(b).

17 WBD (US) 52391250 AMERICAS 108683049 “Extension” has the meaning assigned to such term in Section 2.10(b)(i). “Extension Amendment” means an amendment to this Agreement (which may, at the option of the Administrative Agent, be in the form of an amendment and restatement of this Agreement) providing for any Extended Term Loans, Extended Revolving Loans and/or Extended Revolving Commitments pursuant to Section 2.10(b), which shall be consistent with the applicable provisions of this Agreement and otherwise satisfactory to the parties thereto. Each Extension Amendment shall be executed by the Administrative Agent, the L/C Issuer and/or the Swingline Lender (to the extent Section 2.10(b) would require the consent of the L/C Issuer and/or the Swingline Lender, respectively, for the amendments effected in such Extension Amendment), the applicable Loan Parties and the other parties specified in Section 2.10(b) (but not any other Lender). Any Extension Amendment may include conditions for delivery of opinions of counsel and other documentation consistent with the conditions in Section 4.01, all to the extent reasonably requested by the Administrative Agent or the other parties to such Extension Amendment. “Extension Offer” has the meaning assigned to such term in Section 2.10(b)(i). “Factor” means any Person that is a purchaser of Accounts of a Customer under a Factoring Program. “Factoring Program” means the program established by any Person (including a Customer) for suppliers to a Customer for the limited recourse sale by such suppliers of such Customer’s Accounts at the option of such suppliers, to a Factor. “Farm Credit System Institution” means any farm credit bank, any Federal land bank association, any production credit association, the banks for cooperatives and such other institutions as may be a part of the Farm Credit System and chartered by and subject to regulation by the Farm Credit Administration. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code. “Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it; provided that the “Federal Funds Effective Rate” shall in no event be less than zero.

18 WBD (US) 52391250 AMERICAS 108683049 “Fee Letter” means that certain Fee Letter dated as of July 12, 2021, from CoBank to the Company. “FEMA” means the Federal Emergency Management Agency. “Financial Covenant Acquisition” means a Permitted Acquisition for which the total consideration paid or payable (including, without limitation, any earn-out obligations and all Indebtedness assumed) is equal to or greater than $500,000,000. “Financial Officer” means the chief financial officer, principal accounting officer, treasurer, vice president and assistant to the treasurer and chief financial officer, or controller (or other officer having similar duties) of a Borrower. “First-Tier Foreign DRE” means any Foreign DRE that is owned directly, or indirectly through one or more Foreign DREs, by the Company or a Domestic Subsidiary. “First-Tier Foreign Subsidiary” means any Foreign Subsidiary owned directly by one or more of the Company or its Domestic Subsidiaries, or the First-Tier Foreign DREs. “Fiscal Quarter” means each of the four fiscal quarters of a Fiscal Year, each of which shall end on a Sunday and shall consist of 13 or 14 weeks, as appropriate with respect to such Fiscal Year. “Fiscal Year” means the 52- or 53-week fiscal year of the Company ending on the last Sunday in December. “Flood Insurance Acts” means, collectively, (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (c) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (d) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (e) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto. “Foreign DRE” means a Foreign Subsidiary that for U.S. Federal income tax purposes is classified as a partnership or that is “disregarded as an entity separate from its owner” (within the meaning of Treas. Reg. §301.7701-2), but not any such Foreign Subsidiary whose assets consist solely of stock of a “controlled foreign corporation” (within the meaning of Section 957(a) of the Code). “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States, each State thereof or the District of Columbia. “Foreign Subsidiary” means each Subsidiary of the Company that is not a Domestic Subsidiary.

19 WBD (US) 52391250 AMERICAS 108683049 “Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Applicable Percentage of the outstanding LC Exposure with respect to Letters of Credit issued by such Issuing Bank other than LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to any Swingline Lender, such Defaulting Lender’s Applicable Percentage of Swingline Exposure other than Swingline Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders. “FSA” means the Food Security Act of 1985, 7 U.S.C. Section 1631 et seq. “Fully Satisfied” or “Full Satisfaction” means, as of any date, that on or before such date: (a) with respect to the Loans and Letters of Credit: (i) the principal of and interest accrued to such date on the Loans (other than the contingent LC Exposure) shall have been paid in full in cash, (ii) all fees, expenses, and other amounts then due and payable (other than the contingent LC Exposure and other contingent amounts for which a claim has not been made) shall have been paid in full in cash, (iii) the Commitments shall have expired or irrevocably been terminated, and (iv) the contingent LC Exposure, if any, shall have been secured by: (A) the grant of a first-priority, perfected Lien on cash in an amount at least equal to 105% of the amount of such LC Exposure or other collateral which is acceptable to Issuing Bank in its sole discretion or (B) the issuance of a “back-to-back” letter of credit in form and substance acceptable to Issuing Bank with an original face amount at least equal to 105% of the amount of such LC Exposure and issued by an issuing bank satisfactory to Issuing Bank in its sole discretion; and (b) with respect to the Bank Product Obligations: (i) all termination payments, fees, expenses, and other amounts then due and payable under the related Bank Product Agreements shall have been paid in full in cash, and (ii) all contingent amounts (other than contingent indemnification obligations for which no claim has been asserted) which could be payable under the related Bank Product Agreements shall have been secured by: (A) the grant of a first-priority, perfected Lien on cash in an amount at least equal to 105% of the amount of such contingent amounts or other collateral which is acceptable to the applicable Bank Product Provider or (B) the issuance of a letter of credit in form and substance acceptable to the applicable Bank Product Provider and in an amount at least equal to 105% of the amount of such contingent obligations and issued by an issuing bank reasonably satisfactory to such applicable Bank Product Provider; provided that the amount of such Bank Product Obligations shall be determined in accordance with Section 8.13. “Funding Accounts” means those deposit accounts of the Borrowers to which the Lenders are authorized to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.

20 WBD (US) 52391250 AMERICAS 108683049 “GAAP” means generally accepted accounting principles in the United States. “Governmental Authority” means the government of the United States or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of or pertaining to government including any supra-national bodies (such as the European Union or the European Central Bank). “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof; (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof; (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. “Guaranteed Obligations” has the meaning assigned to such term in Section 10.01. “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law. “Improvements” means, with respect to any Mortgaged Property, all buildings, structures and other improvements now or hereafter existing, erected or placed on or under the Mortgaged Property, or in any way used in connection with the use, enjoyment, occupancy or operation of such Mortgaged Property or any portion thereof, and all fixtures of every kind and nature whatsoever now or hereafter owned by any of the Borrowers or the Subsidiaries and used or procured for use in connection with such Mortgaged Property. “Incremental Commitment Joinder Agreement” has the meaning assigned to such term in Section 2.10(a)(iii). “Incremental Commitment Request” has the meaning assigned to such term in Section 2.10(a)(ii).

21 WBD (US) 52391250 AMERICAS 108683049 “Incremental Commitments” means, individually or collectively as the context may require, Incremental Revolving Commitments and Incremental Term Commitments. “Incremental Equivalent Debt” means Indebtedness of the Loan Parties that is unsecured or secured by Liens on the Collateral that are either pari passu with or junior to the Liens of the Collateral Agent; provided that: (a) the amount of such Indebtedness could be established as Incremental Commitments under Section 2.10(a)(i); (b) such Indebtedness (i) shall result, upon the establishment thereof, solely to the extent incurred in reliance on Section 2.10(a)(i)(B)(1), in a dollar for dollar reduction of the amount of Incremental Commitments that may be established under Section 2.10(a)(i)(B)(1), (ii) shall not be secured by any assets that are not Collateral, and (iii) to the extent subordinate or secured, as applicable, be subject to a subordination or intercreditor agreement, as applicable, on then prevailing market terms and reasonably acceptable to the Administrative Agent; (c) before and immediately after giving effect to such Indebtedness, no Default or Event of Default shall have occurred and be continuing or would result from any such Incremental Equivalent Debt; provided that in the case of any Incremental Equivalent Debt, the proceeds of which are being used to finance a Limited Condition Acquisition, (i) the satisfaction of such condition shall be subject to Section 1.07, and (ii) no Event of Default under clause (a), (b), (h) or (i) of Article VII shall exist at the time of, or would result from, the incurrence of such Incremental Equivalent Debt; and (d) the terms and provisions of such Indebtedness shall (i) have a maturity date that is not earlier than the Maturity Date of the Term Loans (or if Incremental Revolving Commitments, the Revolving Loans); (ii) have a weighted average life to maturity that is no shorter than the weighted average life to maturity of the Term Loans (or if Incremental Revolving Commitments, the Revolving Loans); (iii) shall not have any mandatory prepayment or redemption features that could result in prepayments or redemptions of such Indebtedness prior to the Maturity Date of the Term Loans; and (iv) in the case of Indebtedness constituting term loans that are pari passu with the Obligations, be subject to “most favored nation” provisions substantially similar to those provided in Section 2.10(a)(v)(D). “Incremental Loans” means, individually or collectively as the context may require, Incremental Revolving Loans and Incremental Term Loans. “Incremental Revolving Commitments” has the meaning assigned to such term in Section 2.10(a)(i).

22 WBD (US) 52391250 AMERICAS 108683049 “Incremental Revolving Loans” has the meaning assigned to such term in Section 2.10(a)(i). “Incremental Term Commitments” has the meaning assigned to such term in Section 2.10(a)(i). “Incremental Term Loans” has the meaning assigned to such term in Section 2.10(a)(i). “Indebtedness” of any Person means, without duplication: (a) all obligations of such Person (i) for borrowed money or (ii) with respect to deposits or advances of any kind, in each case owed by such Person to a third Person; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person; (d) all obligations of such Person in respect of the deferred purchase price of property or services; (e) all Indebtedness of others secured by (or, if all conditions thereto have been satisfied, for which the holder of such Indebtedness has a contingent right to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; provided that the amount of Indebtedness of any Person pursuant to this paragraph (e) shall be deemed to equal the lesser of (i) the aggregate unpaid amount of such Indebtedness secured by such Lien and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith; (f) all Guarantees by such Person of Indebtedness of others; (g) all Capital Lease Obligations of such Person; (h) the principal components of all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty; (i) the principal components of all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; (j) obligations under any liquidated earn out, to the extent shown in the “Liabilities” section of the consolidated balance sheet of the Company; and (k) any other Off-Balance Sheet Liability.

23 WBD (US) 52391250 AMERICAS 108683049 The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Indebtedness shall exclude (i) accrued expenses and accounts and trade payables incurred in the ordinary course of business, (ii) liabilities with respect to Intercompany IRBs, (iii) reserves for deferred income taxes, (iv) endorsements for collection or deposit in the ordinary course of business and (v) any other indebtedness or portion thereof with respect to which and to the extent the trustee or other applicable depository in respect of such indebtedness holds cash or cash equivalents in an amount sufficient to repay the principal, and accrued interest on, such indebtedness, and the foregoing shall constitute a redemption or a complete defeasance of such indebtedness pursuant to the applicable agreement governing such indebtedness. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of a Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes. “Indemnitee” has the meaning assigned to such term in Section 9.03(b). “Information” has the meaning assigned to such term in Section 9.12. “Initial Term Lenders” means, as of any date of determination, Lenders having an Initial Term Loan Commitment or outstanding Initial Term Loans. “Initial Term Loan Commitment” means (a) as to any Lender, the aggregate commitment of such Lender to make Initial Term Loans as set forth in the Commitment Schedule or in the most recent Assignment and Assumption executed by such Lender, and (b) as to all Lenders, the aggregate commitment of all Lenders to make Initial Term Loans, which aggregate commitment shall equal $431,250,000 on the Effective Date. “Initial Term Loans” has the meaning assigned to such term in Section 2.01(b); provided that at the time of incurrence of any Delayed Draw Term Loans, such Delayed Draw Term Loans shall automatically be added to, and constitute a part of, the Initial Term Loans for all purposes of this Agreement and the other Loan Documents. “Intangible Assets” means assets of the Company on a consolidated basis that are considered to be intangible assets under GAAP, including customer lists, goodwill, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs. “Intercompany IRBs” means any industrial revenue bonds, notes, debentures or similar instruments issued by a Governmental Authority on behalf of the Company or a Subsidiary that are (a) owned exclusively by the Company or a Subsidiary and (b) subordinated to the repayment of the Secured Obligations on terms reasonably satisfactory to the Administrative Agent.

24 WBD (US) 52391250 AMERICAS 108683049 “Interest Coverage Ratio” means, on any date, the ratio of (a) EBITDA for the most recently ended Test Period to (b) Interest Expense for the most recently ended Test Period. “Interest Election Request” means a request, in substantially the form of Exhibit C, by the Borrower Representative to convert or continue a Borrowing, in each case in accordance with Section 2.08. “Interest Expense” means, with reference to any period, total interest expense (including that attributable to Capital Lease Obligations required to be capitalized in accordance with GAAP, the amortization of debt discounts, the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense and capitalized interest) of the Company on a consolidated basis for such period with respect to all outstanding Indebtedness of the Company on a consolidated basis (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period), all of the foregoing calculated on a consolidated basis for the Company for such period. “Interest Payment Date” means (a) with respect to any Base Rate Loan (including any Swingline Loan), (i) the second Business Day of each April, July, October and January of each year, and (ii) the Maturity Date; and (b) with respect to any Eurodollar Loan, (i) the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (ii) the Maturity Date. “Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as the Borrower Representative may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day; and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. “Inventory” has the meaning assigned to such term in the U.S. Security Agreement. “Investment” by any Person in any other Person means (a) any direct or indirect loan, advance or other extension of credit or capital contribution to or for the account of such other Person (by means of any transfer of cash or other property to any Person or any payment for

25 WBD (US) 52391250 AMERICAS 108683049 property or services for the account or use of any Person, or otherwise); (b) any direct or indirect purchase or other acquisition of any Equity Interests, bond, note, debenture or other debt or equity security or evidence of Indebtedness, or any other ownership interest (including the purchase price of any option, warrant or any other right to acquire any of the foregoing), issued by such other Person, whether or not such acquisition is from such or any other Person; (c) any direct or indirect payment by such Person on a Guarantee of any obligation of or for the account of such other Person or any direct or indirect issuance by such Person of such a Guarantee (provided that for purposes of Section 6.04, payments under Guarantees not exceeding the amount of the Investment attributable to the issuance of such Guarantee will not be deemed to result in an increase in the amount of such Investment); (d) any purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all assets of another Person or any assets of any other Person constituting a division or business unit (in each case, whether through purchase of assets, merger or otherwise); or (e) any other investment of cash or other property by such Person in or for the account of such other Person. Any repurchase by a Borrower of its own Equity Interests or Indebtedness shall not constitute an Investment for purposes of this Agreement. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such transfer or exchange. In addition, any determination of the amount of an Investment shall include all cash and non-cash consideration paid by or on behalf of such Person or any of its subsidiaries in connection with such Investment, including the fair market value of all Equity Interests issued or transferred to the sellers thereof, all indemnities, earnouts and other contingent payment obligations of such Person set forth in the “Liabilities” section of the balance sheet of such Person, and the aggregate amounts paid or to be paid under noncompete, consulting and similar agreements (other than agreements relating to the provision of services on terms at least as favorable to the Company or the Subsidiaries as would have been obtained if negotiated on an arms’-length basis with a third Person) with the sellers thereof, and all assumptions of Total Indebtedness in connection therewith. “IP Security Agreements” means any patent security agreement, trademark security agreement, copyright security agreement or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Secured Parties, on intellectual property of a Loan Party, including any such agreement delivered in connection with the Original Credit Agreement and/or U.S. Security Agreement and, in each case, any amendment, modification or supplement thereto. “Issuance Request” means a request, in substantially the form of Exhibit B, by the Borrower Representative for the issuance of a Letter of Credit. “Issuing Banks” means, individually or collectively as the context may require, CoBank and any other Lender proposed by the Borrower Representative that (i) agrees in its sole discretion to act as an Issuing Bank and (ii) is reasonably acceptable to the Administrative Agent,

26 WBD (US) 52391250 AMERICAS 108683049 each in its capacity as an issuer of Letters of Credit hereunder, and its successors and assigns in such capacity as provided in Section 2.06(i). Each such Issuing Bank, may, in its sole discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. “Joinder Agreement” has the meaning assigned to such term in Section 5.13(a). “LC Collateral Account” means, individually or collectively as the context may require, the U.S. LC Collateral Account and the Non-U.S. LC Collateral Account. “LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit. “LC Exposure” means, at any time, the sum of the Commercial LC Exposure and the Standby LC Exposure. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the aggregate LC Exposure at such time. “LCA Election” has the meaning assigned to such term in Section 1.07(a). “LCA Test Date” has the meaning assigned to such term in Section 1.07(a). “Lead Arrangers” means CoBank, BARCLAYS, BMO CAPITAL MARKETS CORP., COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, MIZUHO BANK, LTD., and ROYAL BANK OF CANADA, in their capacities as joint lead arrangers hereunder, and their successors and assigns in such capacity. “Lender Parties” means, individually or collectively as the context may require, the Agents, the Lenders and the Issuing Banks. “Lenders” means the Persons (other than the Borrowers) that are parties to this Agreement on the Effective Date and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender. “Letter of Credit” means any Commercial Letter of Credit or Standby Letter of Credit issued pursuant to this Agreement. “LIBO Rate” means, with respect to any Borrowing for any Interest Period, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in dollars with a term equivalent to such Interest Period as reported by Bloomberg Information Services (or any successor or substitute service comparable thereto, as determined by the Administrative Agent from time to time, that provides quotations of interest rates applicable to

27 WBD (US) 52391250 AMERICAS 108683049 dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that (a) in no event shall such rate be less than zero and (b) in the event that the Administrative Agent is not able to determine the LIBO Rate using such methodology, subject to Section 2.15, the Administrative Agent shall notify the Borrower Representative, and the Administrative Agent and the Borrower Representative will agree upon a substitute basis for obtaining such quotations. “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities (it being understood that a purchase and sale agreement or similar agreement in respect of Equity Interests shall not be considered a purchase option, call or similar right of a third party for purposes of this clause (c)). “Limited Condition Acquisition” means a Permitted Acquisition or other permitted Investment of the Borrowers or one or more of their respective Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third party financing. “Loan Documents” means this Agreement, any Notes issued pursuant to this Agreement, any Letters of Credit applications, the Collateral Documents, the U.S. Guaranty, the Bermuda Guaranty, any Subordination Agreement, the Fee Letter, the Reaffirmation Agreement and all other agreements, instruments, documents and certificates identified in or entered into pursuant to Section 4.01 or the other terms of this Agreement, in each case executed by or on behalf of any Loan Party and delivered to, or in favor of, the Administrative Agent or any other Lender Party in connection with any of the foregoing agreements, instruments and documents. “Loan Guarantor” means (a) with respect to the U.S. Secured Obligations, each U.S. Loan Guarantor; and (b) with respect to the Bermuda Secured Obligations, each Loan Party, and any other Person that becomes a Loan Guarantor pursuant to Section 5.13(a) and/or Section 9.02(e), but excluding any other Persons who from time to time cease to be Loan Guarantors hereunder pursuant to Section 9.02(f). “Loan Guaranty” means, individually or collectively as the context may require, the U.S. Guaranty and the Bermuda Guaranty. “Loan Parties” means, individually or collectively as the context may require, the U.S. Loan Parties and the Bermuda Loan Parties. “Loans” means the loans and advances made by the Lenders pursuant to this Agreement, including Swingline Loans.

28 WBD (US) 52391250 AMERICAS 108683049 “Lock Box Agreement” means, individually and collectively, each “Lock Box Agreement” referred to in the U.S. Security Agreement, and shall include each agreement delivered in connection with the Original Credit Agreement and U.S. Security Agreement. “Loss” has the meaning assigned to such term in Section 9.03(b). “Management Fees” means any management fees, consulting fees, advisory fees or other similar fees paid to the Parent Entity or any Affiliate thereof; provided that the term Management Fees shall not include costs and expenses of the Parent Entity incurred in connection with overhead services provided by the Parent Entity to the Company and the Subsidiaries. “Material Adverse Effect” means a material adverse effect on (a) the business, assets, property, operations or condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole; (b) the ability of the Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents to which they are party; or (c) the legality, validity, binding effect or enforceability against any Loan Party of the Loan Documents or the rights of, or benefits available to, the Administrative Agent or any other Lender Party under the Loan Documents. “Material Agreements” means, collectively, each agreement and contract to which any Loan Party is a party as of the Effective Date that, if terminated or breached, could reasonably be expected to result in a Material Adverse Effect. “Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and the Subsidiaries in an aggregate outstanding principal amount exceeding $25,000,000. For purposes of determining Material Indebtedness, the “obligations” of any Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time. “Material Subsidiary” means any Subsidiary of the Company that is a Domestic Subsidiary or a First-Tier Foreign DRE and (a) the portion of Consolidated Total Assets attributable, on a stand-alone basis, to such Subsidiary exceeds 5% of the Consolidated Total Assets as of the end of the most recently completed Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.01; or (b) the portion of EBITDA (after excluding all intercompany transactions) attributable, on a stand-alone basis, to such Subsidiary exceeds 5% of EBITDA as of the end of the most recently completed eight Fiscal Quarters for which financial statements have been delivered pursuant to Section 5.01; provided that (i) any Domestic Subsidiary or First-Tier Foreign DRE that directly or indirectly owns a Material Subsidiary shall itself be a Material Subsidiary and (ii) in the event that Domestic Subsidiaries or First-Tier Foreign DREs that would otherwise not be Material Subsidiaries shall in the aggregate account for a percentage in excess of 10% of the Consolidated Total Assets or 10% of EBITDA as of the end of and for the most recently completed Fiscal Quarter for which financial statements have

29 WBD (US) 52391250 AMERICAS 108683049 been delivered pursuant to Section 5.01, then one or more of such Subsidiaries designated by the Company (or, if the Company shall make no designation, one or more of such Subsidiaries in descending order based on their respective contributions to Consolidated Total Assets), shall be included as Material Subsidiaries to the extent necessary to eliminate such excess. “Maturity Date” means, (a) with respect to the Revolving Loans (including Swingline Loans), August 9, 2026 or any earlier date on which the Revolving Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof; and (b) with respect to the Term Loans, August 9, 2026. “Maximum Liability” has the meaning assigned to such term in Section 10.09. “Maximum Rate” has the meaning assigned to such term in Section 9.17. “Mexican Credit Facility” means, collectively, (a) that certain Credit Agreement, dated as of September 27, 2016, among PPC Mexico, the other borrower party thereto, the guarantors party thereto and Banco de Bajío S.A., institución de banca multiple; and (b) all other agreements, instruments, documents and certificates entered into by PPC Mexico and its subsidiaries in connection therewith, as such credit facility may be amended, restated, refinanced, renewed or replaced from time to time. “Mexican Holding Company” means any Mexican Subsidiary established to own, directly or indirectly, all of the Equity Interests of each other Mexican Subsidiary provided such Person does not own the Equity Interests of any other Subsidiary. “Mexican Subsidiary” means, individually or collectively as the context may require, (a) each Subsidiary organized under the laws of Mexico and (b) any Domestic Subsidiary with no material operations or assets other than Equity Interests of Subsidiaries organized under the laws of Mexico. “Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of all Issuing Banks with respect to Letters of Credit issued and outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and the Issuing Banks in their sole discretion. “Moody’s” means Moody’s Investors Service, Inc. “Mortgaged Property” means, initially, the real properties referred to on Schedule 4.01(n) and includes each other parcel of real property and improvements and leasehold interests thereto with respect to which a Mortgage is granted (or is required to be granted) pursuant to Section 5.13. “Mortgaged Property Requirements” means, with respect to each Mortgaged Property, each of the following, in form and substance reasonably satisfactory to the Administrative Agent:

30 WBD (US) 52391250 AMERICAS 108683049 (a) a Mortgage (or an amendment thereto to the extent that Administrative Agent reasonably requests such amendment) encumbering such Mortgaged Property in favor of the Administrative Agent, duly executed and acknowledged by each Loan Party that is the owner of or holder of any interest in such Mortgaged Property, and otherwise in form necessary for recording in the recording office of each applicable political subdivision where each such Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof in order to create in favor of the Administrative Agent (for the benefit of the Secured Parties) a valid, perfected first priority security interest and mortgage lien (subject to Permitted Liens) under Requirements of Law, and such UCC-1 financing statements and any other instruments as are, in the judgment of the Administrative Agent, necessary to create in favor of the Administrative Agent (for the benefit of the Secured Parties) a valid, perfected first priority security interest and mortgage lien (subject to Permitted Liens) under Requirements of Law; (b) to the extent not previously delivered to the Administrative Agent in connection with the Original Credit Agreement or otherwise, maps or plans of an as-built survey of the sites of such Mortgaged Property that are certified to the Administrative Agent and the Title Insurance Company by an independent land surveyor or engineer licensed to perform surveys in the State where such Mortgaged Property is located and reasonably satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plans and the surveys on which they are based shall be made in accordance with the most recent Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping and meeting the accuracy requirements as defined therein, including the requirement that there shall be surveyed and shown on such maps, plats or surveys the following: (A) a current “as-built” survey showing the location of any adjoining streets, easements (including the recording information with respect to all recorded instruments), the mean high water base line or other legal boundary lines of any adjoining bodies of water, fences, zoning or restriction setback lines, rights-of-way, utility lines to the points of connection and any encroachments; (B) all means of ingress and egress, the amount of acreage and square footage, the address of such Mortgaged Property, the legal description of such Mortgaged Property; (C) the location of all improvements as constructed on such Mortgaged Property; (D) the measured distances from the Improvements to the set back and specified distances from street or property lines in the event that deed restrictions, recorded plats or zoning ordinances require the same; (E) all courses and distances referred to in the legal description; and (F) the flood zone designation, if any, in which such Mortgaged Property is located. The legal description of such Mortgaged Property shall be shown on the face of each survey or affixed thereto. In addition, such maps, plats or surveys shall be sufficient for the Title Insurance Company to remove all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Property and issue the endorsements of the type required by paragraph (c) below. Notwithstanding the

31 WBD (US) 52391250 AMERICAS 108683049 foregoing, in the event that the applicable Loan Party has surveys in its possession that are in form sufficient to allow the Title Insurance Company to remove all standard survey exceptions from the title insurance policy (or commitment) relative to the applicable Mortgaged Property and issue the endorsements of the type required by paragraph (c) below (to the extent the same are available in the applicable jurisdiction), then the applicable Loan Party shall not be required to comply with the foregoing survey requirements relative to such Mortgaged Property; (c) a mortgagee’s title insurance policy (or policies) or endorsements to previous policies in favor of the Administrative Agent (to the extent that Administrative Agent reasonably requests such endorsements) that is issued by the Title Insurance Company in favor of the Administrative Agent and is in form and substance reasonably satisfactory to the Administrative Agent. Without limiting the foregoing, each such policy shall (A) be in an amount satisfactory to the Administrative Agent not to exceed the value of the Mortgaged Property covered thereby; (B) insure that the interests created by each Mortgage on the applicable Mortgaged Property creates in favor of the Administrative Agent (for the benefit of the Lender Parties) a valid, perfected first priority security interest and mortgage lien thereon (subject to Permitted Liens); (C) include a survey reading; (D) be in the form of ALTA 2006 Loan Policy (or equivalent policies to the extent available in the applicable jurisdiction); (E) contain such endorsements and affirmative coverages as the Administrative Agent may require, including without limitation (to the extent applicable with respect to such Mortgaged Property and available in the jurisdiction in which such Mortgaged Property is located), the following: aggregation or tie-in endorsement (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount); revolving credit endorsement; zoning endorsement; variable rate endorsement; survey endorsement; comprehensive endorsement; first loss and last dollar endorsements; access and entry coverage; location coverage; mineral rights, water rights and surface damage coverage; separate tax parcel endorsement; subdivision coverage; usury endorsement; doing business endorsement; subdivision endorsement; environmental protection lien endorsement; CLTA 119.2 endorsement; utility availability endorsement; contiguity coverage; waiver of arbitration endorsement; and such other endorsements as the Administrative Agent shall require in order to provide insurance against specific risks identified by the Administrative Agent in connection with such Mortgaged Property; and (F) be issued directly by the Title Insurance Company and with such co-insurance and reinsurance as may be required by the Administrative Agent. Notwithstanding the foregoing, no zoning endorsement will be required in the event that the applicable Loan Party obtains a property zoning report for such Mortgaged Property indicating that the Mortgaged Property is not in violation of the applicable zoning requirements. The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording and similar taxes, and all related expenses, if any, have been paid;

32 WBD (US) 52391250 AMERICAS 108683049 (d) such customary affidavits, certificates, information (including financial data) and instruments of indemnification (including so-called “gap” indemnification) as shall be required to induce the Title Insurance Company to issue the title policies and endorsements contemplated herein (and the Administrative Agent shall execute such documentation required by the applicable jurisdiction so that the Title Insurance Company may issue such title insurance policies and endorsements); (e) such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as necessary or required to consummate the transaction contemplated herein or as shall reasonably be deemed necessary by the Administrative Agent in order for the owner or holder of the fee or leasehold interest constituting such Mortgaged Property to grant the Lien contemplated by the applicable Mortgage with respect to such Mortgaged Property; (f) to the extent not previously delivered to the Administrative Agent in connection with the Original Credit Agreement or otherwise, a copy of all documents referred to, or listed as exceptions to title in, the title policy or policies referred to in paragraph (c) above; (g) to the extent not previously delivered to the Administrative Agent in connection with the Original Credit Agreement or otherwise, copies of all material leases, subleases, tenancies, occupancy agreements, rental agreements and other similar agreements related to possessory interest, if any, in which the applicable Loan Party holds the lessor’s interest thereunder; (h) to the extent not previously delivered to the Administrative Agent in connection with the Original Credit Agreement or otherwise, UCC-1 financing statements and other instruments relating to such Mortgaged Property naming each applicable Loan Party as the debtor and the Administrative Agent as the secured party, such UCC financing statements and instruments to be filed in the same recording office where the applicable Mortgage is filed and such other locations required by a Requirement of Law in order to perfect its first priority perfected security interest in such Mortgaged Property; (i) to the extent not previously delivered to the Administrative Agent in connection with the Original Credit Agreement, a zoning report prepared by the Planning and Zoning Resource Corporation, or a similar firm reasonably acceptable to the Administrative Agent, and issued in favor of the Administrative Agent stating that (A) such Mortgaged Property is zoned in a classification which permits its intended use and purpose; (B) there are no conditions on such Mortgaged Property that are not in compliance with such applicable zoning ordinances or that are not legally non-compliant; and (C) otherwise in form and substance satisfactory to the Administrative Agent;

33 WBD (US) 52391250 AMERICAS 108683049 (j) (i) with respect to any Mortgage executed in connection with this Agreement, a legal opinion of satisfactory local counsel admitted to practice in the State in which such Mortgaged Property is located, covering such matters as may be reasonably requested by the Administrative Agent; and (ii) with respect to any amendment to a Mortgage executed in connection with this Agreement, at the reasonable request of Administrative Agent, advice of satisfactory local counsel admitted to practice in the State in which such Mortgaged Property is located, covering mortgage tax issues and such other customary matters as may be reasonably requested by the Administrative Agent) (it being agreed that any counsel that issued an opinion with respect to the Original Credit Agreement or otherwise shall be deemed “satisfactory local counsel” for purposes hereof); and (k) such other approvals, opinions or documents as the Administrative Agent may request, each in form and substance reasonably satisfactory to the Administrative Agent. “Mortgages” means any mortgage, deed of trust or other agreement, in form reasonably satisfactory to the Administrative Agent, which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Secured Parties, on the real property and fixtures of a Loan Party described therein to secure the Secured Obligations, including each such agreement delivered in connection with the Original Credit Agreement. “Moy Park Acquisition” means the acquisition by the Moy Park Acquisition Sub of all of the Equity Interests of the Moy Park Target pursuant to the terms of the Moy Park Acquisition Agreement. “Moy Park Acquisition Agreement” means that certain Share Purchase Agreement by and among JBS S.A., the Company, the Moy Park Target and the Moy Park Acquisition Sub. “Moy Park Acquisition Sub” means the wholly owned Subsidiary of the Company that will acquire all of the Equity Interests of the Moy Park Target. “Moy Park Entities” means Ivory Investments Luxembourg Sàrl, Granite Holdings Sàrl and Moy Park Holdings (Europe) Limited, and each of their respective Subsidiaries. “Moy Park Target” means Granite Holdings Sàrl, an entity organized under the laws of Luxembourg and the owner of 100% of the Equity Interests of Moy Park Holdings (Europe) Limited.” “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA. “Net Income” means, for any period, the consolidated net income (or loss) of the Company, determined on a consolidated basis; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged

34 WBD (US) 52391250 AMERICAS 108683049 into or consolidated with the Company or any of the Subsidiaries; and (b) the income (or deficit) of any Person (other than a Subsidiary) in which the Company or any of the Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Company or such Subsidiary in the form of dividends or similar distributions. “Net Proceeds” means, with respect to any event, but only as and when received by the Company or any of the Subsidiaries, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments; net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) all out-of-pocket expenses reimbursed to Affiliates in connection with such event, (iii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event (it being understood that such amount shall include the amount of all distributions and other payments required to be made to minority equity holders by the recipient of such Net Proceeds as a result of such sale, transfer or disposition), and (iv) the amount of all Taxes paid or Tax Distributions (or reasonably estimated to be payable), including in connection with the grant, exercise, conversion or vesting of any award of Equity Interests of the Company, and the amount of any reserves reasonably established by the Company for the purpose of funding any liabilities that are incurred in connection with the disposition of any asset (including pension and other post-employment benefit obligations associated with such disposition) and contingent liabilities reasonably estimated to be payable, in each case during the Fiscal Year that such event occurred or the next succeeding Fiscal Year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer); provided that, to the extent that any such reserves are not utilized by the Company or the Subsidiaries to fund the applicable liabilities prior to the end of such succeeding Fiscal Year, the amount of such unutilized reserves shall constitute “Net Proceeds”. “Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d). “Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time. “Non-Paying Guarantor” has the meaning assigned to such term in Section 10.10. “Non-U.S. LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

35 WBD (US) 52391250 AMERICAS 108683049 “Notes” means, individually or collectively as the context may require, the Revolving Notes, the Swingline Notes and the Term Notes. “Obligated Party” has the meaning assigned to such term in Section 10.02. “Obligations” means, individually or collectively as the context may require, the U.S. Obligations and the Bermuda Obligations. “Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person as part of a factoring, securitization or similar transaction and not in connection with the compromise, settlement or collection thereof; or (b) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of any Indebtedness described in paragraph (a)(i) or (b) of the definition thereof, but which does not constitute a liability on the balance sheets of such Person (other than operating leases). “Original Closing Date” has the meaning set forth in the recitals to this Agreement. “Original Credit Agreement” has the meaning set forth in the recitals to this Agreement. “Original Lenders” has the meaning set forth in the recitals to this Agreement. “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.20). “PACA” means the Perishable Agricultural Commodities Act, 1930, 7 U.S.C. Section 499a et seq. “Parent Entity” means JBS S.A., a corporation (sociedade anonima) organized under the laws of the Federative Republic of Brazil or any direct or indirect wholly-owned subsidiary thereof. “Participant” has the meaning set forth in Section 9.04(c).

36 WBD (US) 52391250 AMERICAS 108683049 “Participant Register” has the meaning specified in Section 9.04(d). “Patriot Act” has the meaning assigned to such term in the definition of “Anti-Terrorism Laws”. “Paying Guarantor” has the meaning assigned to such term in Section 10.10. “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions. “Permitted Acquisition” means the purchase or other acquisition (whether by merger, amalgamation or otherwise) by the Company or any Subsidiary of Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person if, in the case of any purchase or other acquisition of Equity Interests in a Person, such Person, upon the consummation of such acquisition, will be a wholly-owned Subsidiary (including as a result of a merger or consolidation between any Subsidiary and such Person); provided that (a) all transactions related thereto are consummated in accordance with Section 5.07(a); and (b) the business of such Person, or such assets, as the case may be, constitute a business permitted under Section 6.03(b). “Permitted Factoring Program” means the sale of any Receivables and Related Assets in connection with a Factoring Program; provided that (a) the documents entered into by any Loan Party or its Subsidiary pursuant to a Factoring Program shall be on customary terms and condition and (b) all such sales shall be on a limited recourse basis and the purchase price shall be paid in cash to such Loan Party or its Subsidiary at the time of the sale. “Permitted Encumbrances” means: (a) Liens imposed by law for Taxes that are not yet due or are being contested or not paid in compliance with Section 5.04; (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04; (c) other than Liens imposed by ERISA, pledges and deposits made in the ordinary course of business (i) in compliance with workers’ compensation, unemployment insurance, health, disability or other employee benefits or social security legislation or property, casualty or liability insurance and other social security laws or retirement benefits or similar laws or regulations and (ii) in respect of letters of credit or bank guarantees that are posted to secure the payment of items in clause (i); (d) Liens granted and deposits and other investments made to secure (i) the performance of bids, contracts, leases, statutory obligations, surety bonds, appeal bonds,

37 WBD (US) 52391250 AMERICAS 108683049 performance bonds, bid bonds, customs bonds and other obligations of a like nature, in each case in the ordinary course of business and (ii) in respect of letters of credit or bank guarantees that are posted to secure the payment of items in clause (i); (e) Liens incurred to secure appeal bonds and judgment and attachment liens in respect of judgments; (f) easements, zoning restrictions, mineral reservations, rights-of-way, restrictions, encroachments, covenants, servitudes and similar encumbrances on real property customarily granted by similar situated property owners in the Borrowers’ industry or imposed by Requirements of Law or arising in the ordinary course of business that do not materially and adversely affect the use, value or enjoyment of the affected property as currently used by the applicable Loan Party or interfere with the ordinary conduct of business of any Borrower or any of the Subsidiaries in any material respect; (g) leases, subleases, licenses or sublicenses entered into by the Borrowers or the Subsidiaries or granted to third Persons by the Borrowers or the Subsidiaries in the ordinary course of business (including interests of any lessor, sublessor, licensee or sublicensee thereunder) that do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of any Borrower or any Subsidiary; (h) Liens of a collecting bank arising in the ordinary course of business and covering only items being collected upon and bankers’ liens, rights of setoff and other similar Liens on cash and investments on deposit in one or more accounts maintained by the Company or any of the Subsidiaries, in each case in the ordinary course of business, securing amounts owing to such bank with respect to cash management arrangements, including those involving pooled cash management and deposit accounts, and netting arrangements in respect of such accounts; provided that, to the extent required by the terms of the applicable Loan Documents, such bank shall have entered into a Deposit Account Control Agreement with the Administrative Agent with respect to any such accounts; and (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods. provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness for borrowed money. “Permitted Investments” means: (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the

38 WBD (US) 52391250 AMERICAS 108683049 extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof; (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-3 or better by S&P or P-3 or better by Moody’s; (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000 and which has, at the time of acquisition of the applicable certificate of deposit, banker’s acceptance or time deposit, (i) in the case of such investments maturing within 180 days from the date of acquisition thereof, short- term debt ratings of A-3 or better by S&P or P-3 or better by Moody’s, and (ii) in the case of such investments maturing later than 180 days (but in any event within one year) from the date of acquisition thereof, long-term debt ratings of BBB- or better by S&P or Baa3 or better by Moody’s; (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in paragraph (a) above and entered into with a financial institution satisfying the criteria described in paragraph (c) above; (e) direct obligations issued by any State of the United States or any political subdivision of such state or public instrumentality thereof maturing within one year and having, at the time of acquisition, a rating of at least BBB- or better by S&P or Baa3 or better by Moody’s; (f) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated BBB- or better by S&P or Baa3 or better by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and (g) in respect of any Foreign Subsidiary, (i) instruments equivalent to those Permitted Investments referred to in paragraphs (a) through (f) above that are denominated in local currencies other than dollars, which have a credit quality and tenor no less favorable than the credit quality and tenor of those Permitted Investments referred to in paragraphs (a) through (f) above and customarily used by Persons for short-term cash management purposes in the jurisdiction of the relevant Foreign Subsidiary, to the extent reasonably required in connection with any business conducted by such Foreign Subsidiary and (ii) in the case of PPC Mexico and its subsidiaries, (A) Certificados de la Tesorería de la Federación (Cetes) or Bonos de Desarrollo del Gobierno Federal (Bondes) issued by the government of México and maturing not more than 365 days after the acquisition thereof, (B) Investments in money market funds substantially all of whose

39 WBD (US) 52391250 AMERICAS 108683049 assets are comprised of securities of the types described in clauses (a) through (g), (C) demand deposit accounts with Mexican banks specified in clause (D) of this definition, maintained in the ordinary course of business, and (D) certificates of deposit, bank promissory notes and bankers’ acceptances denominated in Pesos, maturing not more than 365 days after the acquisition thereof and issued or guaranteed by any one of the four largest banks (based on assets as of the immediately preceding December 31) organized under the laws of México and which are not under intervention or controlled by the Instituto para la Protección al Ahorro Bancario or any successor thereto or any banking subsidiary of a foreign bank which has capital, surplus and undivided profits aggregating in excess of US$50,000,000, or the foreign currency equivalent thereof, and has outstanding debt which is rated “A,” or such similar equivalent rating, or higher by S&P or Moody’s. “Permitted Lien” means any Lien permitted under Section 6.02. “Permitted Subordinated Indebtedness” means any unsecured Indebtedness owing by the Loan Parties or the Subsidiaries at any time; provided that (a) such Indebtedness shall not require any scheduled payment of principal or mandatory prepayment or redemption at the option of the holder thereof prior to six months following the latest Maturity Date in effect on the date of the incurrence of such Indebtedness (provided that such Indebtedness may contain customary prepayment events requiring payment of principal if, both concurrently with and after giving effect to such payment under such Indebtedness, there are no Loans outstanding); (b) such Indebtedness is subordinated in right of payment and action to the Obligations pursuant to a Subordination Agreement; (c) such Indebtedness does not contain any financial performance covenants, is not cross defaulted to this Agreement and all thresholds, “baskets” and the equivalent set forth in the covenants and events of default therein (including change of control provisions) are less restrictive than the covenants and events of default contained in this Agreement and is otherwise on economic terms no less favorable to the Loan Parties and the Subsidiaries than could be obtained in an arm’s length transaction with an unaffiliated third party; and (d) both before and after giving effect to incurrence of such Indebtedness, no Default or Event of Default shall exist under this Agreement or result therefrom. “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA. “Platform” has the meaning assigned to such term in Section 9.01(d). “Pledged Subsidiary” has the meaning assigned to such term in Section 6.03(a)(v).

40 WBD (US) 52391250 AMERICAS 108683049 “PPC Mexico” means Avícola Pilgrim’s Pride de Mexico, S. A. de C.V, or any Mexican Holding Company. “PPC Refinancing” means the refinancing of the Loans (as defined in the Original Credit Agreement) under the Original Credit Agreement and reallocation of the Commitments (as defined in the Original Credit Agreement) of the Original Lenders thereunder as set forth on the Commitment Schedule. “Prepayment Event” means: (a) any sale, transfer or other disposition of any property or asset of any Loan Party described in Section 6.05(e), (g), (h) or (m); provided that the receipt of amounts from transactions described in this paragraph (a) shall constitute a Prepayment Event only to the extent such amounts exceed $25,000,000 in any Fiscal Year; or (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Loan Party with a fair value immediately prior to such event equal to or greater than $5,000,000; provided that the receipt of amounts from transactions described in this paragraph (b) shall constitute a Prepayment Event only to the extent such amounts exceed $25,000,000 in any Fiscal Year; or (c) the incurrence by any Loan Party of any Indebtedness, other than Indebtedness permitted under Section 6.01. “Prime Rate” means a variable rate of interest per annum equal to the “U.S. prime rate” as reported on such day in the Money Rates Section of the Eastern Edition of The Wall Street Journal, or if the Eastern Edition of The Wall Street Journal is not published on such day, such rate as last published in the Eastern Edition of The Wall Street Journal. In the event the Eastern Edition of The Wall Street Journal ceases to publish such rate or an equivalent on a regular basis, the term “Prime Rate” shall be determined on any day by reference to such other regularly published average prime rate for such date applicable to such commercial banks as is acceptable to the Administrative Agent in its reasonable discretion. Any change in Prime Rate shall be automatic, without the necessity of notice provided to the Company or any other Loan Party. “Pro Forma Basis” means, with respect to any test hereunder in connection with any event, that such test shall be calculated after giving effect on a pro forma basis for the period of such calculation to (a) such event as if it happened on the first day of such period (it being understood that with respect to any acquisition or disposition, any such adjustments (including cost savings that are reasonably acceptable to the Administrative Agent) shall be permitted solely to the extent they arise out of events which are directly attributable to the acquisition or the disposition, are factually supportable and are expected to have a continuing impact within 180 days after the date of such acquisition or disposition, and as certified by a Financial Officer of the Company); or (b) the incurrence of any Indebtedness by the Company or any Subsidiary and

41 WBD (US) 52391250 AMERICAS 108683049 any incurrence, repayment, issuance or redemption of other Indebtedness of the Company or any Subsidiary occurring at any time subsequent to the last day of the Test Period and on or prior to the date of determination, as if such incurrence, repayment, issuance or redemption, as the case may be, occurred on the first day of the Test Period. “PSA” means the Packers and Stockyard Act of 1921, 7 U.S.C. Section 181 et seq. “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “Puerto Rico Security Agreement” means that certain Pledge, Assignment and Security Agreement dated as of February 11, 2015, by and among the Bermuda Borrowers and the Administrative Agent (as successor-in-interest to Rabobank as administrative agent), for the benefit of the Secured Parties, as ratified and reaffirmed by the Bermuda Borrowers on the Effective Date pursuant to the Reaffirmation Agreement. “Qualified Securitization Facility” means any Securitization Facility (a) constituting a securitization financing facility that meets the following conditions: (i) the Company will have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and the applicable Subsidiary or Securitization Subsidiary, and (ii) all sales or contributions of Securitization Assets and related assets to the applicable Person or Securitization Subsidiary are made at fair market value (as determined in good faith by the Company); or (b) constituting a receivables financing facility. “Rabobank” means Coöperatieve Rabobank U.A., New York Branch (formerly known as Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch), in its individual capacity, and its successors. “Reaffirmation Agreement” means a reaffirmation agreement dated as of the Effective Date by and among the Loan Parties and the Administrative Agent, in form and substance acceptable to the Administrative Agent. “Receivables and Related Assets” means Accounts of a Customer owing to an Loan Party or its Subsidiary arising from a sale of Inventory or the rendering of services in the ordinary course of business, together with (a) all property subject thereto from time to time purporting to secure payment of such obligations, whether pursuant to the contract related to such obligations or otherwise, together with all financing statements describing any collateral securing such obligations; (b) all rights to payment of any interest, finance charges, freight charges and other obligations related thereto; (c) all supporting obligations, including but not limited to, all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such obligations whether pursuant to the contract related to such obligations or otherwise; (d) all contracts, chattel paper, instruments and other

42 WBD (US) 52391250 AMERICAS 108683049 documents, and other information relating to such obligations; and (e) collections and proceeds with respect to the foregoing. “Recipient” means (a) any Agent, (b) any Lender or (c) any Issuing Bank, as applicable. “Redomestication” has the meaning assigned to such term in Section 6.03(a)(vii). “Register” has the meaning assigned to such term in Section 9.04(b)(iv). “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates. “Required Lenders” means, at any time, Lenders having (or, in the case of Voting Participants, holding participations in) Credit Exposure and unused Commitments representing more than 50% of the sum of the Aggregate Credit Exposure and unused Commitments at such time. For purposes of this definition, the Credit Exposure and unused Commitments of each Lender shall be reduced by the amount thereof that is allocated to Voting Participants. The Commitment and Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time. “Required Revolving Lenders” means, at any time, Revolving Lenders having (or, in the case of Voting Participants, holding participations in) Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the Aggregate Revolving Exposure and unused Revolving Commitments at such time. For purposes of this definition, the Revolving Exposure and unused Revolving Commitments of each Revolving Lender shall be reduced by the amount thereof that is allocated to Voting Participants. The unused Revolving Commitment and Revolving Exposure of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time. “Requirement of Law” means, as to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company.

43 WBD (US) 52391250 AMERICAS 108683049 “Restructuring Charges” means any asset impairment charges, lease termination costs, severance costs, facility shutdown costs, write-offs and write-downs of Intangible Assets and other related restructuring charges related to or associated with a permanent reduction in capacity, closure of plants or facilities, cut-backs or plant closures or a significant reconfiguration of a facility. “Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Sections 2.09 and 2.10, respectively, and (b) assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on the Commitment Schedule or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The aggregate amount of the Lenders’ Revolving Commitments as of the Effective Date is $800,000,000. “Revolving Exposure” means, with respect to any Lender at any time, the sum (without duplication) of (a) the outstanding principal amount of Revolving Loans of such Lender at such time, plus (b) the Swingline Exposure of such Lender at such time, plus (c) the LC Exposure of such Lender at such time. “Revolving Lender” means, as of any date of determination, a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure. “Revolving Loans” means the Revolving Loans extended by the Revolving Lenders to the Borrowers pursuant to Section 2.01(a) and Section 2.10. “Revolving Note” means a promissory note of the Borrowers that is payable to any Revolving Lender, in substantially the form of Exhibit E-1, evidencing the aggregate Indebtedness of the Borrowers to such Revolving Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof. “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. “Sanctioned Person” has the meaning assigned to such term in Section 3.20. “Sanctions” means any sanctions administered by or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Netherlands, or other relevant sanctions authority.

44 WBD (US) 52391250 AMERICAS 108683049 “SEC” means the Securities and Exchange Commission. “Secured Obligations” means, individually or collectively as the context may require, the U.S. Secured Obligations and the Bermuda Secured Obligations. “Secured Parties” means, individually or collectively as the context may require, each of the Lender Parties and each Bank Product Provider. “Secured Swap Agreement” means any Swap Agreement with a Lender or an Affiliate of a Lender at the time of entering into such Swap Agreement that constitutes a “swap” within the meaning of Section 1(a)(47) of the Commodity Exchange Act. “Securitization Assets” means (a) the accounts receivable, royalty or other revenue streams and other rights to payment and other assets related thereto subject to a Qualified Securitization Facility and the proceeds thereof; and (b) contract rights, lockbox accounts and records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in a securitization financing. “Securitization Facility” means any transaction or series of securitization financings that may be entered into by the Borrowers or any Subsidiary pursuant to which such Borrower or any such Subsidiary may sell, convey or otherwise transfer, or may grant a security interest in, Securitization Assets to either (a) a Person that is not a Borrower or a Subsidiary or (b) a Securitization Subsidiary that in turn sells such Securitization Assets to a Person that is not a Borrower or a Subsidiary, or may grant a security interest in, any Securitization Assets of a Borrower or any of their Subsidiaries. “Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid to a Person that is not a Securitization Subsidiary in connection with, any Qualified Securitization Facility. “Securitization Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in, one or more Qualified Securitization Facilities and other activities reasonably related thereto. “Security Agreements” means, individually or collectively as the context may require, the U.S. Security Agreement, the Bermuda Pledge Agreement, the Bermuda Security Agreement and the Puerto Rico Security Agreement. “Senior Secured Indebtedness” means, at any date, the aggregate principal amount of all Indebtedness (other than unsecured Indebtedness) of the Company at such date, determined on a consolidated basis, to the extent required to be reflected in the “Liabilities” section of the consolidated balance sheet of the Company (it being understood that all current intercompany liabilities shall be excluded whether shown on the consolidated balance sheet or excluded therefrom on a net basis).

45 WBD (US) 52391250 AMERICAS 108683049 “Senior Secured Net Leverage Ratio” means, on any date, the ratio of (a) Senior Secured Indebtedness on such date, minus the aggregate amount of cash and Permitted Investments of the Company and its Subsidiaries on such date (it being understood that, for purposes of determining whether the incurrence of certain Indebtedness complies with or satisfies any applicable condition hereunder in respect of the Senior Secured Net Leverage Ratio, the cash proceeds of such Indebtedness shall be disregarded for purposes of calculating the Senior Secured Net Leverage Ratio solely for such purpose) to (b) EBITDA for the Test Period then most recently ended. “Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Company as of such date; provided that charges in an amount not to exceed $25,000,000 in any Fiscal Year for non-cash losses related to non-recurring items shall be excluded from the calculation of shareholders’ equity of the Company. “Standby LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Standby Letters of Credit at such time, plus (b) the aggregate amount of all LC Disbursements relating to Standby Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time. The Standby LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the aggregate Standby LC Exposure at such time. “Standby Letter of Credit” means any Letter of Credit other than a Commercial Letter of Credit. “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions, or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. “Subject Loan Party” has the meaning assigned to such term in Section 6.03(a)(vi)(B). “Subject Transaction” means, with respect to any Test Period, (a) the Transactions, (b) any Permitted Acquisition or the making of other Investments not prohibited by this Agreement, (c) any disposition of all or substantially all of the assets or stock of a Subsidiary (or any business unit, line of business or division of a Borrower or a Restricted Subsidiary) not prohibited by this Agreement, (d) the implementation of any cost savings, (f) the making of any Restricted Payment not prohibited by this Agreement, (g) any incurrence or repayment,

46 WBD (US) 52391250 AMERICAS 108683049 retirement, redemption, satisfaction and discharge or defeasance of Indebtedness (excluding the Revolving Loans and Indebtedness incurred for working capital purposes) not prohibited by this Agreement or (h) any other event that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis. “Subordination Agreement” means, individually and collectively as the context may require, all subordination agreements executed by a holder of any Permitted Subordinated Indebtedness, the Loan Parties and the Administrative Agent from time to time, in form and substance reasonably satisfactory to the Administrative Agent. “subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the voting power general partnership interests) are, as of such date, owned, controlled or held; or (b) in which, as of such date, the parent is the controlling general partner or otherwise possesses the ability (without the consent of any other Person but giving effect to any contractual arrangements with third Persons) to control at least a majority of the directors (or the functional equivalent) of such Person (whether by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent). “Subsidiary” means any direct or indirect subsidiary of the Company or a Loan Party, as applicable; provided that notwithstanding the foregoing, in no event will any Securitization Subsidiary be considered a Subsidiary for purposes of Article VII. “Successor Company” has the meaning assigned to such term in Section 6.03(a)(vi)(B)(2). “Supported Loan Guarantor” means, at any time, a Loan Guarantor that, at such time, is not an “eligible contract participant” as defined in Section 1a(18) of the Commodity Exchange Act and related regulations of the Commodities Futures Trading Commission, except by virtue of the support of the ECP Loan Guarantors under Section 11.08. “Swap Agreement” means any agreement or exchange-traded transaction with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by present or former directors, officers, employees, members of management or consultants of the Company or any of the Subsidiaries (or the estate, heirs, family members, spouse, or former spouse of any of the foregoing) shall be a Swap Agreement.

47 WBD (US) 52391250 AMERICAS 108683049 “Swap Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements; and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction. “Swingline Exposure” means, at any time, the sum of the aggregate outstanding Swingline Loans at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the aggregate Swingline Exposure at such time. “Swingline Lender” means CoBank in its capacity as lender of Swingline Loans hereunder. “Swingline Loan” means a Loan made pursuant to Section 2.05. “Swingline Note” means a promissory note of the Borrowers that is payable to the Swingline Lender, in substantially the form of Exhibit E-2, evidencing the aggregate Indebtedness of the Borrowers to the Swingline Lender resulting from outstanding Swingline Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof. “Tax Distribution” means, with respect to any Person, any dividend or other distribution to any direct or indirect member of an affiliated group that files a consolidated U.S. Federal tax return with such Person, in accordance with one of the tax sharing agreements set forth on Schedule 1.01 or any other tax sharing agreement or similar arrangement in each case in an amount not in excess of the amount that such Person (or such Person and its subsidiaries) would have been required to pay in respect of Federal, State or local Taxes, as the case may be, in respect of such year if such Person had paid such Taxes directly as a stand-alone taxpayer (or on behalf of a stand-alone group). “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term Exposure” means, with respect to any Lender at any time, the outstanding principal amount of Term Loans of such Lender at such time. “Term Lenders” means, as of any date of determination, Lenders having a Term Loan Commitment or outstanding Term Loans. “Term Loan Commitment” means, individually or collectively as the context may require, (a) the Initial Term Loan Commitments, (b) the Delayed Draw Term Loan Commitments and (c) any other commitment by the Term Lenders to make term loans to the Borrowers pursuant to Section 2.10.

48 WBD (US) 52391250 AMERICAS 108683049 “Term Loans” means, individually or collectively as the context may require, (a) the Initial Term Loans (which shall include the Delayed Draw Term Loans once funded) and (b) any other term loans extended by the Term Lenders to the Borrowers pursuant to Section 2.10. “Term Note” means a promissory note of the Borrowers that is payable to any Term Lender, in substantially the form of Exhibit E-3, evidencing the aggregate Indebtedness of the Borrowers to such Term Lender resulting from outstanding Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof. “Test Period” means, as of any date of determination, the most recently ended four-Fiscal Quarter period for which financial statements have been (or are required to have been) delivered to the Administrative Agent pursuant to Section 5.01(a) or 5.01(b), as applicable. “Title Insurance Company” means Chicago Title Insurance Company or any other nationally reputable title insurance company that is retained by the Borrowers and is reasonably acceptable to the Administrative Agent. “To-Ricos” means To-Ricos, Ltd., a Bermuda company. “To-Ricos Distribution” means To-Ricos Distribution, Ltd., a Bermuda company. “Total Indebtedness” means, at any date, the aggregate principal amount of all Indebtedness of the Company at such date, determined on a consolidated basis, to the extent required to be reflected in the “Liabilities” section of the consolidated balance sheet of the Company (it being understood that all current intercompany liabilities shall be excluded whether shown on the consolidated balance sheet or excluded therefrom on a net basis). “Total Net Leverage Ratio” means, on any date, the ratio of (a) Total Indebtedness on such date, minus the aggregate amount of cash and Permitted Investments of the Company and its Subsidiaries on such date (it being understood that, for purposes of determining whether the incurrence of certain Indebtedness complies with or satisfies any applicable condition hereunder in respect of the Total Net Leverage Ratio, the cash proceeds of such Indebtedness shall be disregarded for purposes of calculating the Total Net Leverage Ratio solely for such purpose) to (b) EBITDA for the Test Period then most recently ended. “Transactions” means, collectively, the execution, delivery and performance by the Borrowers of this Agreement, the initial borrowing of Loans and other credit extensions on the Effective Date, the use of the proceeds thereof, the PPC Refinancing, and the issuance of Letters of Credit hereunder. “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Base Rate.

49 WBD (US) 52391250 AMERICAS 108683049 “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests. “UK/EU Entities” means any Subsidiary organized under the laws of (i) the United Kingdom or (ii) any country in Europe (including any country that is a member of the European Union). “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Undisclosed Administration” means, in relation to any solvent Person, the precautionary appointment of an administrator, conservator, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Person is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed. “United States” or “U.S.” means the United States. “U.S. Borrower” means any Borrower that is a U.S. Person. “U.S. Guaranty” means Article X of this Agreement. “U.S. LC Collateral Account” has the meaning assigned to such term in Section 2.06(j). “U.S. Loan Guarantor” means, individually or collectively as the context may require, each Person (other than the Company and any Bermuda Loan Party) that guarantees the payment of the Guaranteed Obligations pursuant to Article X hereof and any other Person that becomes a U.S. Loan Guarantor pursuant to Section 5.13(a) and any other U.S. Persons from time to time becoming U.S. Loan Guarantors hereunder pursuant to Section 9.02(e), but excluding any U.S. Persons who from time to time cease to be U.S. Loan Guarantors hereunder pursuant to Section 9.02(f). “U.S. Loan Parties” means the Company and the U.S. Loan Guarantors and their successors and assigns. “U.S. Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements,

50 WBD (US) 52391250 AMERICAS 108683049 indemnities and other obligations of the U.S. Loan Parties to the Lenders or to any Lender, the Agents, any Issuing Bank with respect to a Letter of Credit or any indemnified party arising under the Loan Documents. “U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code. “U.S. Secured Obligations” means (a) all U.S. Obligations, and (b) all Bank Product Obligations of the U.S. Loan Parties; provided that the “Bank Product Obligations” of a U.S. Loan Party shall exclude any Excluded Swap Obligations with respect to such U.S. Loan Party. “U.S. Security Agreement” means that certain U.S. Pledge and Security Agreement dated as of February 11, 2015 by and among the U.S. Loan Parties and the Administrative Agent (as successor-in-interest to Rabobank as administrative agent), for the benefit of the Secured Parties as ratified and reaffirmed by the U.S. Loan Parties on the Effective Date pursuant to the Reaffirmation Agreement, and any other pledge or security agreement entered into, after the Effective Date by any other U.S. Loan Party (as required by this Agreement or any other Loan Document), or any other Person. “U.S. Tax Compliance Certificate” has the meaning specified in Section 2.18(g). “Voting Participant” has the meaning assigned to such term in Section 9.04(f). “Voting Participant Notification” has the meaning assigned to such term in Section 9.04(f). “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA. “Withholding Agent” means any Loan Party and the Administrative Agent. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write- down and conversion powers are described in the EU Bail-In Legislation Schedule; and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

51 WBD (US) 52391250 AMERICAS 108683049 SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”). SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as amended, restated, amended and restated, or otherwise modified from time to time (subject to any restrictions on such amendments, restatements, amendments and restatements or other modifications set forth herein); (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, to the extent such successors and assigns are permitted hereunder and under the other Loan Documents; (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement; (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights; and (f) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, together with all rules, regulations and interpretations thereunder or related thereto. A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived by the Administrative Agent pursuant to this Agreement or, in the case of a Default, is cured (i) within any period of cure expressly provided for in this Agreement (in the case of any Default occurring other than pursuant to paragraph (f), (g) or (k) of Article VII) or (ii) prior to time that any Lender Party exercises any remedies under any Loan Document (in the case of any Default or Event of Default occurring pursuant to paragraph (f), (g) or (k) of Article VII); provided that the Borrower Representative may exercise its right to cure any such Default or Event of Default only if it has provided notice of such Default to the Administrative Agent to the extent required pursuant to Section 5.02(a); and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived by the Administrative Agent. SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that (a) all determinations of whether the

52 WBD (US) 52391250 AMERICAS 108683049 Borrowers are in compliance with the covenants set forth in Sections 6.12 and 6.13 shall be made in accordance with GAAP consistently applied in accordance with the financial statements for the fiscal year of the Company ended December 31, 2020 and (b) if the Borrower Representative notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to reflect the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower Representative that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then the Borrower and the Administrative Agent shall negotiate in good faith to amend such covenant and related definitions (subject to the approval of the Required Lenders) to preserve the original intent thereof in light of such changes in GAAP or in the application thereof; provided that such provision shall be interpreted on the basis of GAAP in accordance with clause (a) above until such notice shall have been withdrawn or such provision shall have been amended in accordance herewith. Notwithstanding the foregoing, all financial statements delivered hereunder shall be prepared, and all financial covenants herein shall be calculated, without giving effect to any election under Statement of Accounting Financial Standards 159 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof. For the avoidance of doubt, (i) notwithstanding any change in GAAP after December 31, 2018 that would require lease obligations that would be treated as operating leases as of December 31, 2018 to be classified and accounted for as Capital Lease Obligations or otherwise reflected on the Borrowers’ consolidated balance sheet, such obligations shall continue to be excluded from the definition of “Indebtedness”; and (ii) any lease that was entered into after the date of this Agreement that would have been considered an operating lease for all purposes under this Agreement and the other Loan Documents, and obligations in respect thereof, shall be excluded from the definition of “Indebtedness”. SECTION 1.05. Timing of Payment or Performance. Except as set forth in the proviso to the definition of “Interest Period”, when the payment of any obligation or performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and, in respect of payment, such extension of time shall be reflected in computing interest or fees, as the case may be. SECTION 1.06. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person; and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time. SECTION 1.07. Limited Condition Acquisitions. In connection with any action being taken solely in connection with a Limited Condition Acquisition, for purposes of (a) determining

53 WBD (US) 52391250 AMERICAS 108683049 compliance with any provision of this Agreement which requires the calculation of the Total Net Leverage Ratio, the Senior Secured Net Leverage Ratio or the Interest Coverage Ratio; (b) determining the accuracy of representations and warranties and/or whether a Default or Event of Default shall have occurred and be continuing; or (c) testing availability under baskets set forth in this Agreement, in each case, the date of determination of whether any such action shall be permitted hereunder shall be at the election of the Company (the Company’s election in connection with any Limited Condition Acquisition, an “LCA Election”) either the date the definitive agreements for such Limited Condition Acquisition are entered into or the date a binding letter of intent for such Limited Condition Acquisition is entered into (or, if so elected by the Company, the date on which notice with respect to such Limited Condition Acquisition is given) (either, as applicable, the “LCA Test Date”) and if, after giving effect on a Pro Forma Basis to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent Test Period ending prior to the LCA Test Date, the Company could have taken such action on the relevant LCA Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with, provided that in the case of an LCA Election with respect to a binding letter of intent, in the event that the relevant Limited Condition Acquisition is not consummated on the terms contemplated by the relevant binding letter of intent, or such irrevocable notice is rescinded, as applicable, appropriate adjustment for the terms of the actual consummation (or non- consummation) of such Limited Condition Acquisition shall be given effect on a Pro Forma Basis in future periods. For the avoidance of doubt, if the Company has made an LCA Election and any of the ratios or baskets for which compliance was determined or tested as of the LCA Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in EBITDA or Consolidated Tangible Assets of the Borrowers or the Person subject to such Limited Condition Acquisition, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Company has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio or basket availability with respect to the incurrence of Indebtedness or Liens, or the making of Restricted Payments, mergers, consolidations or amalgamations, the conveyance, lease or other transfer of all or substantially all of the assets of the Borrowers or the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness on or following the relevant LCA Test Date and prior to the earlier of (i) the date on which such Limited Condition Acquisition is consummated or (ii) the date that the definitive agreement or letter of intent for such Limited Condition Acquisition is terminated or expires or such irrevocable notice is rescinded, as applicable, without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated. SECTION 1.08. Pro Forma Calculations and Adjustments.

54 WBD (US) 52391250 AMERICAS 108683049 (a) For purposes of calculating the compliance of any transaction with any provision hereof that requires such compliance to be on a “Pro Forma Basis”, such transaction shall be deemed to have occurred as of the first day of the most recent period of four consecutive Fiscal Quarters which precedes or ends on the date of such transaction and for which financial statements have been delivered pursuant to Section 5.01(a) or Section 5.01(b). (b) Notwithstanding anything to the contrary in this Agreement, all financial ratios and tests contained in this Agreement that are calculated with respect to any Test Period during which any Subject Transaction occurs, in each case, shall be calculated on a Pro Forma Basis with respect to each such Subject Transaction occurring during such Test Period and subject to clause (c) below. (c) If since the beginning of any such Test Period and on or prior to the date of any required calculation of any financial ratio or test any Subject Transaction has occurred, then, in each case, any applicable financial ratio or test shall be calculated on a Pro Forma Basis for such Test Period as if such Subject Transaction had occurred at the beginning of the Test Period; provided that notwithstanding anything to the contrary in this clause (c), when calculating the applicable ratio for purposes of (a) the definition of “Applicable Rate” and (b) the financial covenants in Sections 6.12 and 6.13 (other than for the purpose of determining pro forma compliance with such financial covenants), the Subject Transactions that occurred subsequent to the end of the Test Period shall not be given pro forma effect. ARTICLE II THE CREDITS SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, (a) each Revolving Lender, severally and not jointly, agrees to make Revolving Loans to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment or (ii) the Aggregate Revolving Exposure exceeding the aggregate Revolving Commitments; (b) each Initial Term Lender, severally and not jointly, agrees to make term loans (collectively, the “Initial Term Loans”) to the Borrowers on the Effective Date, in an amount not to exceed each such Initial Term Lender’s Initial Term Loan Commitment; and (c) prior to the Delayed Draw Termination Date, each Delayed Draw Term Lender, severally and not jointly, agrees to make term loans (collectively, the “Delayed Draw Term Loans”) to the Borrowers on each Delayed Draw Funding Date, in an aggregate amount not to exceed each such Delayed Draw Term Lender’s Delayed Draw Term Loan Commitment. Notwithstanding anything to the contrary contained herein, and immediately after giving effect to the incurrence of such Delayed Draw Term Loans, the outstanding principal amount of such Delayed Draw Term Loans shall be automatically deemed to constitute Initial Term Loans thereafter for all purposes of this Agreement and the other applicable Loan Documents; it being understood and agreed that such

55 WBD (US) 52391250 AMERICAS 108683049 outstanding Delayed Draw Term Loans shall be added to (and form part of) each then outstanding borrowing of Initial Term Loans on a pro rata basis (based on the relative sizes of the various outstanding borrowings), so that each Term Loan Lender that holds outstanding Term Loans and such Delayed Draw Term Loans will participate proportionately in each then outstanding borrowing of Initial Term Loans (after giving effect to the conversion pursuant to this sentence). Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans. Amounts repaid in respect of the Term Loans may not be reborrowed. SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05. The Term Loans shall amortize as set forth in Section 2.11. (b) Subject to Section 2.14, (i) each Borrowing of Revolving Loans shall be comprised entirely of Base Rate Loans or Eurodollar Loans and (ii) any portion of the Term Loans may be comprised of Base Rate Loans or Eurodollar Loans, in each case as the Borrower Representative may request in accordance herewith; provided that unless the Administrative Agent receives a funding indemnity letter from Borrower Representative in form and substance satisfactory to the Administrative Agent at least three Business Days prior to the Effective Date, all Borrowings made on the Effective Date must be made as Base Rate Borrowings but may be converted into Eurodollar Borrowings in accordance with Section 2.08. Each Swingline Loan shall be a Base Rate Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement. (c) Subject to Section 2.01(b), at the commencement of each Interest Period for any Borrowing of a Eurodollar Revolving Loan, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Subject to Section 2.01(b), at the time that any Borrowing of a Base Rate Revolving Loan is made, converted or continued, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that each Borrowing of a Base Rate Revolving Loan may be in an aggregate amount that is equal to the entire unused balance of the aggregate Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) or the repayment of a Swingline Loan as contemplated by Section 2.05(c). Each Swingline Loan shall be in any amount requested by the Borrower Representative. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 Eurodollar Borrowings outstanding.

56 WBD (US) 52391250 AMERICAS 108683049 (d) Notwithstanding any other provision of this Agreement, the Borrower Representative shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date. SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower Representative shall notify the Administrative Agent of such request in a written Borrowing Request signed by the Borrower Representative and delivered by electronic mail or facsimile (a) in the case of a Eurodollar Borrowing, not later than 10:00 a.m., Denver, Colorado time, three Business Days before the date of the proposed Borrowing; or (b) in the case of a Base Rate Borrowing, not later than 10:00 a.m., Denver, Colorado time, on the date of the proposed Borrowing. Each Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.01: (i) the name of the applicable Borrower; (ii) the aggregate amount of the requested Borrowing and a breakdown of the separate wires comprising such Borrowing; (iii) the date of such Borrowing, which shall be a Business Day; (iv) whether such Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto and the last day of such Interest Period, which shall be a period contemplated by the definition of the term “Interest Period”. If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the applicable Borrower(s) shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing. SECTION 2.04. [Reserved]. SECTION 2.05. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrowers, from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $80,000,000 or (ii) the sum of the Aggregate Revolving Exposure exceeding the aggregate Revolving Commitments, both before and immediately after giving effect to such Swingline Loan; provided that the Swingline Lender shall not be required to make a Swingline

57 WBD (US) 52391250 AMERICAS 108683049 Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans. (b) To request a Swingline Loan, the Borrower Representative shall notify the Administrative Agent of such request by electronic mail or facsimile, not later than 2:00 p.m., Denver, Colorado time (or such shorter time period as may be acceptable to the Administrative Agent in its sole discretion), on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower Representative. The Swingline Lender shall make each Swingline Loan available to the Borrowers by means of a credit to the Funding Account(s) (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the applicable Issuing Bank). (c) Upon the making of a Swingline Loan (whether before or after the occurrence of a Default or Event of Default and regardless of whether any Revolving Lender is then required to fund its Applicable Percentage of the Swingline Exposure pursuant to Section 2.05(d)), each Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swingline Lender or the Administrative Agent, as the case may be, without recourse or warranty, an undivided interest and participation in such Swingline Loan in proportion to its Applicable Percentage of the Revolving Commitment. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Swingline Loans is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Swingline Loan or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitment, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. The Swingline Lender or the Administrative Agent may, at any time, require the Revolving Lenders to fund their participations. From and after the date, if any, on which any Revolving Lender is required to fund its participation in any Swingline Loan purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Loan. (d) Promptly following (i) notice by the Administrative Agent to any Revolving Lender of the occurrence of any Event of Default or (ii) any request therefor (which request the Swingline Lender may make from time to time in its sole and absolute discretion) by the Swingline Lender to the Administrative Agent (which request the Administrative Agent shall promptly forward to each Revolving Lender), each Revolving Lender shall make a Revolving Loan in a principal amount equal to such Revolving Lender’s Applicable Percentage of the Swingline Exposure then outstanding. Each

58 WBD (US) 52391250 AMERICAS 108683049 Revolving Lender receiving any such notice or request shall wire transfer, at or before 2:00 p.m., Denver, Colorado time, on the Business Day that it receives such notice or request immediately available funds in an amount equal to such Revolving Lender’s Applicable Percentage of the Swingline Exposure specified in such notice or request to the account of the Administrative Agent most recently designated for such purpose by notice to the Revolving Lenders, and the Administrative Agent shall promptly pay over such amounts to the Swingline Lender for application to the outstanding Swingline Loans; provided that if any such notice or request is received by a Revolving Lender after 12:00 noon, Denver, Colorado time, on any Business Day, such amounts shall not be required to be so wire transferred until 2:00 p.m., Denver, Colorado time, on the next following Business Day. SECTION 2.06. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower Representative may request the issuance of Letters of Credit for its own account or for the account of another Borrower, pursuant to a written Issuance Request, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Issuance Request, form of letter of credit application or other agreement submitted by the Borrowers to, or entered into by the Borrowers with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower Representative shall deliver via electronic mail or facsimile to the Issuing Bank that it may request issue the applicable Letter of Credit and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a written Issuance Request. Each such written Issuance Request shall specify the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. It is understood that the reinstatement of all or a portion of a Letter of Credit in accordance with the terms thereof following a drawing thereunder shall not constitute an amendment, renewal or extension of such Letter of Credit. If requested by the applicable Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. No Issuing Bank shall agree to issue, amend, renew or extend a Letter of Credit if, after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall exceed $125,000,000, (ii) the Aggregate Revolving Exposure shall exceed the aggregate Revolving Commitments, or (iii) the conditions set forth in Section 4.02 have not been satisfied. (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such

59 WBD (US) 52391250 AMERICAS 108683049 Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date with respect to the Revolving Loans; provided that any Letter of Credit with a one- year tenor may provide for the renewal thereof for additional one-year periods (which shall not in any event extend beyond the date that is five Business Days prior to the Maturity Date with respect to the Revolving Loans) under customary “evergreen” provisions. (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any Issuing Bank or the Revolving Lenders, the applicable Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. (e) Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrowers shall, subject to the terms hereof, reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 10:00 a.m., Denver, Colorado time, on the Business Day that the Borrower Representative receives notice of such LC Disbursement, if such notice is received prior to 8:00 a.m., Denver, Colorado time, on such Business Day (or, if the Borrower Representative receives notice of such LC Disbursement after 8:00 a.m., Denver, Colorado time, on any Business Day, by 10:00 a.m., Denver, Colorado time, on the next following Business Day); provided that the Borrower Representative may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with a Base Rate Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting Base Rate Revolving Borrowing or Swingline Loan (or applicable portion thereof). If the Borrowers fail to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof and such Lender’s Applicable

60 WBD (US) 52391250 AMERICAS 108683049 Percentage thereof, and the Bermuda Borrowers shall have no obligation to reimburse any Person with respect to any LC Disbursement in respect of a Letter of Credit that does not constitute a Bermuda Obligation. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrowers, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the applicable Issuing Bank, then to such Revolving Lenders and the applicable Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the applicable Issuing Bank for any LC Disbursement (other than the funding of Base Rate Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such LC Disbursement. Notwithstanding any other provision of this Agreement, in no case shall the Bermuda Borrowers be obligated to reimburse, nor shall any reimbursement made hereunder by the Bermuda Borrowers be applied to reimburse, an LC Disbursement which does not constitute a Bermuda Obligation. (f) Obligations Absolute. The Borrowers’ obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein; (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect; (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder. Neither the Administrative Agent, the Revolving Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank;

61 WBD (US) 52391250 AMERICAS 108683049 provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by Requirements of Law) suffered by any Borrower that are caused by the applicable Issuing Bank’s failure to exercise the standard of care hereunder to be applicable when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction by final and nonappealable judgment), such Issuing Bank shall be deemed to have exercised such standard of care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. (g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly notify the Administrative Agent and the Borrower Representative by electronic mail or facsimile of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the applicable Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement. (h) Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall accrue interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum then applicable to Base Rate Revolving Loans; provided that if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.14(e) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the applicable Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment. (i) Replacement of the Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Borrower Representative, the Administrative Agent and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of an Issuing Bank. At the time any such

62 WBD (US) 52391250 AMERICAS 108683049 replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.13(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. (j) Cash Collateralization. Subject to Section 2.19(b), if any Event of Default shall occur and be continuing, on the Business Day that the Borrower Representative receives notice from the Administrative Agent or the Required Revolving Lenders demanding the deposit of cash collateral pursuant to this paragraph, (i) the Company shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lender Parties (the “U.S. LC Collateral Account”), an amount in cash equal to 105% of the LC Exposure as of such date plus accrued and unpaid interest thereon, and (ii) without duplication under clause (i), the Bermuda Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lender Parties (the “Non-U.S. LC Collateral Account”), an amount in cash equal to 105% of the LC Exposure with respect to the Bermuda Borrowers as of such date plus accrued and unpaid interest thereon; provided that in each case the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in paragraph (h) or (i) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations, in the case of deposits in the U.S. LC Collateral Account, and the Bermuda Secured Obligations, in the case of deposits in the Non-U.S. LC Collateral Account. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over each such account and (x) the Company hereby grants the Administrative Agent (for the benefit of the Lender Parties) a security interest in the U.S. LC Collateral Account to secure the Secured Obligations and (y) the Bermuda Borrowers hereby grant the Administrative Agent (for the benefit of the Lender Parties) a security interest in the Non-U.S. LC Collateral Account to secure the Bermuda Secured Obligations. Other than any interest earned on the investment of such deposits, which investments shall be in the form of Permitted Investments made at the option and sole discretion of the Administrative Agent (in accordance with its usual and customary practices for investments of this type) and at the Borrowers’ risk and reasonable expense, such deposits shall not accrue interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in each such account shall

63 WBD (US) 52391250 AMERICAS 108683049 be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company or the Bermuda Borrowers, as applicable, for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Required Revolving Lenders), be applied, in the case of deposits in the U.S. LC Collateral Account, to satisfy other Secured Obligations or, in the case of deposits in the Non-U.S. LC Collateral Account, to satisfy other Bermuda Secured Obligations. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all such Events of Default have been cured or waived. (k) Existing Letters of Credit. On the Effective Date, each of such “Letters of Credit” issued and outstanding under the Original Credit Agreement and listed on Schedule 2.06 shall automatically, and without any action on the part of any Person, be deemed to be a Letter of Credit that has been issued hereunder as of the Effective Date for all purposes hereunder and under the other Loan Documents. Without limiting the foregoing (i) each such letter of credit shall be included in the calculation of LC Exposure, (ii) all liabilities of the Borrowers and the other Loan Parties with respect to such letters of credit shall constitute Obligations and (iii) each Lender shall have reimbursement obligations with respect to such letters of credit as provided in this Section 2.06. (l) Illegality under Letters of Credit. If, at any time, it becomes unlawful for any Issuing Bank to comply with any of its obligations under any Letter of Credit (including, but not limited to, as a result of any sanctions imposed by the United Nations, the European Union, the Netherlands, the United Kingdom and/or the United States), the obligations of such Issuing Bank with respect to such Letter of Credit shall be suspended (and all corresponding rights shall cease to accrue) until such time as it may again become lawful for such Issuing Bank to comply its obligations under such Letter of Credit, and such Issuing Bank shall not be liable for any losses that the Loan Parties may incur as a result. SECTION 2.07. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 11:00 a.m. (or, in the case of Base Rate Loans made pursuant to Section 2.03(b), 12:00 noon), Denver, Colorado time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage; provided that the Term Loans shall be made as provided in Sections 2.01(b) and (c) and 2.02(b), and Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Borrower Representative promptly by crediting the amounts so received, in like funds, to the Funding Account(s); provided that

64 WBD (US) 52391250 AMERICAS 108683049 Base Rate Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank. (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, or (ii) in the case of the Borrowers, the interest rate applicable to Base Rate Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. SECTION 2.08. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower Representative may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued. (b) To make an election pursuant to this Section, the Borrower Representative shall notify the Administrative Agent of such election in an Interest Election Request signed by the Borrower Representative and delivered by electronic mail or facsimile by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable. (c) Each Interest Election Request shall specify the following information in compliance with Section 2.02:

65 WBD (US) 52391250 AMERICAS 108683049 (i) the Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to paragraphs (iii) and (iv) below shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election and the last day of such Interest Period, which shall be a period contemplated by the definition of the term “Interest Period”. If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration. (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing. (e) If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Base Rate Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Representative, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto. SECTION 2.09. Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Revolving Commitment shall terminate on the Maturity Date, (ii) the Initial Term Loan Commitments shall terminate on the making of the Initial Term Loans on the Effective Date and (iii) the Delayed Draw Term Loan Commitments shall terminate on the earlier to occur of (A) the date on which all Delayed Draw Term Loan Commitments shall have been fully funded and (B) the Delayed Draw Termination Date.

66 WBD (US) 52391250 AMERICAS 108683049 (b) The Borrower Representative may at any time terminate the Revolving Commitments in their entirety upon (i) the payment in full in cash of all outstanding Loans, together with accrued and unpaid interest thereon and on any Letters of Credit; (ii) the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to such Letters of Credit, the deposit by the applicable Borrower in the applicable LC Collateral Accounts of cash (or, with the consent of the Administrative Agent, the Required Lenders and each applicable Issuing Bank, a back-up standby letter of credit) equal to 103% of the LC Exposure as of such date in accordance with Section 2.06(j); (iii) the payment in full in cash of the accrued and unpaid fees; and (iv) the payment in full in cash of all accrued and unpaid reimbursable expenses and other Obligations together with accrued and unpaid interest thereon. (c) The Borrower Representative may from time to time reduce the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $10,000,000 and not less than $25,000,000 (or, in either case, if less, the aggregate remaining applicable Commitment) and (ii) the Borrowers shall not reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the Aggregate Revolving Exposure would exceed the aggregate Revolving Commitments. (d) The Borrower Representative shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) or (c) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower Representative pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments. SECTION 2.10. Increase in Commitments; Amend and Extend Transactions. (a) Increase in Commitments. (i) After the Effective Date, the Borrowers shall have the right to increase the aggregate Revolving Commitments by obtaining additional Revolving Commitments (“Incremental Revolving Commitments” and revolving loans made thereunder, “Incremental Revolving Loans”) and the right to increase the aggregate Term Loan Commitments by obtaining additional Term Loan Commitments under a then-existing tranche and/or one or more additional

67 WBD (US) 52391250 AMERICAS 108683049 tranches of term loans (“Incremental Term Commitments” and term loans made thereunder, “Incremental Term Loans”), in each case from one or more of the Lenders and/or additional Eligible Incremental Lenders; provided that (A) any such Incremental Commitment shall be in a minimum amount of $25,000,000, (B) the aggregate amount of all Incremental Commitments and Incremental Loans effected pursuant hereto shall not exceed an amount equal to the sum of (1) $500,000,000, plus (2) the maximum amount that would result in a Senior Secured Net Leverage Ratio, on a Pro Forma Basis, of not more than 3.00 to 1.00; (C) any such new Term Lender shall have assumed all of the rights and obligations of a “Term Lender” hereunder; (D) any such new Revolving Lender shall have assumed all of the rights and obligations of a “Revolving Lender” hereunder; (E) any such Incremental Revolving Commitments shall, subject to Section 2.10(e), be on the same terms as the other Revolving Commitments and any such Incremental Term Commitments shall, subject to Section 2.10(e), be on the same terms as the other Term Loans; and (F) all of the procedures and other conditions described in this Section 2.10 shall have been satisfied; and provided, further, that the aggregate principal amount of Incremental Equivalent Debt established after the Effective Date in reliance on clause (a)(i)(B)(1) above shall result in a dollar for dollar reduction of the amount of Incremental Commitments permitted to be established pursuant to clause (a)(i)(B)(1) above. The Borrowers may elect to use clause (a)(i)(B)(2) above regardless of whether the Borrower has capacity under clause (a)(i)(B)(1) above. Further, the Borrowers may elect to use clause (a)(i)(B)(2) prior to using clause (a)(i)(B)(1), and if both clause (a)(i)(B)(2) and clause (a)(i)(B)(1) are available, unless otherwise elected by the Borrowers, then the Borrowers will be deemed to have elected to use clause (a)(i)(B)(2). In addition, any Indebtedness originally designated as incurred pursuant to clause (a)(i)(B)(1) shall, at the option of the Borrowers, be reclassified as incurred under clause (a)(i)(B)(2) so long as the Borrowers would meet the applicable leverage or coverage based incurrence test at such time on a Pro Forma Basis. (ii) The Borrower Representative shall request an Incremental Commitment by delivering a notice (an “Incremental Commitment Request”) to the Administrative Agent, who shall promptly notify the Lenders of the substance thereof. The notice by the Administrative Agent to the Lenders describing each Incremental Commitment Request shall specify the time period (to be determined by the Borrower Representative in consultation with the Administrative Agent, but in no event be less than 5 Business Days from the date of delivery by the Borrower Representative of the applicable Incremental Commitment Request to the Administrative Agent) within which each Lender is required to inform the Borrower Representative and the Administrative Agent whether such Lender intends to participate in the applicable Incremental Commitment. Each Lender shall notify the Administrative Agent within the required time period whether or not it agrees to participate in the applicable Incremental Commitment and, if so,

68 WBD (US) 52391250 AMERICAS 108683049 shall specify the amount of such Incremental Commitment it desires to be allocated to it. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment. Each determination by a Lender to participate in an Incremental Commitment shall be made by it in its sole and absolute discretion. (iii) The Administrative Agent shall notify the Borrower Representative and each Lender of the Lenders’ responses to each Incremental Commitment Request. The Borrowers may obtain the agreement of additional Eligible Incremental Lenders to become Lenders pursuant to an Incremental Commitment Joinder Agreement, in substantially the form of Exhibit D (each, an “Incremental Commitment Joinder Agreement”). Each such Eligible Incremental Lender shall, as a condition to participating in any Incremental Commitment, be required to deliver all forms, if any, that are required to be delivered by such Eligible Incremental Lender pursuant to Section 9.04 and any other information that the Administrative Agent requires from Lenders as a condition to becoming a party to this Agreement. Any Incremental Commitment shall be allocated among the existing Lenders that agree to participate in such Incremental Commitment and additional Eligible Incremental Lenders who agree to become Lenders pursuant to an Incremental Commitment Joinder Agreement (in each case, up to the amount of each such Person’s agreed participation) as determined by the Borrower Representative. (iv) Any amendment hereto solely for Incremental Commitments shall be in form and substance satisfactory to the Administrative Agent and shall only require the written signatures of the Administrative Agent, the Borrower Representative (on behalf of the Borrowers) and the Lender(s) providing an Incremental Commitment. As a condition precedent to any such Incremental Commitment, the Borrowers shall deliver to the Administrative Agent (A) a certificate of each Loan Party signed by an authorized officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such Incremental Commitment; and (y) in the case of the Borrowers, certifying that, before and immediately after giving effect to such increase, (1) the representations and warranties contained in Article III and the other Loan Documents shall be true and correct, except that such representations and warranties that relate solely to an earlier date shall be true and correct in all material respects as of such earlier date, and shall be true and correct in all respects to the extent they are qualified by a materiality standard (provided that in the case of any Incremental Loan, the proceeds of which are being used to finance a Limited Condition Acquisition, such representations and warranties may be limited to customary “specified representations”); (2) no Default or Event of Default shall have occurred and be continuing or would result from any such Incremental Commitment (provided that in the case of any Incremental Loan, the proceeds of which are being used to finance a Limited Condition Acquisition, (x)

69 WBD (US) 52391250 AMERICAS 108683049 the satisfaction of such condition shall be subject to Section 1.07, and (y) no Event of Default under clause (a), (b), (h) or (i) of Article VII shall exist at the time of, or would result therefrom, the making of such Incremental Loan); and (3) subject, in the case of any Incremental Loan the proceeds of which are being used to finance a Limited Condition Acquisition, to Section 1.07, at the time of and immediately after giving effect to each such Incremental Commitment, the Borrowers shall be in compliance with the covenants set forth in Sections 6.12 and 6.13 (on a Pro Forma Basis for the Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b) ending immediately preceding such Incremental Commitment), which compliance shall be evidenced by the due completion, execution and delivery of a Compliance Certificate and based on the assumption that such Incremental Commitment was fully drawn on the first day of such Test Period, and (B) such opinions of counsel, evidence of flood insurance, ratification agreements, amendments to the other Loan Documents (which amendments the Administrative Agent is authorized to execute on behalf of all Lenders), and other documents, certificates and information as the Administrative Agent may reasonably request; provided that flood insurance due diligence and flood insurance compliance shall be reasonably satisfactory to the Administrative Agent and the Lenders whose compliance is impacted by the relevant incremental facility. (v) The terms and provisions of the Loans made with respect to any Incremental Commitments shall (A) rank pari passu in right of payment and of security with, and shall have the same guarantees as the existing Loans; (B) have a maturity date that is not earlier than the Maturity Date of the Term Loans (or if Incremental Revolving Commitments, the Revolving Loans); (C) have a weighted average life to maturity that is no shorter than the weighted average life to maturity of the Term Loans (or if Incremental Revolving Commitments, the Revolving Loans); (D) have a rate of interest as set forth in each applicable Incremental Commitment Joinder Agreement; provided that with respect to Incremental Term Commitments, if such interest rate is greater than the interest rate on the existing Term Loans by 0.50% or more, the interest rate on the existing Term Loans shall be increased so as to equal the interest rate applicable to the Incremental Term Loans minus 0.50%; and (E) otherwise be treated the same as, and not be entitled to any additional benefits than or impose any more obligations than, the Term Loan or Revolving Loans, as applicable. (vi) Any existing Lender that has a Note and participates in any Incremental Commitment shall, substantially contemporaneously with the delivery of its Note to be replaced to the Borrowers, receive a replacement Note that evidences the aggregate principal amount of its Loans outstanding hereunder. Any new Lender requesting a Note shall receive such a Note in an amount equal to the aggregate principal amount of the Incremental Commitments for which its funds pursuant to the terms of this Section.

70 WBD (US) 52391250 AMERICAS 108683049 (vii) Within a reasonable time after the effective date of any Incremental Commitment, the Administrative Agent shall, and is hereby authorized and directed to, revise the Commitment Schedule to reflect any Incremental Commitment and shall distribute such revised Commitment Schedule to each of the Lenders and the Borrowers, whereupon such revised Commitment Schedule shall replace the prior Commitment Schedule and become part of this Agreement. On the Business Day following the effectiveness of any such Incremental Revolving Commitment, all outstanding Revolving Loans shall be reallocated among the Lenders (including any newly added Lenders) in accordance with the Lenders’ respective revised Applicable Percentages of the Revolving Commitments. (b) Amend and Extend Transactions. (i) The Borrower Representative may, by written notice to the Administrative Agent from time to time, request an extension (each, an “Extension”) of the Maturity Date (including, for the avoidance of doubt with respect to Commitments, the termination date thereof) of any Class of Loans and/or Commitments to the extended maturity date or termination date specified in such request. Such notice shall set forth (A) the amount of the Revolving Commitments, the Revolving Loans, the Incremental Revolving Loans, the Term Loans and/or the Incremental Term Loans to be extended (which shall be in a minimum amount of $25,000,000), and (B) the date on which such Extension is requested to become effective (which shall be not less than 5 Business Days nor more than 60 days after the date of such requested Extension (or such longer or shorter periods as the Administrative Agent shall agree in its sole discretion)). Each Lender in respect of any Class of Loans shall be offered (each, an “Extension Offer”) an opportunity to participate in such Extension on a pro rata basis and on the same terms and conditions as each other Lender in respect of such Class of Loans pursuant to procedures established by, or reasonably acceptable to, the Administrative Agent. Any Lender approached to participate in such Extension may elect or decline, in its sole discretion, to participate in such Extension. If the aggregate principal amount of the Revolving Commitments, the Revolving Loans, the Incremental Revolving Loans, the Term Loans or the Incremental Term Loans (calculated on the face amount thereof) in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of the Revolving Commitments, the Revolving Loans, the Incremental Revolving Loans, the Term Loans or the Incremental Term Loans, as applicable, requested to be extended by the Borrower Representative pursuant to such Extension Offer, then the Revolving Commitments, the Revolving Loans, the Incremental Revolving Loans, the Term Loans or the Incremental Term Loans, as applicable, of Lenders under the applicable Class shall be extended ratably up to such maximum amount based on

71 WBD (US) 52391250 AMERICAS 108683049 the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer. (ii) It shall be a condition precedent to the effectiveness of any Extension that (A) no Default or Event of Default shall have occurred and be continuing immediately prior to and immediately after giving effect to such Extension, (B) the representations and warranties of the Borrowers and each other Loan Party contained in Article III or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or Material Adverse Effect) on and as of the date of such Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or Material Adverse Effect) as of such earlier date, (C) the L/C Issuer and the Swingline Lender shall have consented to any Extension of the Revolving Commitments to the extent that such Extension provides for the issuance of Letters of Credit or making of Swingline Loans at any time during the extended period and (D) the terms of such Extended Revolving Commitments, Extended Revolving Loans and Extended Term Loans shall comply with Section 2.10(b)(iii). (iii) The terms of each Extension shall be determined by the Borrower Representative and the applicable extending Lenders and be set forth in an Extension Amendment; provided that (A) the final maturity date or termination date of any Extended Revolving Commitment, Extended Revolving Loan or Extended Term Loan shall be no earlier than the Maturity Date of the Revolving Commitments, Revolving Loans or Term Loans subject to such Extension Offer, as applicable, (B)(1) there shall be no scheduled amortization of the Extended Revolving Commitments or Extended Revolving Loans and (2) the weighted average life to maturity of the Extended Term Loans shall be no shorter than the remaining weighted average life to maturity of the Term Loans, subject to such Extension Offer, (C) any Extended Revolving Loans and any Extended Term Loans shall (1) rank pari passu in right of payment with the Revolving Loans or the Term Loans being extended, as applicable, (2) be Guaranteed by the same Guarantors that guarantee the Revolving Loans or the Term Loans being extended, as applicable, and (3) be secured by the Collateral (if any) on an equal and ratable basis with the Revolving Loans or the Term Loans being extended, as applicable, and (D) to the extent the terms of the Extended Revolving Commitments, Extended Revolving Loans or Extended Term Loans are inconsistent with the terms set forth herein (except as set forth in clauses (A) through (C) above), such terms shall be reasonably satisfactory to the Administrative Agent.

72 WBD (US) 52391250 AMERICAS 108683049 (iv) In connection with any Extension, the Borrowers, the Administrative Agent and each applicable extending Lender shall execute and deliver to the Administrative Agent an Extension Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extension. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension. Notwithstanding anything herein to the contrary, any Extension Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate (but only to such extent), in the reasonable opinion of the Administrative Agent and the Borrower Representative, to implement the terms of any such Extension Offer, including any amendments necessary to establish Extended Revolving Commitments, Extended Revolving Loans or Extended Term Loans as a new tranche of Revolving Commitments, Revolving Loans or Term Loans, as applicable, and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower Representative in connection with the establishment of such new tranche (including to preserve the pro rata treatment of the extended and non-extended tranches and to provide for the reallocation of any L/C Obligations or obligations under Swingline Loans upon the expiration or termination of the commitments under any tranche), in each case on terms consistent with this Section 2.10(b)). (v) This Section 2.10(b) shall supersede any provisions in Section 9.02 to the contrary. SECTION 2.11. Repayment and Amortization of Loans; Evidence of Debt. (a) The Borrowers hereby unconditionally promise to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date; and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and demand by the Swingline Lender. (b) Beginning on January 4, 2022 and continuing on the second Business Day of each April, July, October and January thereafter, the Borrowers shall repay the Term Loans in an amount equal to 1.25% of the original principal amount of the Term Loans made on the Effective Date (as increased by the original principal amount of any Delayed Draw Term Loans funded (or such other amount to ensure fungibility), commencing on the first payment date following the first full Fiscal Quarter ending after the applicable Delayed Draw Funding Date). To the extent not previously paid, the Term Loans shall be paid in full in cash by the Borrowers on the Maturity Date or any earlier date on which repayment of the Loans may be due pursuant to Article VII. (c) [Reserved].

73 WBD (US) 52391250 AMERICAS 108683049 (d) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. (e) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. (f) The entries made in the accounts maintained pursuant to paragraph (d) or (e) of this Section shall be evidence, absent manifest error, of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement. (g) Any Lender may request that Loans made by it be evidenced by a Note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more Notes in such form payable to the order of the payee named therein (or, if such Note is a registered note, to such payee and its registered assigns). SECTION 2.12. Prepayment of Loans. (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (f) of this Section and payment of any amounts that are required to be paid pursuant to Section 2.17. (b) [Reserved]. (c) In the event and on each occasion that any Net Proceeds are received by or on behalf of any Loan Party in respect of any Prepayment Event, the Borrowers shall, subject to the proviso below, immediately after such Net Proceeds are received by any Loan Party, prepay the Obligations as set forth in Section 2.12(d) below in an aggregate amount equal to 100% of such Net Proceeds; provided that, in the case of any such “Prepayment Event”, if, within 365 days after receipt of such Net Proceeds, the Loan Parties have either (x) used such Net Proceeds to acquire (or replace, construct or build) assets useful in the business of the Loan Parties (including Permitted Acquisitions) or (y) have a signed commitment to apply the Net Proceeds from such event (or a portion thereof) to acquire (or replace, construct, or rebuild) assets useful in the business of the

74 WBD (US) 52391250 AMERICAS 108683049 Loan Parties (including Permitted Acquisitions), and no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds so long as such Net Proceeds are actually reinvested by the Borrowers within 180 days after the expiration of such 365 day period; and provided, further, that if any such Net Proceeds therefrom that have not been so applied by the end of such 180- day period, the Borrowers shall immediately prepay the Obligations in an amount equal to such Net Proceeds that have not been so committed or applied. (d) All such amounts pursuant to Section 2.12(c) shall be applied, first to prepay the Term Loans (to be applied to installments of the Term Loans ratably in accordance with the then outstanding amounts thereof), second to prepay the Swingline Loans, third to prepay the Revolving Loans without a corresponding reduction in the Revolving Commitment and fourth to cash collateralize outstanding LC Exposure (in an amount equal to 100% of the amount thereof) without a corresponding reduction in the Revolving Commitment. All such amounts pursuant to Section 2.12(a) may be applied to prepay the Revolving Loans or the Term Loans, as the Borrower Representative shall direct; provided that any amounts applied pursuant to Section 2.12(a) to prepay the Term Loans shall be applied to installments due on the Term Loans in order of maturity. (e) The Borrower Representative shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by electronic mail or facsimile of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, Denver, Colorado time, three Business Days before the date of prepayment; (ii) in the case of prepayment of a Base Rate Borrowing, not later than 12:00 noon, Denver, Colorado time, on the date of prepayment; or (iii) in the case of prepayment of a Swingline Loan, not later than 2:00 p.m., Denver, Colorado time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing under Section 2.12(a) shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.14.

75 WBD (US) 52391250 AMERICAS 108683049 SECTION 2.13. Fees. (a) The Borrowers agree to pay to the Administrative Agent for the account of each Revolving Lender, a commitment fee, which shall accrue at the rate per annum set forth as describe in, or under the caption “Commitment Fee”, as applicable, in the definition of “Applicable Rate” on the average daily amount of the Available Revolving Commitment of each such Lender during the period from and including the Effective Date to but excluding the date on which each such Lender’s Revolving Commitment terminates. Commitment fees accrued through and including the last day of each calendar quarter shall be payable on the second Business Day of each April, July, October and January of each year and on the date on which the Revolving Commitment terminates, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed. Solely for purposes of determining the Available Revolving Commitment in connection with the computation of commitment fees of the Revolving Lenders, the Revolving Exposure shall be deemed to exclude the aggregate principal amount of Swingline Loans. (b) The Borrowers agree to pay to the Administrative Agent, for the account of (and to be shared pro rata among) each Revolving Lender, a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily amount of such Lender’s applicable LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure. In addition, the Borrowers agree to pay the applicable Issuing Bank a fronting fee with respect to each Letter of Credit, in an amount equal to the greater of (i) 0.125% of the face amount of such Letter of Credit and (ii) $1,000, payable on the date of the issuance and any renewal or extension of such Letter of Credit (and, in the event that the face amount of any Letter of Credit is increased after the date of issuance thereof, the Borrowers agree to pay the applicable Issuing Bank, on the date of any such increase, an additional fronting fee in an amount equal to the greater of (i) 0.125% of the amount by which the face amount of such Letter of Credit has been increased and (ii) $1,000), as well as the applicable Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of each calendar quarter shall be payable on the second Business Day of each April, July, October and January of each year, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 Business Days after demand. All participation fees and fronting

76 WBD (US) 52391250 AMERICAS 108683049 fees payable pursuant to this paragraph (b) shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed. (c) The Borrowers agree to pay to (i) the Administrative Agent and the other Agents the fees set forth in the Fee Letter, and (ii) the Administrative Agent, for its own account, any other fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent. (d) As provided in the Fee Letter and without duplication of any amounts payable thereunder, in the event that the Delayed Draw Term Loan Commitments are not fully drawn on the Effective Date, the Borrowers agree to pay to the Administrative Agent, for the account of each Lender, a ticking fee, which will accrue from the Effective Date until and including the earlier to occur of (i) the date on which the Delayed Draw Term Loan Commitments shall be fully drawn and (ii) the Delayed Draw Termination Date, equal to 0.20% per annum and accruing on the actual daily undrawn Delayed Draw Term Loan Commitments of such Lender (as such amounts shall be adjusted to give effect to any voluntary or mandatory reductions of the commitments in accordance with the terms of this Agreement), which fee will be due and payable on such earlier date. (e) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances. SECTION 2.14. Interest. (a) The Loans comprising each Base Rate Borrowing (excluding each Swingline Loan) shall accrue interest at the Base Rate plus the Applicable Rate. Each Swingline Loan shall accrue interest at the Base Rate plus the Applicable Rate minus 0.250%. (b) The Loans comprising each Eurodollar Borrowing shall accrue interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate. (c) [Reserved]. (d) [Reserved]. (e) Notwithstanding the foregoing, if any amount payable by the Borrowers under this Agreement is not paid when due, whether at stated maturity, by acceleration or otherwise, (i) all overdue principal on outstanding Loans shall accrue interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section or (ii) in the case of any other overdue amount outstanding hereunder, such amount shall accrue interest at 2% plus the rate that is applicable to Base Rate Loans.

77 WBD (US) 52391250 AMERICAS 108683049 Upon the request of the Required Lenders, during the occurrence and continuance of an Event of Default, all Loans shall accrue interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section. (f) Accrued interest on each Loan (for Base Rate Loans, accrued through the last day of the prior calendar quarter) shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) or (e) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. (g) All interest hereunder shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed. The applicable Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. SECTION 2.15. Alternate Rate of Interest. (a) Inability to Determine Rates. If the Administrative Agent shall have determined (which determination shall be conclusive and binding absent manifest error) or been instructed by the Required Lenders that either (i) Dollar deposits are not being offered to banks in the London interbank LIBO Rate market, (ii) adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for the applicable Interest Period, or (iii) the Adjusted LIBO Rate or the LIBO Rate does not adequately cover the costs of the Lenders, then, upon notice from the Administrative Agent to the Company and the Lenders, the obligations of all Lenders under Sections 2.4 and 2.5 to make or continue any Loans as, or to convert any Loans into, Eurodollar Loans shall forthwith be suspended until the Administrative Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist. (b) Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Loan Document (and, for the avoidance of doubt, any Bank Product Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.15(b)): (i) Replacing LIBOR. On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of the LIBO Rate’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of 1-month, 3-month, 6-month and 12-month LIBO Rate tenor settings. On the earlier of (A) the date that all Available Tenors of the LIBO Rate have either permanently or indefinitely ceased to be provided by IBA or have

78 WBD (US) 52391250 AMERICAS 108683049 been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (B) the Early Opt-in Effective Date, if the then-current Benchmark is the LIBO Rate, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis. (ii) Replacing Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then- current Benchmark for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 3:00 p.m. (Denver, Colorado time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from the Required Lenders. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower Representative may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower Representative’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower Representative will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of the Base Rate based upon the Benchmark will not be used in any determination of the Base Rate. (iii) Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

79 WBD (US) 52391250 AMERICAS 108683049 (iv) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (A) a Term SOFR Transition Event, (B) the implementation of any Benchmark Replacement, and (C) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.15(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.15(b). (v) Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBO Rate), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for such Benchmark (including Benchmark Replacement) settings and (B) the Administrative Agent may reinstate any such previously removed tenor for such Benchmark (including Benchmark Replacement) settings. (vi) Climb the Waterfall. Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this clause (vi), if a Term SOFR Transition Event and Term SOFR Transition Date have occurred, then clause (a)(i) of the definition of “Benchmark Replacement” will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of any setting of such Benchmark on such date and all subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause (vi) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrowers a Term SOFR Notice. (vii) Definitions. As used in this Section 2.15(b): “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (b) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date. “Benchmark” means, initially, the LIBO Rate; provided that if a replacement of the Benchmark has occurred pursuant to this Section 2.15(b), then

80 WBD (US) 52391250 AMERICAS 108683049 “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof. “Benchmark Replacement” means, for any Available Tenor: (a) For purposes of Section 2.15(b), the first alternative set forth below that can be determined by the Administrative Agent: (i) the sum of: (A) Term SOFR and (B) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, or (ii) the sum of: (A) Daily Simple SOFR and (B) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of USD LIBO Rate with a SOFR-based rate having approximately the same length as the interest payment period specified in Section 2.15(b)(i); and (b) For purposes of Section 2.15(b), the sum of (i) the alternate benchmark rate and (ii) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower Representative as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time; provided that, if the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may

81 WBD (US) 52391250 AMERICAS 108683049 be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Benchmark Transition Event” means, with respect to any then-current Benchmark other than the LIBO Rate, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely (provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark) or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored. “Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion. “Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 3:00 p.m. (Denver, Colorado time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from the Required Lenders.

82 WBD (US) 52391250 AMERICAS 108683049 “Early Opt-in Election” means the occurrence of: (a) a notification by the Administrative Agent to (or the request by the Borrower Representative to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and (b) the joint election by the Administrative Agent and the Borrower Representative to trigger a fallback from the LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Lenders. “Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the LIBO Rate; provided that, if no such benchmark rate floor is provided in this Agreement, the “Floor” shall be zero. “Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto. “SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time). “Term SOFR” means, for the applicable corresponding tenor, the forward- looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body. “Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrowers of the occurrence of a Term SOFR Transition Event. “Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the

83 WBD (US) 52391250 AMERICAS 108683049 Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent, and (c) a replacement of the LIBO Rate has previously occurred in accordance with Section 2.15(b)(i) resulting in a Benchmark Replacement under clause (a)(ii) of the definition of “Benchmark Replacement”. “Term SOFR Transition Date” means, with respect to a Term SOFR Transition Event, the date that is 30 days (or such later date as the Administrative Agent may specify in the Term SOFR Notice) after the date the Term SOFR Notice is provided by the Administrative Agent to the Lenders and the Borrowers pursuant to Section 2.15(b)(vi). (c) Illegality. If any Lender determines that any applicable law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Eurodollar Loans, or to determine or charge interest rates based upon the Adjusted LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, dollars in the London interbank market, then, on notice thereof by such Lender to Borrower Representative through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Loans or to convert Base Rate Loans to Eurodollar Loans shall be suspended until such Lender notifies the Administrative Agent and Borrower Representative that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans. Upon any such prepayment or conversion, Borrowers shall also pay accrued interest on the amount so prepaid or converted. SECTION 2.16. Increased Costs. (a) If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or Issuing Bank; (ii) subject the Administrative Agent, any Lender or the Issuing Bank to any Taxes (other than (x) Excluded Taxes and (y) Indemnified Taxes and Other Taxes covered by Section 2.18) imposed as a result of a present or former connection between such Administrative Agent, Lender or Issuing Bank and the jurisdiction imposing such Tax on its Loans, Letters of Credit or Commitments, or

84 WBD (US) 52391250 AMERICAS 108683049 its deposits, reserves, other liabilities or capital attributable to such Loans, Letters of Credit or Commitments; or (iii) impose on any Lender or Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise in respect of any such Eurodollar Loan or Letter of Credit), then the Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered; provided that the Borrowers shall not be treated less favorably with respect to such amounts than other similarly situated borrowers of such Lender or Issuing Bank (it being understood that this provision shall not be construed to obligate any Lender or Issuing Bank to make available any information that, in its sole discretion, it deems confidential). (b) If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered; provided that the Borrowers shall not be treated less favorably with respect to such amounts than other similarly situated borrowers of such Lender or Issuing Bank (it being understood that this provision shall not be construed to obligate any Lender or Issuing Bank to make available any information that, in its sole discretion, it deems confidential). (c) A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

85 WBD (US) 52391250 AMERICAS 108683049 (d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; and provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. SECTION 2.17. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(d) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower Representative pursuant to Section 2.20, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event (excluding loss of the Applicable Rate). A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof. SECTION 2.18. Taxes. (a) Defined Terms. For purposes of this Section 2.18, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA. (b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrowers under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrowers shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.18) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

86 WBD (US) 52391250 AMERICAS 108683049 (c) Payment of Other Taxes by the Borrowers. The Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes. (d) Indemnification by the Borrowers. The Borrowers shall, jointly and severally, indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that, notwithstanding anything to the contrary herein, the Bermuda Borrowers shall have no obligation to indemnify any Person with respect to Indemnified Taxes levied in respect of payments made by the Company or obligations that do not constitute Bermuda Obligations. A certificate as to the amount of such payment or liability delivered to the Borrower Representative by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(d) relating to the recording of book entries with respect to sales of participating interests and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e). (f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrowers to a Governmental Authority pursuant to this Section 2.18, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, if applicable, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

87 WBD (US) 52391250 AMERICAS 108683049 (g) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower Representative and the Administrative Agent, at the time or times reasonably requested by the Borrower Representative or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Representative or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Representative or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Representative or the Administrative Agent as will enable the Borrower Representative or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.18(ii)(g)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing, (A) any Lender that is a U.S. Person shall deliver to the Borrower Representative and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), whichever of the following is applicable: (1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments

88 WBD (US) 52391250 AMERICAS 108683049 under any Loan Document, IRS Form W-8BEN or IRS Form W- 8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (2) executed copies of IRS Form W-8ECI; (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or (4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower Representative or the Administrative Agent to determine the withholding or deduction required to be made; and

89 WBD (US) 52391250 AMERICAS 108683049 (D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Representative and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Representative or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Representative or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower Representative and the Administrative Agent in writing of its legal inability to do so. (h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.18 (including by the payment of additional amounts pursuant to this Section 2.18), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of- pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or

90 WBD (US) 52391250 AMERICAS 108683049 any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (i) Survival. Each party’s obligations under this Section 2.18 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. SECTION 2.19. Payments Generally; Allocation of Proceeds; Sharing of Set-offs. (a) The Borrowers shall make each payment required to be made by them hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.16, 2.17 or 2.18) prior to 11:00 a.m. Denver, Colorado time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent for the account of the respective Lenders to which such payment is owed, at such account as the Administrative Agent may designate to Borrower Representative in writing from time to time, except payments to be made directly to an Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.16, 2.17, 2.18 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof in like funds as received by wire transfer to such Lender’s lending office as specified in its Administrative Questionnaire or such other office as notified in writing by such Lender to the Administrative Agent. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars. (b) Any proceeds of Collateral received by the Administrative Agent after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent, the Collateral Agent and each Issuing Bank from the Borrowers (other than in connection with Bank Product Obligations); second, to pay any fees or expense reimbursements then due to the Lender Parties from the Borrowers (other than in connection with Bank Product Obligations); third, on a pro rata basis, to pay interest then due and payable on the Loans; fourth, on a pro rata basis, to prepay principal on the Loans and LC Disbursements and any amounts owing with respect to Bank Product Obligations that are Swap Obligations; fifth, to pay an amount to the Administrative Agent equal to one hundred five percent (105%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid LC Disbursements ratably in accordance with the then outstanding amounts thereof, to be held as cash collateral for such Obligations; sixth, to pay any amounts owing with respect to Bank Product

91 WBD (US) 52391250 AMERICAS 108683049 Obligations that are Banking Services; and seventh, to pay any other Secured Obligation due to the Administrative Agent or any other Lender Party by the Borrowers. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower Representative, or unless an Event of Default is in existence, neither the Administrative Agent nor any other Lender Party shall apply any payment which it receives to any Eurodollar Loan of a Class, except (i) on the expiration date of the Interest Period applicable to any such Eurodollar Loan or (ii) in the event, and only to the extent, that there are no outstanding Base Rate Loans of the same Class and, in any such event, the Borrowers shall pay the break funding payment required in accordance with Section 2.17. The Administrative Agent and the other Lender Parties shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations. Notwithstanding the foregoing, (A) any such application of proceeds from Collateral securing solely the Bermuda Secured Obligations shall be made solely in respect of the Bermuda Secured Obligations and (B) Excluded Swap Obligations with respect to any Loan Guarantor shall not be paid with amounts received from such Loan Guarantor or such Loan Guarantor’s assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth above in this Section. (c) If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

92 WBD (US) 52391250 AMERICAS 108683049 (d) Unless the Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is demanded to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05, 2.06(d) or (e), 2.07(b), 2.19(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid. SECTION 2.20. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.16, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.16 or 2.18, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment; (b) If any Lender requests compensation under Section 2.16, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, or if any Lender becomes a Defaulting Lender, then the Borrowers may (i) at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) the Borrowers shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is

93 WBD (US) 52391250 AMERICAS 108683049 being assigned, the Issuing Banks), which consent shall not unreasonably be withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts), and the assignee shall have assumed all unfunded obligations of such Lender in respect of such Lender’s Revolving Commitment, and (C) in the case of any such assignment resulting from a claim for compensation under Section 2.16 or payments required to be made pursuant to Section 2.18, such assignment will result in a reduction in such compensation or payments; or (ii) if approved by the Required Lenders, terminate the Commitments of such Lender and repay all non-contingent obligations of the Borrowers owing to such Lender relating to the Loans and participations held by such Lender as of such termination date. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. This Section 2.20 shall not be the exclusive remedy of the Borrowers with respect to any Lender Party that is a Defaulting Lender. SECTION 2.21. Defaulting Lenders. (a) Defaulting Lender Cash Collateral. (i) At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any Issuing Bank (with a copy to the Administrative Agent) the Borrowers shall Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.21(b)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount. (ii) The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Banks, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letters of Credit, to be applied pursuant to clause (iii) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Banks as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

94 WBD (US) 52391250 AMERICAS 108683049 (iii) Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.21(a) or Section 2.21(b) in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein. (iv) Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.21(a) following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and each Issuing Bank that there exists excess Cash Collateral; provided that, subject to Section 2.21(b) the Person providing Cash Collateral and each Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations, and provided further that to the extent that such Cash Collateral was provided by any Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents. (b) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law: (i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and/or Required Revolving Lenders, as applicable. (ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 2.19(c) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender hereunder; third, to Cash Collateralize each Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.21(a); fourth, as the Borrower Representative may request (so long as no Default or Event of

95 WBD (US) 52391250 AMERICAS 108683049 Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower Representative, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future Fronting Exposure with respect to Loans under this Agreement and (y) Cash Collateralize any Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.21(a); sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or Swingline Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by any Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all Non- Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.21(b)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.21(b)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. (iii) Certain Fees. (A) No Defaulting Lender shall be entitled to receive any commitment fees payable under Section 2.13(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender). (B) Each Defaulting Lender shall be entitled to receive participation fees payable under Section 2.13(b) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its

96 WBD (US) 52391250 AMERICAS 108683049 Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.21(a). (C) With respect to any commitment fee or participation fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee. (iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s LC Exposure and Swingline Exposure shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Exposures of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitments. Subject to Section 11.09, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non- Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation. (v) Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second, Cash Collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.21(a). (c) Defaulting Lender Cure. If the Borrower Representative, the Administrative Agent and each Swingline Lender and Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded

97 WBD (US) 52391250 AMERICAS 108683049 participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the applicable Commitments (without giving effect to Section 2.21(b)(iv), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. (d) New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto. SECTION 2.22. Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender. The provisions of this Section 2.22 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.22 shall survive the termination of this Agreement. SECTION 2.23. Bermuda Obligations. Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, the term “Borrower” shall include To- Ricos and To-Ricos Distribution only to the extent of the Bermuda Obligations. The Bermuda Borrowers shall have no obligation to pay or reimburse any cost or expense or indemnify or hold harmless any Person with respect to any Loss that is not a direct and proximate result of the Bermuda Borrowers’ action (or failure to act). In addition, nothing in this Agreement shall be interpreted or construed as an agreement by the Bermuda Borrowers to pay or reimburse, or a direct or indirect Guarantee by the Bermuda Borrowers of, or direct or indirect pledge of their assets to secure, the U.S. Obligations. For the avoidance of doubt, the Company shall be jointly and severally liable for the Bermuda Obligations.

98 WBD (US) 52391250 AMERICAS 108683049 ARTICLE III REPRESENTATIONS AND WARRANTIES Each Loan Party represents and warrants to the Lender Parties that: SECTION 3.01. Organization; Powers. Each of the Loan Parties and each of the Material Subsidiaries is duly organized or formed and validly existing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, its jurisdiction of organization or formation and every jurisdiction where such qualification is required. SECTION 3.02. Authorization; Enforceability. The Transactions are within each Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. SECTION 3.03. Governmental Approvals; No Conflicts. As of the Effective Date, the Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents; (b) will not violate any Requirement of Law applicable to any Loan Party or any of the Subsidiaries; (c) will not violate or result in a default under any indenture or other agreement or instrument binding upon any Loan Party or any of the Subsidiaries or its assets, or give rise to a right under any such indenture, agreement or instrument (other than a Loan Document) to require any payment to be made by any Loan Party or any of the Subsidiaries; and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of the Subsidiaries, except Liens created or permitted pursuant to the Loan Documents, except to the extent that any such failure to make or obtain, or any such violation, default or payment, in each case referred to in clauses (a) through (d), individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. SECTION 3.04. Financial Condition; No Material Adverse Effect. (a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the Fiscal Year ended December 31, 2020, reported on by KPMG LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of

99 WBD (US) 52391250 AMERICAS 108683049 the Company on a consolidated basis as of such dates and for such periods in accordance with GAAP. (b) No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since December 31, 2020 (after giving effect to the Transactions). SECTION 3.05. Properties. (a) As of the Effective Date, Schedule 3.05(a) sets forth the address of each parcel of real property that is owned, leased or subleased by each Loan Party (it being understood that the failure to list on such Schedule real property having an insignificant value shall not result in a breach of this Section; provided that each Loan Party hereby represents and warrants that it reasonably believes that such Schedule sets forth the address of each parcel of real property that is owned, leased or subleased by each Loan Party as of the Effective Date). Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and (i) no default by any Loan Party, or (ii) to the knowledge of any Loan Party after due inquiry, no default by any other party to any such lease or sublease exists, except where the foregoing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each of the Loan Parties and the Subsidiaries has good and indefeasible title to, or valid leasehold interests in, all its real and personal property that is material to its business, free of (i) all Liens (other than Permitted Liens) and (ii) other defects in title that (A) materially interfere with its ability to conduct its business or to utilize such property, or materially affect the value of such property, in each case in a manner consistent with the intended purpose of such assets or property, or (B) could reasonably be expected to have a Material Adverse Effect. (b) As of the Effective Date, Schedule 3.05(b) sets forth a correct and complete list of (i) all registered trademarks, trade names, copyrights and patents and (ii) material unregistered trademarks and copyrights, in each case necessary to the business of the Loan Parties as currently conducted. Except as could not reasonably be expected to result in a Material Adverse Effect, each of the Loan Parties and the Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property necessary to its business as currently conducted, and the use of such intellectual property by the Loan Parties and the Subsidiaries does not infringe, individually or in the aggregate, in any material respect upon the rights of any other Person, and the Loan Parties’ rights thereto are not subject to any licensing agreement or similar arrangement, other than immaterial license agreements granted in the ordinary course of business. SECTION 3.06. Flood Zones. Except as set forth on Schedule 3.06 with respect to any Mortgaged Property on the Effective Date, no portion of any Mortgaged Property has Improvements located in an area identified by FEMA as an area having special flood hazards pursuant to the Flood Insurance Acts. With respect to any Mortgaged Property that has Improvements located in an area identified by FEMA as an area having special flood hazards

100 WBD (US) 52391250 AMERICAS 108683049 pursuant to the Flood Insurance Acts, the applicable Loan Party has obtained the insurance required pursuant to Section 5.09(b). SECTION 3.07. Litigation. (a) Except for the Disclosed Matters, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened in writing (i) against the Loan Parties, any of the Subsidiaries or any of their property or assets that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (ii) that involve this Agreement (other than actions, suits or proceedings brought by any Lender Party, any Participant or any of their Affiliates), which if adversely determined would have a material impact on the rights of the Lender Parties hereunder, or (iii) that, as of the Effective Date, involve the Transactions. (b) Except for the Disclosed Matters, (i) no Loan Party nor any of the Subsidiaries (A) has received written notice of any claim with respect to any Environmental Liability or (B) knows of any environmental condition existing at any property owned, leased or subleased by the Loan Parties or the Subsidiaries, or arising out of the operation of their businesses, that provides a basis for any Environmental Liability, in the case of each of clauses (A) and (B) above, that could reasonably be expected to have a Material Adverse Effect, except to the extent that it has provided a reasonably detailed notice thereof to the Administrative Agent, and (ii) except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Loan Party nor any of the Subsidiaries (A) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (B) has become subject to any known Environmental Liability. (c) Since the Effective Date, the Loan Parties reasonably believe that there has been no change in the status of the Disclosed Matters, which has not been disclosed in reasonable detail to the Administrative Agent, that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect. SECTION 3.08. Compliance with Laws and Agreements. Each Loan Party and the Subsidiaries is in compliance with all Requirements of Law applicable to it or its property and all indentures, agreements and other instruments (including Material Agreements) binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. SECTION 3.09. Investment Company Status. No Loan Party nor any of the Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940. SECTION 3.10. Taxes. Each of the Loan Parties and the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being

101 WBD (US) 52391250 AMERICAS 108683049 contested or are unpaid in compliance with Section 5.04 or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. SECTION 3.11. ERISA, Etc. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The minimum funding standards of ERISA and the Code with respect to each Plan have been satisfied, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Bermuda Borrowers and their subsidiaries organized under the laws of Bermuda are in compliance with the requirements of all applicable Bermuda laws relating to pension plans, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. SECTION 3.12. Disclosure. As of the Effective Date and after giving effect to the Transactions, each Borrower has disclosed to the Lenders all agreements, instruments and corporate or other contractual restrictions to which it or any Subsidiary is subject, and all other matters reasonably known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. As of the date any such information was provided, none of the reports, financial statements, certificates or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any other Lender Party (other than projected financial information and other forward looking information and information of a general economic or industry specific nature) in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading (after giving effect to all supplements and updates thereto); provided that, with respect to projected financial information, (a) the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered and (b) it is understood and agreed that uncertainty is inherent in any forecasts or projections and no assurances can be given by the Company or the other Loan Parties of the future achievement of such performance and that actual results may vary from projected results and such variances may be material. SECTION 3.13. Material Agreements. No Loan Party nor any of the Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound in any respect that could reasonably be expected to result in a Material Adverse Effect. Immediately prior to, and after giving effect to the occurrence of, the Effective Date, (a) no default or event of default has occurred or will occur under any of the Material Agreements and (b) the Borrowers are not compelled under any of the Material Agreements to secure any obligations thereunder equally and ratably with the Obligations.

102 WBD (US) 52391250 AMERICAS 108683049 SECTION 3.14. Solvency. On the Effective Date after giving effect to the consummation of the Transactions, (a) the fair value of the assets of the Loan Parties, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Loan Parties, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Loan Parties, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) no Loan Party will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted after the Effective Date. SECTION 3.15. Insurance. As of the Effective Date, Schedule 3.15 sets forth a list of all insurance policies maintained by or on behalf of the Loan Parties (it being understood that the failure to list on such Schedule any insignificant insurance policies shall not result in a breach of this Section, provided that each Loan Party hereby represents and warrants that it reasonably believes that such Schedule sets forth a list of all insurance policies maintained by or on behalf of the Loan Parties). As of the Effective Date, all premiums in respect of the insurance of the Borrowers and the Subsidiaries have been paid. The Borrowers reasonably believe that the insurance maintained by or on behalf of the Loan Parties is adequate. SECTION 3.16. Capitalization and Subsidiaries. Schedule 3.16 sets forth (a) a correct and complete list of the name and relationship to the Company of each of the Company’s Subsidiaries; (b) a true and complete listing of each class of each of the Borrowers’ authorized Equity Interests (other than the Company), of which all of such issued shares are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified on Schedule 3.16; and (c) the type of entity of the Company and each of the Subsidiaries, in each case as of the Effective Date. All of the issued and outstanding Equity Interests of each Subsidiary owned by any Loan Party have been duly authorized and issued and are fully paid and non-assessable (to the extent such concepts are relevant with respect to such ownership interests). SECTION 3.17. Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral (to the extent required hereunder and thereunder) in favor of the Administrative Agent, for the benefit of the Lender Parties, and, to the extent required hereunder and under the Collateral Documents, such Liens constitute (or, in the case of real property, upon filing of the Mortgages as necessary will constitute) perfected and continuing Liens on the Collateral (solely to the extent and in the manner required by the Collateral Documents), securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except in the case of (a) Permitted Encumbrances and Permitted Liens, to the extent any such Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any Requirement of Law or agreement; and (b) Liens perfected only by possession

103 WBD (US) 52391250 AMERICAS 108683049 (including possession of any certificate of title), to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral. SECTION 3.18. Employment Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against any Loan Party or any Subsidiary pending or, to the knowledge of the Borrowers, threatened in writing which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The hours worked by and payments made to employees of the Loan Parties and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, State, local or foreign law dealing with such matters, except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. All payments due from any Loan Party or any Subsidiary, or for which any claim may be made against any Loan Party or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Loan Party or such Subsidiary, except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. SECTION 3.19. Regulation U; Use of Proceeds. Neither the Company nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board) and no part of the proceeds of any Loan made hereunder will be used to purchase or carry any margin stock or to extend credit to others for such a purpose that could reasonably be expected to result in a violation of Regulation U. The Borrowers shall have used the proceeds of the Loans in accordance with Section 5.08. SECTION 3.20. Sanctions/Anti-Corruption Representations. (a) No Loan Party nor any of its Subsidiaries is in violation of any Anti-Terrorism Laws, Anti-Corruption Laws, or Sanctions or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Laws, Anti-Corruption Laws, or Sanctions. (b) No Loan Party nor any of its Subsidiaries or any director or officer of any Loan Party or any of its Subsidiaries or, to the Loan Parties’ knowledge, any employee of any Loan Party or any of its Subsidiaries, is a Person (each such Person, a “Sanctioned Person”) that is: (i) the subject of any Sanctions, or (ii) located, organized or resident in a country, region or territory that is, or whose government is, the subject of countrywide Sanctions, which, as of the Effective Date, includes, the Regions of Crimea, Cuba, Iran, North Korea and Syria. SECTION 3.21. Food Security Act. Except to the extent that it could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, no Borrower has received any written notice pursuant to Section 1324(e)(1) or (3) of the FSA and there has not been filed any financing statement or notice, purportedly in compliance with the provisions of the FSA, that purports to perfect a security interest in farm products purchased by any Borrower in favor of a secured creditor of the seller of such farm products. Except where such

104 WBD (US) 52391250 AMERICAS 108683049 failure could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, to the extent applicable, each Borrower has registered as a buyer of farm products, pursuant to Section 1324(c)(2)(D) of the FSA, with the Secretary of State of each State in which farm products are produced that are purchased by the Company or any of the Subsidiaries and which has a central filing system, and each such registration is in full force and effect. SECTION 3.22. No Default. No Default or Event of Default has occurred and is continuing. SECTION 3.23. Source of Repayments. The funds used as the source of the Borrowers’ repayments to the Lenders have not been derived, directly or indirectly, from activities in violation of any law, rule, regulation, order, or decree of any Governmental Authority, including those identified specifically in Section 5.08, except where the foregoing (other than those specified in clauses (w) to (y) of Section 5.08), individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. SECTION 3.24. Beneficial Ownership Certification. As of the Effective Date, to the best of the knowledge of the Borrowers, the information included in any Beneficial Ownership Certification provided by the Loan Parties, if applicable, is true and correct in all material respects. ARTICLE IV CONDITIONS SECTION 4.01. Effective Date. The obligations of the Lenders to make Revolving Loans and the Initial Term Loans, and of the Issuing Banks to issue Letters of Credit hereunder, shall not become effective until the date on which each of the following conditions is satisfied in the judgment of the Administrative Agent and the Lenders: (a) Credit Agreement and Loan Documents. The Administrative Agent (or its counsel) shall have received from each applicable party a counterpart of this Agreement signed on behalf each such party, the Schedules to this Agreement in form and substance reasonably acceptable to the Administrative Agent, and, except as otherwise set forth in Section 5.15, each of the other Loan Documents (to the extent not previously provided) and such other certificates, documents, instruments and agreements as the Lenders or the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement, including any Notes requested by a Lender pursuant to Section 2.11(g), payable to the order of each such requesting Lender, and written opinions of the Loan Parties’ counsel from all applicable jurisdictions (including New York, Delaware, Minnesota, West Virginia and Bermuda), addressed to the Administrative Agent and the other Lender Parties and in form and substance acceptable to the Administrative Agent.

105 WBD (US) 52391250 AMERICAS 108683049 (b) Borrowing Request. The Administrative Agent shall have received a Borrowing Request in accordance with Section 2.03. (c) Financial Statements and Projections. To the extent not previously provided, the Administrative Agent and the Lenders shall have received (i) audited consolidated financial statements of the Company for the three most recent Fiscal Years ended at least 90 days prior to the Effective Date; and (ii) projected consolidated financial statements of the Company for the Fiscal Years ending 2021, 2022, 2023, 2024 and 2025, prepared on an annual basis. (d) Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent and the Lenders shall have received (i) a certificate of each Loan Party, dated the Effective Date and executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of its Board of Directors, members or other equivalent body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the Financial Officers and any other officers of such Loan Party authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including the certificate or articles of incorporation, certificate of formation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its bylaws or operating, limited liability company, management or partnership agreement, and (ii) if obtainable from the applicable jurisdiction, a long form good standing certificate (or, in the case of the Bermuda Borrowers, a certificate of compliance issued by the Registrar of Companies in Bermuda) for each Loan Party from its jurisdiction of organization. (e) No Default Certificate. The Administrative Agent and the Lenders shall have received a certificate, signed by a Financial Officer of the Company and dated the Effective Date (i) stating that no Default has occurred and is continuing; and (ii) stating that the representations and warranties contained in Article III are true and correct as of such date, except that such representations and warranties that relate solely to an earlier date shall be true and correct in all material respects as of such earlier date. (f) Fees. The Agents and the Lenders shall have received all fees required to be paid, and all expenses for which invoices have been presented at least one Business Day prior to the Effective Date (including the reasonable and documented out-of-pocket fees, disbursements and expenses of legal counsel of the Administrative Agent, as set forth in Section 9.03), on or before the Effective Date. (g) Lien Searches. The Administrative Agent shall have received the results of a recent lien search report in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no Liens on any of the assets of the Loan Parties, except for Permitted Liens or Liens discharged on or prior to the Effective Date pursuant to a pay-off letter or other documentation satisfactory to the Administrative Agent.

106 WBD (US) 52391250 AMERICAS 108683049 (h) Collateral Access and Control Agreements. To the extent not previously delivered to the Administrative Agent in connection with the Original Credit Agreement, the Administrative Agent shall have received each Collateral Access Agreement and Deposit Account Control Agreement that is required to be provided pursuant to each Security Agreement. (i) Solvency. The Administrative Agent shall have received a solvency certificate from a Financial Officer of the Company. (j) Pledged Stock; Stock Powers; Pledged Notes. To the extent not previously delivered to the Administrative Agent in connection with the Original Credit Agreement, the Administrative Agent shall have received (i) the certificates, if any, representing the shares of Equity Interests pledged pursuant to the Security Agreements, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof; and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Security Agreements endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof. (k) Filings, Registrations and Recordings. Each document (including any UCC financing statement) required by the Collateral Documents, the Mortgaged Property Requirements or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lender Parties, a perfected Lien (or in the case of Equity Interests of the Bermuda Borrowers, a first registered charge) on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Permitted Liens), shall be in proper form for filing, registration or recordation. (l) Approvals. All governmental and third party approvals necessary in connection with the Transactions and the financing contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or, to the knowledge of the Loan Parties after due inquiry, threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Transactions or the financing contemplated hereby. (m) Insurance. Except as required by clause (n) below, the Administrative Agent shall have received evidence of insurance coverage in compliance with the terms of Section 5.09 in form, scope and substance satisfactory to the Administrative Agent, together with certificates of insurance naming the Administrative Agent, on behalf of the Lender Parties, as an additional insured or loss payee, as applicable, to the extent required under Section 5.09. (n) Flood Insurance. The Administrative Agent shall have received, with respect to each Mortgaged Property subject to a Mortgage, (i) a completed “Life of Loan”

107 WBD (US) 52391250 AMERICAS 108683049 FEMA Standard Flood Hazard Determination and, if the area in which any Improvements are located on any Mortgaged Property is designated a “special flood hazard area” in any flood insurance rate map published by FEMA (or any successor agency), a notice with respect to special flood hazard area status and flood disaster assistance, duly executed on behalf of the Borrowers and (ii) if applicable, evidence of insurance with respect to the Mortgaged Properties in form and substance reasonably satisfactory to the Administrative Agent and in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Acts. (o) Regulatory Matters. All legal (including tax) and regulatory matters shall be satisfactory to the Administrative Agent and the Lenders, including but not limited to compliance with all applicable requirements of Regulations T, U and X of the Board of Governors of the Federal Reserve System. (p) “Know Your Customer” Requirements. (i) The Administrative Agent and the Lenders shall have received all documentation and other information requested by the Administrative Agent and required under applicable “know your customer”, Beneficial Ownership Regulation and anti-money laundering rules and regulations, including all information required to be delivered pursuant to Section 9.14. (ii) Any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Borrower. (q) Original Credit Agreement. All principal, interest, fees and other obligations (other than contingent indemnification obligations as to which no unsatisfied claim has been asserted) under the Original Credit Agreement shall have been (or shall substantially contemporaneously be) refinanced in full with the proceeds of Loans hereunder as contemplated by Section 9.20 and cash on hand of the Borrowers. The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding. For purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender. SECTION 4.02. Each Credit Event. The obligations of (a) each Lender to make a Loan on the occasion of any Borrowing and (b) each Issuing Bank to issue, amend, renew, reinstate or extend any Letter of Credit (it being understood that the conversion into or continuation of a Eurodollar Loan or, solely with respect to Section 4.02(a), the amendment, renewal,

108 WBD (US) 52391250 AMERICAS 108683049 reinstatement or extension of a Letter of Credit does not constitute a Borrowing or the issuance of a Letter of Credit), are subject to the satisfaction of the following conditions: (a) The representations and warranties of the Loan Parties set forth in this Agreement shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance of such Letter of Credit, as applicable, except that such representations and warranties (i) that relate solely to an earlier date shall be true and correct in all material respects as of such earlier date and (ii) shall be true and correct in all respects to the extent they are qualified by a materiality standard. (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal, reinstatement or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing. (c) After giving effect to any Borrowing or the issuance, amendment, renewal, reinstatement or extension of any Letter of Credit, the Aggregate Revolving Exposure shall not exceed the aggregate Revolving Commitments. (d) In the case of any Borrowing of a Delayed Draw Term Loan: (i) such Borrowing shall have been requested to be funded prior to the Delayed Draw Termination Date; (ii) such Borrowing shall be in an amount not less than $25,000,000 (or, if less, the remaining undrawn Delayed Draw Term Loan Commitments); and (iii) the Administrative Agent and the Lenders shall have received all fees and expenses required to be paid on or prior to the applicable Delayed Draw Funding Date pursuant to the Loan Documents. Each Borrowing and each issuance of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section 4.02. Each amendment, renewal, reinstatement or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (b) and (c) of this Section 4.02. Notwithstanding anything in this Agreement or anything else to the contrary, with respect to any Delayed Draw Term Loan or Incremental Loans, the proceeds of which shall be used to finance a Limited Condition Acquisition, (x) with respect to clause (i) above, the only representations and warranties, the accuracy of which shall be a condition to the availability of such Delayed Draw Term Loan on the applicable Delayed Draw Funding Date or Incremental Loans, shall be limited to customary “specified representations”, and (y) with respect to clause (ii) above, it shall only be a condition to the availability of such Delayed Draw Term Loan that,

109 WBD (US) 52391250 AMERICAS 108683049 as of the applicable Delayed Draw Funding Date or Incremental Loans, no Event of Default under clause (a), (b), (h) or (i) of Article VII exists or would result therefrom. ARTICLE V AFFIRMATIVE COVENANTS Until all Obligations have been Fully Satisfied, each Loan Party executing this Agreement covenants and agrees with the Lender Parties that: SECTION 5.01. Financial Statements; Other Information. The Borrowers will furnish to the Administrative Agent (which shall in turn furnish to each other Lender Party): (a) within 90 days after the end of each Fiscal Year, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such Fiscal Year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all reported on by a “Big Four” accounting firm, or other independent public accountants of recognized national standing that are reasonably acceptable to the Administrative Agent (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit), to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company on a consolidated basis, accompanied by any final management letter prepared by said accountants; (b) within 45 days after the end of each of the first three Fiscal Quarters, the Company’s unaudited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year; (c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a Compliance Certificate, (i) certifying, in the case of the financial statements delivered under paragraph (b) above, as presenting fairly in all material respects the financial condition and results of operations of the Company on a consolidated basis, subject to normal year-end audit adjustments and the absence of footnotes; (ii) certifying whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto; (iii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.12 and 6.13; and (iv) stating whether any applicable change in GAAP that has a material effect on any financial statements or in the application thereof has occurred since the later of the date of the audited financial statements referred to in Section 3.04 and the date of the prior certificate

110 WBD (US) 52391250 AMERICAS 108683049 delivered pursuant to this paragraph (c) indicating such a change and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate; (d) [reserved]; (e) as soon as available, but in any event not more than 60 days following the beginning of each Fiscal Year, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and statement of cash flow) of the Company for each quarter of the upcoming Fiscal Year, in form reasonably satisfactory to the Administrative Agent; (f) [reserved]; (g) [reserved]; (h) [reserved]; (i) promptly after the same become publicly available, copies of all proxy statements and periodic reports on Form 10-K, Form 10-Q and Form 8-K that are filed by the Company or any Subsidiary with the SEC or any national securities exchange, as the case may be; provided that any documents required to be delivered pursuant to paragraphs (a) and (b) and this paragraph (i) shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet; or (ii) on which such documents are posted on the Company’s behalf on the Platform or another relevant website, if any to which each Lender Party has access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); and provided, further, that the Company shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents; and (j) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any other Lender Party may reasonably request. SECTION 5.02. Notices of Material Events. The Borrower Representative will furnish to the Administrative Agent (which shall post such notices to the other Lender Parties) prompt written notice, accompanied by a statement of a Financial Officer or other executive officer of the Borrower Representative setting forth in reasonable detail the nature of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto, of the following: (a) the occurrence of any Default or Event of Default;

111 WBD (US) 52391250 AMERICAS 108683049 (b) receipt of any notice of any governmental investigation or any governmental or other litigation or proceeding commenced or threatened against any Loan Party that (i) could reasonably be expected to result in a Material Adverse Effect (including any such litigation or proceeding (A) seeking injunctive relief or (B) that is asserted or instituted against any Plan, its fiduciaries or its assets) or (ii) alleges criminal misconduct by the Company or the Subsidiaries; (c) any Lien (other than Permitted Liens) or claim made or asserted against any of the Collateral in the amount of $25,000,000 or more; (d) any damage, destruction or other casualty event involving the Collateral in the amount of $25,000,000 or more, whether or not covered by insurance; (e) any and all written notices of default received by the Company or the Subsidiaries under or with respect to any leased location or public warehouse where Collateral is located with a fair market value in excess of $25,000,000; (f) to the extent not provided pursuant to Section 5.01(i), all (i) amendments to the Mexican Credit Facility to the extent the aggregate outstanding principal balance under the Mexican Credit Facility is in excess of $25,000,000 at such time, and (ii) material amendments to the Material Agreements, together with a copy of each such amendment; (g) [reserved]; (h) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrowers and their Subsidiaries in an aggregate amount exceeding $25,000,000, any such notice to be delivered concurrently with the delivery of a Compliance Certificate under Section 5.01(c); (i) receipt by the Loan Parties of any notice or notices (or amendment to any previous notice) under PACA, PSA or other similar Requirements of Law (in each case, other than any such notice consisting solely of a provision in the applicable invoice relating thereto reserving a seller’s rights under such acts), in respect of claims in an aggregate amount at any one time outstanding for all such notices of $25,000,000 or more, to preserve the benefits of any trust applicable to any assets of any Loan Party under the provisions of PACA, PSA or other similar Requirements of Law (and the Loan Parties shall provide, or shall cause to be provided, promptly to the Administrative Agent a true, correct and complete copy of such notice or notices (or amendment), as the case may be, and other information delivered in connection therewith), any such notice to be delivered concurrently with the delivery of a Compliance Certificate under Section 5.01(c);

112 WBD (US) 52391250 AMERICAS 108683049 (j) any change in respect of the Disclosed Matters that could reasonably be expected to result in a Material Adverse Effect; (k) the occurrence of any event described in Section 3.07(b) or 3.07(c), in each case as and when any such notice is required to be delivered pursuant to each Section; (l) concurrently with the delivery of each Compliance Certificate pursuant to Section 5.01(c), the assertion of any claim pursuant to applicable Environmental Law, including alleged violations of or non-compliance with permits, licenses or other authorizations issued pursuant to applicable Environmental Law by any Person against, or with respect to the activities of, any Loan Party that would (either individually or in the aggregate) reasonably be expected to result in a material Environmental Liability; and (m) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect. SECTION 5.03. Existence; Conduct of Business. Each Loan Party will, and will cause each Subsidiary to, (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, in each case except where the failure to so preserve, renew, keep in full force and effect or maintain could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or 6.05; and (b) carry on and conduct its business, in all material respects, in the poultry industry and such other activities that are substantially similar, related or incidental thereto (including, without limitation, processing, packaging, distribution and wholesales of poultry and related or similar products). SECTION 5.04. Payment of Obligations. Each Loan Party will, and will cause each Subsidiary to, pay or discharge all Material Indebtedness as and when due (except to the extent not constituting an Event of Default under paragraph (f) or (g) of Article VII), all Taxes and other claims, which claims, if unpaid, could result in a Lien on any Loan Party’s property, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect; it being understood that, to the extent that certain Taxes or other such claims cannot (pursuant to contractual agreement or Requirements of Law) be contested before such Taxes or other amounts become delinquent or in default, a Loan Party shall be deemed to be in satisfaction of clause (a) above if such Loan Party timely commences

113 WBD (US) 52391250 AMERICAS 108683049 appropriate proceedings after the earliest date that it is permitted to contest such Taxes or other claims by such contractual agreement or Requirements of Law. SECTION 5.05. Maintenance of Properties. Each Loan Party will, and will cause each Subsidiary to, do all things necessary to at all times, maintain, preserve and protect each Mortgaged Property and all other material property, whether real or personal, and keep such property in good repair, working order and condition (other than wear and tear and casualty and condemnation occurring in the ordinary course of business). SECTION 5.06. Books and Records; Inspection Rights. Each Loan Party will, and will cause each Subsidiary to, (a) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (b) permit any representatives designated by the Administrative Agent or any other Lender Party (including employees of the Administrative Agent, any other Lender Party or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records (including environmental assessment reports and Phase I or Phase II studies), in each case that are not protected by attorney-client privilege or bound by confidentiality agreements that have been entered into in the ordinary course of business and consistent with historical practice, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested (provided that (i) the obligation of the Company to reimburse the Lender Parties for the expenses of any such inspection shall be limited to reimbursing the Administrative Agent for its expenses that are incurred in connection with two visits annually unless an Event of Default exists, in which case there shall be no limit on the Company’s obligation to reimburse such expenses, and (ii) all visits and inspections by or on behalf of any Lender Party (other than the Administrative Agent) shall be conducted concurrently with any such visit or inspection that is conducted by the Administrative Agent or its designated representatives), and, in each case, with a reasonable opportunity for a representative of the Company to be present. The Loan Parties acknowledge that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the other Lender Parties certain reports pertaining to the Loan Parties’ assets for internal use by such Lender Parties. SECTION 5.07. Compliance with Laws and Contractual Obligations. (a) Each Loan Party will, and will cause each Subsidiary to, comply with all of its contractual obligations and Requirements of Law, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Borrowers will maintain in effect policies and procedures reasonably designed to promote compliance by the Loan Parties, their Subsidiaries and their respective directors, officers, employees and agents (solely to the extent any Loan Party exercises operational control over any such agent) with applicable Anti-Terrorism Laws and Anti-Corruption Laws.

114 WBD (US) 52391250 AMERICAS 108683049 (b) In addition to and without limiting the generality of paragraph (a), each Loan Party will, and will cause each Subsidiary and ERISA Affiliate to, (i) comply with all applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder with respect to all Plans, or any similar such laws, regulations and published interpretations applicable in jurisdictions and countries other than the United States with respect to all other pension plans, except where the failure to comply could not reasonably be expected to result in a Material Adverse Effect, (ii) not take any action or fail to take action the result of which would result in a liability to the PBGC or to a Multiemployer Plan in an amount that could reasonably be expected to result in a Material Adverse Effect and (iii) furnish to the Administrative Agent upon the Administrative Agent’s request such additional information about any Plan concerning compliance with this covenant as may be reasonably requested by the Administrative Agent. SECTION 5.08. Use of Proceeds. The proceeds of the Loans will be used (a) on the Effective Date, (i) for the PPC Refinancing, and (ii) to pay the fees and expenses incurred in connection with the Transactions and (b) on and after the Effective Date, to finance the general corporate purposes of the Borrowers (including capital expenditures, Permitted Acquisitions, to fund working capital, payments of principal and interest on the Loans, and any refinancing(s) of or modifications to Indebtedness permitted in this Agreement, subject to the relevant limitations contained in this Agreement). No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. No Loan Party will, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (w) to fund in violation of Sanctions any activities or business of or with any Person, or in any country, region, or territory, that, at the time of such funding, is, or whose government is, the subject of countrywide Sanctions, which includes, as of the Effective Date, the Regions of Crimea, Cuba, Iran, North Korea and Syria (x) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor, or otherwise), (y) directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Laws that may be applicable, or (z) in violation of any other law, rule, regulation, order or decree of any Government Authority except, in the case of this clause (z), where the foregoing, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. SECTION 5.09. Insurance. Each Loan Party will, and will cause each Subsidiary to, maintain with financially sound and reputable carriers having a financial strength rating of at least A- by A.M. Best Company at the time of the initial bindings or any renewals thereof (a) insurance in such amounts (with no greater risk retention) and against such risks (including loss or damage by fire and loss in transit, theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is

115 WBD (US) 52391250 AMERICAS 108683049 customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations; provided that the Borrowers and the Subsidiaries may self-insure for workmen’s compensation, crime, general liability, auto liability, employee benefits, property risks and live chicken inventory in accordance with applicable industry standards and in a manner consistent with other similarly situated Persons in the same industry; and provided, further, that the Borrowers and the Subsidiaries shall not self-insure for general liability, auto liability or property risks in excess of the first $10,000,000 of loss deductible with respect thereto without the consent of the Administrative Agent; (b) if any Improvements on any portion of any Mortgaged Property are located in an area identified by FEMA as an area having special flood hazards pursuant to the Flood Insurance Acts, a policy of flood insurance with financially sound and reputable insurance companies that (i) covers such Improvements of such Mortgaged Property that are located in a flood zone, and (ii) is written in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to Flood Insurance Acts; and (c) all other insurance required pursuant to the Collateral Documents. The Borrowers will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained. All such insurance policies, to the extent such insurance policies by their terms insure any portion of the Collateral, shall name the Administrative Agent (for the benefit of the Lender Parties) as an additional insured or as a loss payee, as applicable. SECTION 5.10. Casualty and Condemnation. The Borrowers (a) will furnish to the Administrative Agent (which shall in turn provide such notice to the Collateral Agent and the other Lender Parties) prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement. SECTION 5.11. [Reserved]. SECTION 5.12. [Reserved]. SECTION 5.13. Additional Collateral; Further Assurances. (a) Subject to Requirements of Law, each Borrower and each other U.S. Loan Party shall cause (i) any Material Subsidiary created or acquired after the Effective Date, (ii) any Subsidiary that has otherwise become a Material Subsidiary after the Effective Date (it being understood that a Subsidiary’s status as a Material Subsidiary for the purposes of clauses (i) and (ii) shall be as determined as of the most recent date upon which financial statements have been required to be delivered pursuant to Section 5.01(a) or (b)) or (iii) any Domestic Subsidiary or Foreign DRE whose Equity Interests are not held directly or indirectly by a Foreign Subsidiary that is treated as a corporation for U.S. federal income tax purposes that incurs any Indebtedness for borrowed money (other than intercompany Indebtedness) or Guarantees any such Indebtedness to become, not later than 45 days after the occurrence of any of the foregoing events or determinations, as applicable

116 WBD (US) 52391250 AMERICAS 108683049 (which period may be extended by the Administrative Agent in its sole discretion), a U.S. Loan Guarantor and thus a U.S. Loan Party by executing the Joinder Agreement set forth as Exhibit J hereto (the “Joinder Agreement”). Upon execution and delivery thereof, each such Person (x) shall automatically become a U.S. Loan Guarantor hereunder and thereupon shall have all of the rights, benefits, duties and obligations in such capacity under the Loan Documents and (y) will, subject to the limitations relating to pledges of Equity Interests in paragraph (b) of this Section 5.13, grant Liens to the Administrative Agent (for the benefit of the Lender Parties) in any property of such U.S. Loan Party which constitutes Collateral. Notwithstanding the foregoing, and for the avoidance of doubt, (i) neither PPC Mexico nor any of PPC Mexico’s subsidiaries, (ii) none of the Moy Park Entities and (iii) none of the UK/EU Entities, in each case, is or shall be required to become a U.S. Loan Party. Notwithstanding the foregoing, no Foreign Subsidiary shall be required to become a U.S. Loan Party to the extent resulting in material adverse tax consequences to the Borrowers and their Subsidiaries, as determined in good faith by the Borrowers. (b) To secure the prompt payment and performance of all the U.S. Secured Obligations, each Borrower and each Subsidiary that is a U.S. Loan Party will cause (i) 100% of the issued and outstanding Equity Interests of each of (A) the Domestic Subsidiaries other than Domestic Subsidiaries whose Equity Interests are owned, directly or indirectly, by a Foreign Subsidiary that is treated as a corporation for U.S. Federal income tax purposes, and (B) the Foreign DREs whose Equity Interests are not held directly or indirectly by a Foreign Subsidiary that is treated as a corporation for U.S. federal income tax purposes, other than any such Foreign DRE where the assets of such Foreign DRE include Equity Interests of a “controlled foreign corporation” (within the meaning of Section 957(a) of the Code) that, when aggregated with any other Equity Interests held by any other Affiliates of such Foreign DRE would constitute ownership of greater than 65% of the total combined classes of Equity Interests entitled to vote in such controlled foreign corporation (it being understood that, pursuant to paragraph (a) of this Section, such Foreign DRE shall pledge all of its assets which do not constitute Equity Interests in such controlled foreign corporation and such Equity Interest in the controlled foreign corporation such that, when aggregated with the Equity Interests of such controlled foreign corporation pledged by any other Affiliates of the Foreign DRE, the total Equity Interests pledged by the Foreign DRE will constitute a pledge of 65% of the total combined classes of Equity Interests entitled to vote in such controlled foreign corporation); (ii) 65% of the Equity Interests constituting the total combined classes of Equity Interests entitled to vote in each First-Tier Foreign Subsidiary that is not a Foreign DRE; and (iii) 100% of the non-voting Equity Interests of each First-Tier Foreign Subsidiary that is not a Foreign DRE, to be subject at all times to a valid, perfected first priority security interest (subject to Permitted Liens) in favor of the Administrative Agent (for the benefit of the Lender Parties) pursuant to the terms and conditions of the Loan Documents as the Administrative Agent shall reasonably request; provided that, notwithstanding the foregoing, no U.S. Loan Party shall be required to pledge any Equity Interests of PPC Mexico or its subsidiaries. The Borrowers agree that if (x) the

117 WBD (US) 52391250 AMERICAS 108683049 Administrative Agent notifies the Borrower Representative that as a result of a Change in Law there is a reason to believe that a pledge of a greater percentage of any Foreign Subsidiary’s voting Equity Interests or a guarantee by any Foreign Subsidiary of the U.S. Secured Obligations could not reasonably be expected to result in a “deemed dividend” under Section 956 of the Code or any other Tax liability to the Borrowers or any Foreign Subsidiary which would not have otherwise resulted absent such pledge and (y) subsequent to the receipt of such notice the Borrower Representative reasonably determines (which determination the Borrower Representative agrees to consider, in consultation with its counsel and other tax advisors, promptly following receipt of such notice from the Administrative Agent) that a pledge of more than 65% of the total combined voting power of all classes of Equity Interests entitled to vote of such Foreign Subsidiary or a guarantee by such Foreign Subsidiary of the U.S. Secured Obligations could not reasonably be expected to result in such a “deemed dividend” or any other Tax liability to the Borrowers or any Foreign Subsidiary which would not have otherwise resulted absent such pledge, the applicable Borrower will promptly pledge such greater percentage of the voting Equity Interests of each such Foreign Subsidiary and cause each such Foreign Subsidiary to provide a guarantee of the U.S. Secured Obligations, in each case to the extent that the foregoing could not reasonably be expected to result in such a “deemed dividend” under Section 956 of the Code or other Tax liability to the Borrowers or any Foreign Subsidiary. Furthermore, the Lenders agree that if (1) the Borrower Representative notifies the Lenders that as a result of a Change in Law there is a reason to believe that a pledge of a lower percentage of any Foreign Subsidiary’s voting Equity Interests would be reasonably necessary in order to avoid there being a “deemed dividend” under Section 956 of the Code or otherwise triggering material Tax liability to the Borrowers or any Foreign Subsidiary and (2) subsequent to the receipt of such notice, each Lender reasonably determines (which determination each Lender agrees to consider, in consultation with its counsel and other tax advisors, promptly following receipt of such notice from the Borrower Representative) that a pledge of less than 65% of the total combined voting power of all classes of Equity Interests entitled to vote of such Foreign Subsidiary would be reasonably necessary in order to avoid there being a “deemed dividend” under Section 956 of the Code or otherwise triggering material Tax liability to the Borrowers or any Foreign Subsidiary, the applicable Borrower may promptly pledge such lower percentage of the voting Equity Interests of each such Foreign Subsidiary and the Administrative Agent (for the benefit of the Lender Parties) shall promptly release any excess percentage, to the extent necessary such that the foregoing would avoid there being a “deemed dividend” under Section 956 of the Code or otherwise triggering material Tax liability to the Borrowers or any Foreign Subsidiary. (c) Subject to Requirements of Law, each Bermuda Borrower and each other Bermuda Loan Party shall cause (i) any Material Subsidiary that is organized under the laws of Bermuda and is created or acquired after the Effective Date, (ii) any Subsidiary that is organized under the laws of Bermuda and has otherwise become a Material Subsidiary after the Effective Date (it being understood that a Subsidiary’s status as a

118 WBD (US) 52391250 AMERICAS 108683049 Material Subsidiary for the purposes of clauses (i) and (ii) above shall be as determined as of the most recent date upon which financial statements have been required to be delivered pursuant to Section 5.01(a) or (b)) or (iii) any Subsidiary that is organized under the laws of Bermuda that incurs any Indebtedness for borrowed money (other than intercompany Indebtedness) or Guarantees any such Indebtedness to become, not later than 45 days after the occurrence of any of the foregoing events or determinations, as applicable (which period may be extended by the Administrative Agent in its sole discretion), a Bermuda Loan Guarantor by executing a guarantee agreement that guarantees repayment of the Bermuda Secured Obligations (which guarantee agreement shall be in substantially the form of the Bermuda Guaranty) and a security agreement (which shall, among other things, pledge 100% of the Equity Interests in each such Subsidiary and grant a security interest in all the personal property of each such Subsidiary, the foregoing to be in substantially the form of the Bermuda Pledge Agreement, the Bermuda Security Agreement or the Puerto Rico Security Agreement, as applicable) that secures repayment of the Bermuda Secured Obligations, together with such other documentation and filings that the Administrative Agent may reasonably require in order to perfect its valid, perfected first priority security interest (subject to Permitted Liens) in the assets subject to the terms of such Security Agreement. (d) Without limiting the foregoing, each Loan Party will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Loan Parties. (e) The Borrower Representative will promptly notify the Administrative Agent if any Borrower or any other Loan Party acquires any real or personal property with a fair market value in excess of $25,000,000 (other than assets constituting Collateral under the Security Agreements that are, as a result of actions previously taken, automatically subject to a valid, perfected first priority security interest or mortgage lien (subject to Permitted Liens) in favor of the Administrative Agent (for the benefit of the Lender Parties) upon acquisition thereof), and, if requested by the Administrative Agent or the Required Lenders and subject to the terms and conditions of this Agreement, the Borrowers will promptly cause such assets to be subjected to a valid, perfected first priority security interest or mortgage lien (subject to Permitted Liens) in favor of the Administrative Agent (for the benefit of the Lender Parties) securing the applicable Secured Obligations and will take, and cause, as reasonably practicable, the applicable Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, all at the expense of the Loan

119 WBD (US) 52391250 AMERICAS 108683049 Parties; provided that it is hereby acknowledged and agreed that, the Administrative Agent shall not request and such Loan Party shall not deliver any Mortgage until the Lenders are reasonably satisfied with flood insurance due diligence and flood insurance compliance. SECTION 5.14. Source of Repayments. The funds used as the source of the Borrowers’ repayments to the Lenders shall not derive, directly or indirectly, from activities in violation of any rule, regulation, order, or decree of any Governmental Authority, including those identified specifically in Section 5.08, except, in each case (other than those specified in clauses (w) to (y) of Section 5.08), where the foregoing, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. SECTION 5.15. Post-Closing Covenants. (a) On or before 120 days after the Effective Date (or such longer period as the Administrative Agent may agree in its sole discretion), the Administrative Agent shall have received such duly executed amendments with respect to each Mortgage, in form and substance acceptable to the Administrative Agent, as shall be reasonably necessary to create a valid, perfected first priority security interest and mortgage lien (subject to Permitted Liens) in favor of the Collateral Agent in all of the Mortgaged Property. (b) On or before 120 days after the Effective Date (or such longer period as the Administrative Agent may agree in its sole discretion), the Company shall have delivered to the Administrative Agent, in form and substance acceptable to the Administrative Agent, with respect to each Mortgage and the properties covered thereby, (i) date down and modification endorsements to existing policies or mortgagee title insurance policies to the extent date down and modification endorsements are not available (provided that new or updated surveys shall not be required in connection with such endorsements or policies), as the case may be; and (ii) modifications thereto to reflect the new Maturity Date and such other matters with respect to this Agreement as the Administrative Agent shall require. (c) On or before 90 days after the Effective Date (or such longer period as the Administrative Agent may agree in its sole discretion), the Company, if reasonably requested by the Administrative Agent, shall have delivered to the Administrative Agent, in form and substance acceptable to the Administrative Agent, an assignment or amendment of each IP Security Agreement (as defined in the Security Agreement) that is required to be provided pursuant to the Security Agreement, to evidence the Liens granted thereby in favor of the Administrative Agent. (d) The Company shall pay all reasonable costs required to comply with this Section 5.15.

120 WBD (US) 52391250 AMERICAS 108683049 ARTICLE VI NEGATIVE COVENANTS Until the Obligations have been Fully Satisfied, each Loan Party executing this Agreement covenants and agrees with the Lender Parties that: SECTION 6.01. Indebtedness. No Loan Party will, nor will it permit any of the Subsidiaries to, create, incur or suffer to exist any Indebtedness, except: (a) the Secured Obligations; (b) Indebtedness existing on the Effective Date and set forth in Schedule 6.01(b) and refinancing, refundings, extensions, renewals and replacements of any such Indebtedness in accordance with paragraph (f) hereof; (c) Indebtedness (other than Guarantees described in paragraph (d) below) of any Borrower to any Subsidiary and of any Subsidiary to any Borrower or any other Subsidiary; provided that (i) Indebtedness under this paragraph (c) shall not be permitted unless the corresponding Investment is permitted under Section 6.04 and (ii) Indebtedness of any Loan Party to any Subsidiary that is not a Loan Party shall be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent; (d) Guarantees by any Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of any Borrower or any other Subsidiary; provided that (i) the Indebtedness so Guaranteed is permitted by this Section 6.01; (ii) Guarantees under this paragraph (d) shall not be permitted unless the corresponding Investment is permitted under Section 6.04; and (iii) Guarantees permitted under this paragraph (d) shall be subordinated to the Secured Obligations of the applicable Subsidiary on terms no less favorable to the Lenders as the Indebtedness so Guaranteed is subordinated to the Secured Obligations (if any); (e) Indebtedness of any Borrower or any Subsidiary (i) incurred to finance the lease, acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations, industrial revenue bonds, municipal bonds or similar bonds, Indebtedness in respect of sale and leaseback transactions permitted under Section 6.06 and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof and (ii) refinancings, refundings, extensions, renewals and replacements of any such Indebtedness in accordance with paragraph (f) hereof; provided that in the case of paragraph (e)(i) above, (A) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount

121 WBD (US) 52391250 AMERICAS 108683049 of Indebtedness that may be incurred in any Fiscal Year shall not exceed the greater of (1) $500,000,000 and (2) 10% of Consolidated Tangible Assets (which, for the purposes of this clause (e) shall be measured at the time such Indebtedness is incurred); (f) Indebtedness which represents a refinancing, refunding, extension, renewal or replacement of any of the Indebtedness described in paragraphs (b), (e), (j), and (k), hereof; provided that (i) the principal amount of such Indebtedness is not increased, except by an amount equal to (x) any reasonable premium or similar amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, refunding, extension, renewal or replacement, and (y) any then existing unutilized commitment to extend credit to the relevant Loan Party or relevant Subsidiary thereof under any agreement governing such Indebtedness (provided that this paragraph (f) shall not limit the principal amount of such Indebtedness that may be increased to the extent such Indebtedness may be incurred under any other provision of this Section 6.01 and so long as such Indebtedness is deemed to have been incurred under such provision); (ii) any Liens securing such Indebtedness are not extended to any additional property of any Loan Party (provided that assets that are subject to or secure any Indebtedness of any Loan Party or any Subsidiary constituting Capital Lease Obligations or purchase money Indebtedness permitted under Section 6.01(b), (e), or (k) or operating leases may also secure any other Indebtedness of such Loan Party or Subsidiary constituting Capital Lease Obligations, purchase money Indebtedness or operating leases to the extent that such Indebtedness is advanced or otherwise extended by the same creditor or its Affiliates); (iii) no Loan Party that is not originally obligated with respect to repayment of such Indebtedness is required to become obligated with respect thereto (provided that this clause (iii) shall not limit other Loan Parties becoming obligated with respect thereto to the extent such Indebtedness may be incurred by such other Loan Parties under Section 6.01(c) or (d); (iv) such refinancing, refunding, extension, renewal or replacement does not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, refunded, extended, renewed or replaced (provided that this clause (iv) shall not apply to any such Indebtedness that matures prior to the Maturity Date); (v) the terms of any such refinancing, refunding, extension, renewal or replacement are not materially less favorable to the obligor thereunder (as determined by the Company in its commercially reasonable judgment) than the original terms of such Indebtedness; and (vi) if the Indebtedness that is refinanced, refunded, extended, renewed or replaced was subordinated in right of payment to the Secured Obligations, then the terms and conditions of the refinancing, refunding, extension, renewal or replacement Indebtedness must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that were applicable to the refinanced, renewed or extended Indebtedness; (g) (i) Indebtedness owed to any Person providing workers’ compensation, unemployment insurance, health, disability or other employee benefits or other social security legislation or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, and (ii) letters of credit, bank guarantees or

122 WBD (US) 52391250 AMERICAS 108683049 similar instruments for the benefit of Persons under clause (i) of this paragraph (g) in each case incurred in the ordinary course of business by any Captive Insurance Company; (h) Indebtedness (other than Indebtedness for borrowed money) of any Borrower or any Subsidiary in respect of bids, trade contracts, leases, statutory obligations, performance bonds, bid bonds, appeal bonds, surety bonds, customs bonds and similar obligations (or, in the case of Captive Insurance Companies, in respect of letters of credit, bank guarantees or similar obligations related thereto), in each case provided in the ordinary course of business; (i) (i) Indebtedness of (A) PPC Mexico and its Mexican Subsidiaries in respect of the Mexican Credit Facility, in an aggregate principal amount not to exceed the greater of $100,000,000 and MXN$1,500,000,000 at any time outstanding, and (B) the Moy Park Entities, in an aggregate principal amount not to exceed the greater of $225,000,000 and £150,000,000 at any time outstanding; and (ii) other Indebtedness of Foreign Subsidiaries in an aggregate principal amount not to exceed the greater of (A) $750,000,000 and (B) 20% of Consolidated Tangible Assets (which, for purposes of this clause (ii)(A), shall be measured at the time such Indebtedness is incurred) at any time outstanding; (j) Indebtedness in respect of the Intercompany IRBs (provided that, to the extent that any Subsidiary that is not a Loan Party is obligated under any Intercompany IRBs to any Loan Party, such Indebtedness of such Subsidiary shall not be permitted under this paragraph unless such Intercompany IRB is existing on the Effective Date and set forth on Schedule 6.01(b) or the corresponding Investment is permitted under Section 6.04); (k) (i) Indebtedness of any Person that becomes a Subsidiary after the Effective Date in connection with an Investment permitted by Section 6.04(h), (k), (q) or (s) (provided that such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary) and (ii) Indebtedness owed to any seller of property acquired in connection with an Investment permitted by Section 6.04(k), (q) or (t); provided that both before and after giving effect to Indebtedness pursuant to this paragraph (k), on a Pro Forma Basis (x) no Default or Event of Default shall exist or result therefrom and (y) the Borrowers shall be in compliance with the covenants set forth in Sections 6.12 and 6.13 for the Test Period ending immediately prior to the incurrence of such Indebtedness for which financial statements have been delivered pursuant to Section 5.01(a) or (b); (l) Indebtedness pursuant to clause (a)(ii) of the definition thereof in respect of customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

123 WBD (US) 52391250 AMERICAS 108683049 (m) Indebtedness owed in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearinghouse transfers of funds; (n) Indebtedness arising from agreements of the Company or the Subsidiaries providing for indemnification, adjustment of acquisition price or similar obligations, in each case, to the extent such obligations are incurred or assumed in connection with the acquisition or disposition of any business or assets by the Company or the Subsidiaries permitted by Section 6.04 or Section 6.05; (o) Indebtedness supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit; (p) Indebtedness consisting of the financing of insurance premiums (other than to the Captive Insurance Company or other Affiliates of the Company) in the ordinary course of business; (q) Indebtedness pursuant to paragraph (d) of the definition thereof consisting of take-or-pay obligations contained in supply arrangements in the ordinary course of business and consistent with historical practice; (r) Indebtedness pursuant to paragraph (d) of the definition thereof incurred by the Company and the Subsidiaries representing deferred compensation to officers and employees of such Person in the ordinary course of business; (s) Indebtedness arising out of the endorsement for deposit or collection of items received in the ordinary course of business; (t) other (i) unsecured Indebtedness (including the aggregate principal amount of the 2027 Senior Notes and the 2031 Sustainability-Linked Senior Notes and any Permitted Subordinated Indebtedness at any time outstanding) in an aggregate principal amount not to exceed at any time outstanding the result of (A) $4,000,000,000 minus (B) the principal amount of all secured Indebtedness then outstanding (including pursuant to Section 6.01(a), (b), (e), and (t)(ii) but excluding pursuant to Section 6.01(i)), and (ii) secured Indebtedness in an aggregate amount not to exceed $50,000,000 at any time outstanding, provided that (X) no principal payment or prepayment shall be made under such Indebtedness prior to six months following the latest Maturity Date in effect on the date of the incurrence of such Indebtedness (other than (1) in the case of unsecured Indebtedness permitted by clause (i) above, (I) in connection with a refinancing of such Indebtedness with new unsecured Indebtedness permitted by clause (t)(i) to the extent such proceeds are not required to repay the Loans pursuant to Section 2.12(c) or (II) with the proceeds of the issuance of any Equity Interests of the Company, and (2) in the case of secured Indebtedness permitted by clause (ii) above, in connection with a refinancing of such Indebtedness permitted by clause (t)(ii) and Section 6.02), unless in each case,

124 WBD (US) 52391250 AMERICAS 108683049 both concurrently with and after giving effect to such payment under such Indebtedness, there are no Loans outstanding, (Y) the stated maturity date of such Indebtedness shall not be earlier than six months following the latest Maturity Date in effect on the date of the incurrence of such Indebtedness; and (Z) no such Indebtedness may be created or incurred unless both before and after giving effect to such Indebtedness, on a Pro Forma Basis (1) no Default or Event of Default shall exist or result therefrom, and (2) the Borrowers shall be in compliance with the covenants set forth in Sections 6.12 and 6.13 for the Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b) ending immediately prior to the incurrence of such Indebtedness; (u) Indebtedness consisting of promissory notes issued by any Loan Party to future, present or former directors, officers or employees of the Company or any of the Subsidiaries or their respective estates, heirs, family members, spouses or former spouses to finance Restricted Payments in the form of the purchase or redemption of Equity Interests of the Company to the extent such Restricted Payments are permitted by Sections 6.08(a)(iii), (iv) and (viii) at the time of the incurrence of such Indebtedness; (v) Indebtedness arising under Swap Agreements permitted by Section 6.07; (w) Indebtedness arising under Qualified Securitization Financings in an aggregate outstanding amount not to exceed $150,000,000; (x) the extent any of the following constitute Indebtedness: all premiums (if any) interest, fees, expenses, charges and additional or contingent interest (other than paid in kind interest) paid with respect to Indebtedness described in paragraphs (a) through (w) above; (y) Incremental Equivalent Debt; and (z) other unsecured Indebtedness; provided that after giving effect to the incurrence of any such unsecured Indebtedness on a Pro Forma Basis, the Total Net Leverage Ratio shall not exceed 3.75 to 1.00. SECTION 6.02. Liens. No Loan Party will, nor will it permit any of the Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except: (a) Liens created pursuant to any Loan Document; (b) Permitted Encumbrances; (c) any Lien on any property or asset of any Borrower or any Subsidiary existing on the Effective Date and set forth in Schedule 6.02(c); provided that (i) such Lien shall not apply to any other property or asset of such Borrower or Subsidiary, other

125 WBD (US) 52391250 AMERICAS 108683049 than as permitted under Section 6.01(f)(ii); and (ii) such Lien shall secure only the Indebtedness which it secures on the Effective Date and refinancings, refundings, extensions, renewals and replacements thereof that are permitted by Section 6.01 (or, solely with respect to obligations that are not Indebtedness, any refinancings, refundings, extensions, renewals and replacements thereof that are not prohibited by Section 6.01, so long as such obligations are not amended or otherwise modified in contravention of this Agreement); (d) Liens on fixed or capital assets acquired, constructed or improved by any Borrower or any Subsidiary; provided that (i) such security interests only secure Indebtedness permitted by Section 6.01(e), (f), (k) or (t)(ii); (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement; (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and any reasonable expenses in connection therewith; and (iv) such security interests shall not apply to any other property or assets of such Borrower or Subsidiary or any other Borrower or Subsidiary, other than as permitted under Section 6.01(f)(ii); (e) any Lien existing on any property or asset prior to the acquisition thereof by any Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the Effective Date prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be; (ii) such Lien shall not apply to any other property or assets of such Borrower or Subsidiary or any other Borrower or Subsidiary, other than as permitted under Section 6.01(f)(ii); (iii) such Lien shall not apply to any Accounts and Inventory of any Loan Party, including any Subsidiary which becomes a Loan Party (or is required to become a Loan Party under terms of the Loan Documents) and (iv) such Lien shall secure only the Indebtedness which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and such Indebtedness is permitted with respect to such Subsidiary under Section 6.01(k), together with refinancings, refundings, extensions, renewals and replacements thereof that are permitted by Section 6.01 (or, solely with respect to obligations that are not Indebtedness, any refinancings, refundings, extensions, renewals and replacements thereof that are not prohibited by Section 6.01, so long as such obligations are not amended or otherwise modified in contravention of this Agreement); (f) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon; (g) Liens created under PSA, PACA or other similar Requirements of Law;

126 WBD (US) 52391250 AMERICAS 108683049 (h) Liens arising out of sale and leaseback transactions permitted by Section 6.06; (i) Liens solely on the assets of the Foreign Subsidiaries and Equity Interests issued by the Foreign Subsidiaries, in each case that secure outstanding Indebtedness permitted by Section 6.01(i); (j) Liens granted by any Subsidiary to secure obligations permitted under Section 6.01(j), provided that if such Liens are on any property of a U.S. Loan Party, such Liens are in favor of a U.S. Loan Party, and if such Liens are on property of a Bermuda Loan Party, such Liens are in favor of a Bermuda Loan Party, in the case of this proviso, only to the extent such Liens are collaterally assigned to the Administrative Agent pursuant to terms and conditions acceptable to the Administrative Agent; (k) Liens on the Equity Interests of any non-wholly owned Subsidiary of any Loan Party or Liens on the Equity Interests of any other Investment, in each case to secure put or call obligations or similar obligations, and any other put or call or similar arrangements related to the Equity Interests issued by such non-wholly owned Subsidiary or such other Investment set forth in its organizational documents or any related joint venture or similar agreement; (l) Liens (i) consisting of customary rights and restrictions contained in agreements relating to any disposition of assets in a transaction permitted under Section 6.05 pending the completion thereof, (ii) on assets subject to escrow or similar arrangements that secure indemnification obligations arising under agreements relating to any a transaction permitted under Section 6.05 (g) or (h), and (iii) on Receivables and Related Assets sold in a Permitted Factor Program; (m) Liens of any Governmental Authority arising under any Requirement of Law in any Inventory of the Company or the Subsidiary that is subject to any procurement contract with such Governmental Authority; (n) Liens consisting of precautionary filings of financing statements under the UCC which cover property that is made available to or used by the Loan Parties or any of the Subsidiaries pursuant to the terms of any operating lease or consignment of goods; (o) Liens consisting of rights reserved by or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Company or any of the Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit; (p) Liens encumbering reasonable customary initial deposits and margin deposits attaching to commodity trading accounts or other commodity brokerage accounts in favor of the relevant commodity broker incurred in the ordinary course of

127 WBD (US) 52391250 AMERICAS 108683049 business and not for speculative purposes and margin loans made by such commodity broker; provided that such accounts shall be subject to a control (or similar) agreement among the applicable Loan Party, the applicable commodity counterparty and the Administrative Agent, which agreement shall be reasonably satisfactory to the Administrative Agent; (q) Liens that are incurred in the ordinary course of business consisting of pledges or deposits to secure liability for reimbursement or indemnification obligations of insurance carriers providing or administering insurance for the Company and the Subsidiaries (or, in the case of any Captive Insurance Company, to secure letters of credit, bank guarantees or similar obligations related thereto); (r) Liens that are incurred in the ordinary course of business on the proceeds of insurance policies to secure the financing of insurance premiums thereunder; (s) Liens on the property of any Foreign Subsidiary (other than a Loan Party) of the Company (and Equity Interests issued by such Foreign Subsidiary, unless such Equity Interests (or any percentage thereof) are (or are required to be) pledged under the Loan Documents) securing Indebtedness of such Foreign Subsidiary to the extent such Indebtedness is permitted under Section 6.01(f), (k) or (t)(ii); (t) Liens that are incurred in the ordinary course of business consisting of cash deposits or deposits of Permitted Investments in favor of the seller, lessor or sublessor of any property in connection with a transaction not otherwise prohibited under this Agreement; (u) Liens arising out of any conditional sale, title retention or similar arrangement for the purchase or sale of goods entered into in the ordinary course of business and otherwise not prohibited by the terms of this Agreement; (v) Liens that are incurred in the ordinary course of business deemed to exist in connection with repurchase agreements described in paragraphs (d) and (g) of the definition of “Permitted Investments”; (w) Liens on feed ingredients granted in the ordinary course of business to the sellers of such feed ingredients to secure the unpaid purchase price thereof; (x) Liens on cash and/or Permitted Investments securing obligations under Swap Agreements in favor of the applicable counterparty if (i) such Swap Agreement is permitted under Section 6.07(b) and (ii) the applicable Loan Party’s rights under such Swap Agreement are subject to a valid, perfected first priority security interest (subject to Permitted Liens) in favor of the Administrative Agent (for the benefit of the Lender Parties), which security interest is acknowledged, on terms reasonably satisfactory to the Administrative Agent, by the applicable counterparty to such Swap Agreement;

128 WBD (US) 52391250 AMERICAS 108683049 (y) Liens on the Equity Interests of any Farm Credit System Institution required to be purchased from time to time by the Borrowers in favor of such Farm Credit System Institution; (z) Liens on accounts receivable, Securitization Assets and related assets incurred in connection with a Qualified Securitization Facility; (aa) Liens in respect of Incremental Equivalent Debt incurred pursuant to Section 6.01(y); and (bb) other Liens securing Indebtedness and other obligations permitted under this Agreement, which Indebtedness and other obligations shall not exceed $50,000,000 in the aggregate at any time outstanding, on assets that are not subject to a security interest in favor of the Administrative Agent (for the benefit of the Lender Parties) unless the Indebtedness that is being secured constitutes Capital Lease Obligations or purchase money Indebtedness. Notwithstanding the foregoing, none of the Permitted Liens may at any time attach to any Loan Party’s (A) Accounts, other than those permitted under paragraphs (a) and (e) of the definition of “Permitted Encumbrances” and paragraphs (a), (e), (g) and (l) above and (B) Inventory, other than those permitted under paragraphs (a), (b), (e), (g) and (i) of the definition of “Permitted Encumbrances” and paragraphs (a), (e), (g), (l), (m) and (w) above. SECTION 6.03. Fundamental Changes; Change in Nature of Business. No Loan Party will, nor will it permit any of the Subsidiaries to, merge into or consolidate with any other Person; permit any other Person to merge into or consolidate with it; transfer all or substantially all of its assets to another Person; or liquidate or dissolve, or change the type of entity it is, or the jurisdiction of its organization; provided that if, at the time thereof and immediately after giving effect thereto, no Default or Event of Default (including under paragraph (n) of Article VII) shall have occurred and be continuing: (a) any Loan Party or any of the Subsidiaries may merge into, consolidate with, or dissolve or liquidate into, and may transfer all or substantially all of its assets to, any other Loan Party or any of the Subsidiaries; provided that: (i) in any such transaction involving the Company, the Company shall be either the surviving entity or the acquirer of such assets, as the case may be, and (2) in any such transaction involving any Bermuda Borrower, such Bermuda Borrower or the Company shall be either the surviving entity or the acquirer of such assets, as the case may be; (ii) in any such transaction involving a U.S. Loan Party, a U.S. Loan Party shall be either the surviving entity or the acquirer of such assets, as the case may be, and (2) in any such transaction involving any Bermuda Loan Party, a

129 WBD (US) 52391250 AMERICAS 108683049 Bermuda Loan Party or a U.S. Loan Party shall be either the surviving entity or the acquirer of such assets, as the case may be; and (iii) any such merger or consolidation involving a Person that is not a wholly owned Subsidiary immediately prior to such merger or consolidation shall not be permitted unless also permitted by Section 6.04(c), (k), (q) or (t); (iv) with respect to liquidations and dissolutions, the Company shall have reasonably determined in good faith and in the exercise of its reasonable business judgment that such liquidation or dissolution is in the best interests of such Person and is not materially disadvantageous to the Lenders (provided that, without limiting the foregoing, under no circumstances shall the Company be permitted to liquidate or dissolve); and (v) in no event shall any Subsidiary, the Equity Interests of which are Collateral (a “Pledged Subsidiary”), merge into or consolidate with any Subsidiary other than another Pledged Subsidiary unless after giving effect thereto, the Administrative Agent shall have a perfected pledge of, and security interest in and to, at least the same percentage of the issued and outstanding interests of Equity Interests (on a fully diluted basis) of the surviving Person as the Administrative Agent had immediately prior to such merger or consolidation, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to such documentation (including related legal opinions) as shall be necessary in the reasonable opinion of the Administrative Agent to create, perfect or maintain the collateral position of the Administrative Agent therein; (vi) the Loan Parties and the Subsidiaries may merge into or consolidate with any other Person in order to effect a Permitted Acquisition; provided that: (A) (1) in any such transaction involving the Company, the Company shall be the surviving entity and (2) in any such transaction involving any Bermuda Borrower, such Bermuda Borrower or the Company shall be the surviving entity; and (B) in any such transaction involving any Loan Party (other than a Borrower, such non-Borrower Loan Party, a “Subject Loan Party”), either (1) such Subject Loan Party shall be the surviving entity or (2) if the Person formed by or surviving any such merger or consolidation is not such Subject Loan Party (any such Person, the “Successor Company”), all of the following conditions shall be satisfied on or prior to the consummation of such transaction: (aa) the Successor Company shall be a Person organized under the laws of a state of the United States if such Subject Loan Party was a U.S. Loan Party or a Person organized under the

130 WBD (US) 52391250 AMERICAS 108683049 laws of Bermuda or a state of the United States if such Loan Party was a Bermuda Loan Party, (bb) the Successor Company shall expressly assume all the obligations of such Subject Loan Party under this Agreement and the other Loan Documents to which such Subject Loan Party is a party immediately prior to such transaction pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (cc) each Loan Guarantor shall have confirmed on terms satisfactory to the Administrative Agent that its Loan Guaranty shall apply to the Successor Company’s obligations under this Agreement and the other Loan Documents, (dd) each Loan Party shall have confirmed on terms satisfactory to the Administrative Agent that its obligations under the Collateral Documents shall secure the Successor Company’s obligations under this Agreement and the other Loan Documents, (ee) such transaction shall not adversely affect the validity, perfection or priority of the Administrative Agent’s security interest in the Collateral, (ff) the Administrative Agent shall have received such other confirmations, instruments and documents as it may reasonably request in connection with such merger or consolidation and (gg) the Company shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such confirmations, instruments and documents delivered in respect of this Agreement comply with this Agreement, the foregoing to be reasonably satisfactory to the Administrative Agent. If all of the foregoing conditions are satisfied on or prior to the consummation of such transaction, the Successor Company will succeed to, and be substituted for, the relevant Loan Party under this Agreement and the other Loan Documents; (vii) the Company and any of the Bermuda Borrowers may merge into or consolidate with any newly formed Subsidiary, the sole purpose of which is to change the jurisdiction of organization of such Borrower (a “Redomestication”), but only if (A) the conditions set forth in Section 6.03(a)(vi)(B)(2)(bb) through (gg) are satisfied on or prior the consummation of such transaction (it being agreed that the relevant Borrower would be deemed the Subject Loan Party for determining whether such conditions have been satisfied), (B) such transaction could not reasonably be expected to result in (1) material adverse tax consequences to the Administrative Agent or the Lenders, as determined in their sole and absolute discretion, or (2) a Material Adverse Effect, (C) with respect to any Redomestication of the Company, the jurisdiction of organization of the Company after such Redomestication is one of the states of the United States, (D) with respect to any Redomestication of any other Borrower, the jurisdiction of organization of such Borrower after such Redomestication be satisfactory to the Administrative Agent in its sole and absolute discretion and (E) such transaction is otherwise consummated in accordance with the Security Agreements. If all of

131 WBD (US) 52391250 AMERICAS 108683049 the foregoing conditions are satisfied on or prior to the consummation of such Redomestication, the entity surviving such Redomestication will succeed to, and be substituted for, the relevant Borrower under this Agreement and the other Loan Documents; (viii) subject to Section 6.03(a)(vii) above, any Loan Party and any of the Subsidiaries may change its type of organization or its jurisdiction of organization in accordance with the Security Agreements; (ix) the Company may dispose of any Subsidiary of the Borrowers (other than the Bermuda Borrowers) (including by means of a merger, dissolution, liquidation, consolidation or winding up of all or substantially all of its assets), to the extent permitted pursuant to Sections 6.05(a)(ii), (g), (h) and (m); and (x) the Company may dispose of the Bermuda Borrowers (and the Bermuda Borrowers may dispose of all or substantially all of their assets), so long as (A) substantially simultaneously with the consummation of such transaction, the Bermuda Secured Obligations are Fully Satisfied and the Loan Documents are amended in a manner satisfactory to the Administrative Agent to reflect that the Bermuda Borrowers are no longer Borrowers or Loan Parties and (B) such transaction is permitted under Section 6.05(g). (b) No Loan Party will, nor will it permit any of the Subsidiaries to, engage in any business in any material respect other than the poultry or other food industries and businesses similar, ancillary, related or incidental thereto (including, without limitation, processing, packaging, transportation, distribution and wholesales of poultry or other food and related or similar products). SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. No Loan Party will, nor will it permit any of the Subsidiaries to, acquire, hold, make or permit to exist any Investment, except: (a) (i) Permitted Investments and (ii) Investments which were Permitted Investments when made but that no longer constitute Permitted Investments, solely to the extent such Permitted Investments under this clause (ii), cannot be divested without the Loan Parties and the Subsidiaries incurring material monetary penalties or losses; (b) Investments (other than loans and advances to Subsidiaries) in existence, or committed to be made, on the Effective Date and described in Schedule 6.04(b), and any renewal or extension thereof; provided that no such renewal or extension thereof shall increase the amount of such Investment except by an amount otherwise permitted by this Section 6.04 or change the fundamental nature of such Investment in a manner not otherwise permitted under this Section 6.04 (provided that if any other provision of this Section 6.04 is utilized for the foregoing purposes the related Investment shall be deemed

132 WBD (US) 52391250 AMERICAS 108683049 to have been acquired, held, made or permitted to exist under such provision to the extent of such utilization); (c) Investments among the Borrowers and the Subsidiaries; provided that any Investment of any Loan Party in any Subsidiary that is not a Loan Party shall be permitted to the extent that either (i) the proceeds of such Investments are used to consummate a Permitted Acquisition in accordance with Section 6.04(k), or (ii) such Investments do not in the aggregate exceed the greater of (A) $500,000,000 and (B) 10% of Consolidated Tangible Assets (which, for the purposes of this clause (c)(ii), shall be measured at the time such Investment is made) at any time outstanding for all such Investments made pursuant to this clause (c)(ii) after the Effective Date; (d) Guarantees of the Company in respect of Indebtedness permitted to be incurred pursuant to Section 6.01(i); (e) loans or advances made by the Company or the Subsidiaries to its employees and officers (and, solely with respect to travel and entertainment expenses, directors) in the ordinary course of business for travel and entertainment expenses, relocation costs, housing-related expenses, expenses associated with the procurement or sale of personal residences of key employees and officers and similar purposes up to a maximum of $5,000,000 in the aggregate at any one time outstanding, and advances of payroll payments and expenses made by the Company or the Subsidiaries to employees and officers to be treated as expenses for accounting purposes and that are made in the ordinary course of business and consistent with historical practice; (f) (i) Accounts and other trade credit extended in the ordinary course of business, (ii) notes, or stock or other securities issued by Account Debtors to a Loan Party pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business and (iii) Investments received in the ordinary course of business in connection with the bankruptcy or reorganization of, or settlement of disputes with, or judgments against, or foreclosure or deed in lieu of foreclosure with respect to, customers and suppliers; (g) Investments in the form of and arising out of Swap Agreements permitted by Section 6.07; (h) Investments of any Person existing at the time such Person becomes a Subsidiary of a Borrower or consolidates or merges with a Borrower or any of the Subsidiaries (including in connection with a Permitted Acquisition) so long as such Investments were not made in contemplation of such Person becoming a Subsidiary or of such merger, and any renewal or extension thereof provided that no such renewal or extension thereof shall increase the amount of such Investment except by an amount otherwise permitted by this Section 6.04 or change the fundamental nature of such Investment in a manner not otherwise permitted under this Section 6.04 (provided that if

133 WBD (US) 52391250 AMERICAS 108683049 any other provision of this Section 6.04 is utilized for the foregoing purposes the related Investment shall be deemed to have been acquired, held, made or permitted to exist under such provision to the extent of such utilization); (i) Investments received in connection with the dispositions of assets in accordance with Section 6.05; (j) Investments constituting deposits of cash and Permitted Investments to the extent such deposits are otherwise permitted under Section 6.02; (k) subject to Section 1.07, Permitted Acquisitions not otherwise permitted by this Section 6.04; provided that both immediately before and after giving effect to the consummation of each such Permitted Acquisition, on a Pro Forma Basis, (i) with respect to Permitted Acquisitions of entities that become Loan Parties, the Borrowers shall be in compliance with the financial covenants set forth in Sections 6.12 and 6.13, and (ii) with respect to Permitted Acquisitions of entities that do not become Loan Parties, (A) the Borrowers shall be in compliance with the financial covenants set forth in Sections 6.12 and 6.13 and (B) the Senior Secured Net Leverage Ratio shall not exceed 3.00:1.00; (l) Investments constituting loans and advances to contract growers (i) in an aggregate amount not to exceed $100,000,000 at any time outstanding and (ii) for reasonable expenses, in each case as incurred in the ordinary course of business; (m) Investments made by any Captive Insurance Company permitted by the investment policies of such Captive Insurance Company which investment policies are set forth on Schedule 6.04(m), and all amendments, supplements and all other modifications thereto which are reasonably satisfactory to the Administrative Agent; (n) Guarantees by the Company or any of the Subsidiaries that are consolidated with the Company on the Company’s financial statements of leases (other than Capital Lease Obligations), accounts payable and accrued expenses of the Company and the Subsidiaries that do not constitute Indebtedness, in each case, entered into in the ordinary course of business; (o) Investments consisting of (i) Intercompany IRBs and Guarantees in respect thereof, to the extent the incurrence (or the existence) of such Intercompany IRBs or Guarantees, as applicable, is permitted under paragraph (j) of Section 6.01, (ii) mergers and consolidations, purchases of all or substantially all assets of a Person and assumption of assets pursuant to a dissolution or liquidation of any Subsidiary, in each case to the extent such mergers, consolidations and purchase or assumption of such assets, as the case may be, are consummated pursuant to Section 6.03, (iii) any Restricted Payment to the extent made pursuant to Section 6.08 (other than paragraph (a)(v) thereof) and (iv) solely to the extent constituting an Investment, dispositions of assets contemplated in Section 6.09(c)(v) (other than clause (A)(2) thereof);

134 WBD (US) 52391250 AMERICAS 108683049 (p) Investments in or relating to a Securitization Subsidiary that, in the good faith determination of the Company, are necessary or advisable to effect any Qualified Securitization Facility (including distributions or payments of Securitization Fees) or any repurchase obligation in connection therewith (including the contribution or lending of cash equivalents to Subsidiaries to finance the purchase of such assets from the Company or any Subsidiary or to otherwise fund required reserves); (q) other Investments at any time outstanding in an aggregate amount not to exceed the greater of (i) $150,000,000 and (ii) 15% of EBITDA for the most recently ended Test Period, determined as of the date any such Investment is made; (r) Investment in any Subsidiary that is a Captive Insurance Company in an amount not to exceed the sum of (i) the amounts needed by such Captive Insurance Company to maintain regulatory capital requirements plus (ii) such other amounts that are reasonably needed in order to insure the risks of the Borrowers and the Subsidiaries that such Captive Insurance Company is insuring; (s) Investments in the Equity Interests of any Farm Credit System Institution that are required to be made pursuant to the governing documents of such Farm Credit System Institution in order for such Farm Credit System Institution to be a Lender; (t) other Investments in an aggregate amount not to exceed the amount available under the Additional Equity Interest Basket; and (u) other Investments; provided that at the time of (and after giving effect to) the making of such Investment, the Total Net Leverage Ratio shall not exceed 3.50 to 1.00; provided that no Investment shall be permitted under this Section 6.04 if prohibited under Section 6.03. For purposes of this Section, the aggregate amount of an Investment at any time shall be deemed to be equal to (i) the aggregate amount of cash, together with the aggregate fair market value of property, loaned, advanced, contributed, transferred, or otherwise invested that gives rise to such Investment minus (ii) the aggregate amount of distributions or other repayments received in cash in respect of such Investment. The amount of an Investment shall not in any event be reduced by reason of any write off of such Investment nor increased by any increase in the amount of earnings retained in the Person in which such Investment is made or by any increase in the value of such Investment. SECTION 6.05. Asset Sales. No Loan Party will, nor will it permit any of the Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest of any Subsidiary of the Company owned by it, nor will any Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary, except:

135 WBD (US) 52391250 AMERICAS 108683049 (a) sales, transfers and dispositions (other than to any Borrower or any Subsidiary) of (i) inventory in the ordinary course of business; and (ii) used, obsolete, worn out or surplus equipment or property in the ordinary course of business; (b) sales, transfers and dispositions to any Borrower or any Subsidiary; provided that (i) if any such sales, transfers or dispositions are in the form of any Investment, such sales, transfers or dispositions shall be made in compliance with Section 6.04(c), (o), (q) or (t) and (ii) any such sales, transfers or dispositions to a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09; (c) sales, transfers and dispositions of (i) accounts receivable or note receivables in connection with the compromise, settlement or collection thereof and (ii) Investments received in connection with the bankruptcy or reorganization of, or settlement of disputes with, or judgments against, or foreclosure or deed in lieu of foreclosure with respect to, customers and suppliers of the Borrowers or the Subsidiaries; (d) sales, transfers and dispositions of (i) cash and Permitted Investments and other investments permitted by each of Section 6.04(a)(ii), (e), (f)(ii), (f)(iii), (m) or (r), (ii) Investments described in items 2 through 7 of Schedule 6.04(b) and (iii) Investments which were Permitted Investments when made, but that no longer constitute Permitted Investments, provided that any such Investment is sold, transferred and disposed as soon as reasonably practicable after the date the Company learns that such Investment no longer constitutes Permitted Investments; (e) sale and leaseback transactions permitted by Section 6.06; (f) dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Borrower or any Subsidiary; (g) sales, transfers and other dispositions of assets (other than Equity Interests in a wholly-owned Subsidiary, unless all Equity Interests in such Subsidiary are sold) that are not permitted by any other paragraph of this Section; provided that (i) the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this paragraph (g) shall not exceed $100,000,000 during any Fiscal Year and (ii) at the time of and immediately after giving effect to any such sale, transfer or other disposition or a commitment of any Borrower or Subsidiary with respect thereto, whichever comes first, on a Pro Forma Basis, (A) no Default or Event of Default shall have occurred and be continuing and (B) if such sale, transfer or other disposition is of an operating facility, line of business or Subsidiary the Borrowers shall be in compliance with the covenants set forth in Sections 6.12 and 6.13 (for the Test Period ending immediately preceding such sale, transfer or other disposition for which financial statements have been delivered pursuant to Section 5.01(a) or (b));

136 WBD (US) 52391250 AMERICAS 108683049 (h) sales, transfers, leases or other dispositions by the Company or any of its Subsidiaries of assets that were acquired in connection with a Permitted Acquisition (other than Equity Interests in a wholly-owned Subsidiary, unless all Equity Interests in such Subsidiary are sold); provided that any such sale, transfer, lease or other disposition shall be made or contractually committed to be made within 270 days of the date such assets were acquired by the Company or such Subsidiary; (i) licensing and cross-licensing arrangements involving any intellectual property of the Company or any of the Subsidiaries in the ordinary course of business; (j) sales, transfers, leases, and other dispositions of property that is exchanged, or the proceeds thereof are applied, in each case, in a substantially contemporaneous acquisition of similar replacement property; (k) leases, subleases, licenses or sublicenses of property in the ordinary course of business that do not materially interfere with the business of the Company and its Subsidiaries; (l) sales, transfers, leases and other dispositions of property in the ordinary course of business consisting of the abandonment of intellectual property rights which, in the reasonable good faith determination of the Company and in the exercise of its reasonable business judgment, are not material to the conduct of the business of the Company and its Subsidiaries; (m) sales, transfers, leases and other dispositions of Investments in joint ventures and non-wholly owned Subsidiaries of the Company to the extent required by, or made pursuant to, buy and sell arrangements or similar arrangements between the parties holding the Equity Interests of such Persons set forth in joint venture arrangements or similar binding agreements; (n) sales, transfers, leases and other dispositions of real property and related assets in the ordinary course of business in connection with relocation of officers or employees of the Company and the Subsidiaries; (o) voluntary terminations of Swap Agreements; (p) the expiration of any option to buy or sell any real or personal property; and (q) Liens permitted by Section 6.02, Investments permitted by Section 6.04 and Restricted Payments permitted by Section 6.08; (r) sales of Receivables and Related Assets in connection with Permitted Factoring Program; and

137 WBD (US) 52391250 AMERICAS 108683049 (s) sales of Securitization Assets in connection with any Qualified Securitization Facility or the disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business or consistent with industry practice or in bankruptcy or similar proceedings. provided that all sales, transfers, leases and other dispositions permitted hereby shall be made for (x) fair value (other than those permitted by paragraphs (b), (f), (i), (k), (l), (m), (n), (p) and (q) above) and (y) at least 75% cash consideration (other than those permitted by paragraphs (b), (f), (i), (j), (l), (m), (p) and (q) above and other than any such sale, transfer, lease or other disposition (whether in one transaction or a series of related transactions) of assets with a fair market value up to $20,000,000), in each case other than Excluded Transactions (it being understood that the exclusions set forth in this proviso shall not limit the effect of Section 6.09); and provided, further, that no sale, transfer or other disposition shall be permitted under this Section 6.05, if prohibited under Section 6.03). SECTION 6.06. Sale and Leaseback Transactions. No Loan Party will, nor will it permit any of the Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such arrangement (a) involving a sale of any fixed or capital assets by any Borrower or any Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 180 days after such Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset and (b) that is made in accordance with Section 6.01(e) or (t)(ii). SECTION 6.07. Swap Agreements. No Loan Party will, nor will it permit any of the Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) or currency with respect to any interest-bearing liability or Investment of any Borrower or any Subsidiary and not for speculative purposes; and (b) in accordance with the Commodity Price Risk Management Guidelines attached hereto as Schedule 6.07 or as otherwise approved by the Administrative Agent in its reasonable discretion. SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness and Management Fees. (a) No Loan Party will, nor will it permit any of the Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except: (i) each Borrower may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock;

138 WBD (US) 52391250 AMERICAS 108683049 (ii) Subsidiaries may declare and pay dividends ratably with respect to, or purchase, redeem, retire, acquire, cancel or terminate, ratably, their Equity Interests; (iii) the Company may make Restricted Payments in the form of the purchase or redemption of (A) Equity Interests of the Company held by present or former directors, officers or employees of the Company or any of its Subsidiaries (or the estate, heirs, family members, spouses or former spouses of any of the foregoing) or by any employee stock or similar plan or agreement; provided that the aggregate amount of such Restricted Payments under this clause (a)(iii)(A) shall not exceed in any Fiscal Year $10,000,000 and (B) fractional shares of stock; (iv) distributions or payments of Securitization Fees; (v) Restricted Payments made to acquire the common stock in a Subsidiary held by one or more minority shareholders to the extent such acquisition is permitted pursuant to Section 6.04; (vi) Tax Distributions; (vii) non-cash repurchases of Equity Interests deemed to occur upon the exercise or vesting of stock options or similar Equity Interests if such repurchased Equity Interests represent a portion of the exercise price of such options or payments of Taxes made by the Company or the Subsidiaries in respect of options or similar Equity Interests exercised or vested in connection with such Equity Interests; (viii) Restricted Payments in an aggregate amount not to exceed the then amount available under the Additional Equity Interest Basket; (ix) Restricted Payments in an amount not to exceed the greater of (A) $50,000,000 and (B) 5% of EBITDA for the most recently ended Test Period, determined as of the date that any such Restricted Payment is made; (x) to the extent constituting a Restricted Payment, the Loan Parties may enter into the transactions permitted pursuant to (A) Section 6.03(a)(i), (a)(ii) or (a)(iii) for the purpose of paying the acquisition consideration pursuant to any merger or consolidation referred to therein; (B) Section 6.03(a)(i) or (a)(v) in connection with any liquidation or dissolution referred to therein; or (C) Section 6.05 (other than Section 6.05(g)); and (xi) the Company may make any other Restricted Payments; provided that both immediately before and after giving effect to the payment of each such

139 WBD (US) 52391250 AMERICAS 108683049 Restricted Payment, on a Pro Forma Basis, the Total Net Leverage Ratio shall not exceed 3.25 to 1.00. (b) No Loan Party will, nor will it permit any of the Subsidiaries to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any unsecured Indebtedness that is Material Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except: (i) payment of regularly scheduled interest and principal payments as and when due, subject to any restrictions set forth in this Agreement (including, without limitation, the restrictions set forth in Section 6.01(t)); (ii) (A) any refinancing, refunding, extension, renewal or replacement of such Indebtedness to the extent permitted by Section 6.01, (B) repayment of any Indebtedness of the Moy Park Target or any of its Subsidiaries outstanding on the date the Moy Park Acquisition is consummated, and (C) any principal payments made with respect to any Indebtedness under a revolving credit or receivables facility of a Foreign Subsidiary; and (iii) any payment or other distribution of, or in respect of, or any repurchase, redemption, retirement, acquisition, cancellation or termination, at any time and from time to time, of all or any portion of such Indebtedness in an amount not to exceed the amount available under the Additional Equity Interest Basket or in exchange for Equity Interests of the Company or any direct or indirect parent of the Company. (c) No Loan Party will, nor will it permit any of the Subsidiaries to, make or agree to pay any Management Fees if any Default or Event of Default shall have occurred and be continuing or would result therefrom; provided that such Management Fees shall still accrue during such time that any Default or Event of Default has occurred and is continuing. SECTION 6.09. Transactions with Affiliates. No Loan Party will, nor will it permit any of the Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that (i) are in the ordinary course of business and (ii) are at prices and on terms and conditions not less favorable to such Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties;

140 WBD (US) 52391250 AMERICAS 108683049 (b) transactions between or among any Loan Parties not involving any other Affiliate; (c) the following transactions between or among any Loan Parties and any Subsidiaries that are not Loan Parties: (i) any Indebtedness permitted under Section 6.01(b), (c), (d), (j), (k), (r) and (y) and any refinancing, refunding, extension, renewal or replacement of any of the foregoing permitted under Section 6.01; (ii) any transaction permitted under Section 6.03(a); (iii) any Investments permitted under Section 6.04; (iv) Guarantees permitted under Section 6.01(b), (d), (f), (i), (j) and (k) and 6.04 (provided that this paragraph (iv) shall only extend to the Borrower or Subsidiary whose obligations are being Guaranteed and not to the beneficiary of such Guarantee); and (v) any sale, transfer or other disposition of (A) Inventory in the ordinary course of business and consistent with historical practice to (1) any Subsidiary other than PPC Mexico and its subsidiaries and (2) PPC Mexico or any of its subsidiaries or (B) any other personal property (other than Inventory) in an aggregate amount (determined in relation to the net book value of such property) not to exceed $25,000,000 per Fiscal Year; provided that, with respect to clause (A)(1) above, all the net cash flow of each such Subsidiary shall be promptly paid to the Company; and provided, further, that, with respect to clause (B) above, any proceeds received within one year of the initial sale, transfer or other disposition of such property by a Subsidiary that is not a Loan Party from the re-disposition of such property shall be promptly paid to the Loan Party that sold, transferred or otherwise disposed of such property to such Subsidiary in the form received (net of any amounts previously paid to such Loan Party as consideration for such disposition), either as sales proceeds or as a dividend or other distribution (the “Excluded Transactions”); (vi) any Liens permitted by Sections 6.02(c), (e), (j) and (k); (d) any transaction permitted by Section 6.08(a), 6.08(b)(iii) (to the extent utilizing amounts available pursuant to the Additional Equity Interest Basket) or 6.12(b); (e) the payment of reasonable fees to directors of any Borrower or any Subsidiary who are not employees of such Borrower or Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Borrowers or their Subsidiaries in the ordinary course of business;

141 WBD (US) 52391250 AMERICAS 108683049 (f) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by a Borrower’s board of directors; (g) employment, severance agreements, change of control or other similar agreements or arrangements entered into in the ordinary course of business; (h) subscription agreements or similar agreements pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, directors and officers of the Company or the Subsidiaries; (i) any purchase, sale or resale of common Equity Interests of or contributions to the common equity capital of the Company, in each case, by, for or on behalf of the Company or a stockholder thereof (including any customary agreement in connection therewith); provided that any purchase or sale of common Equity Interests by the Company or any Loan Party shall be subject to Section 6.09(a)(ii); (j) transactions exclusively among Subsidiaries that are not Loan Parties; (k) the following transactions with any Affiliate that is not a Subsidiary: (i) Indebtedness permitted under Sections 6.01(b) and (r); and (ii) Investments permitted under Sections 6.04(b), (e), (h), (q) (provided that the relevant Investments are at prices and on terms and conditions not less favorable than could be obtained on an arm’s-length basis from unrelated third parties), (s) and (t). (l) any agreement in effect between (x) an Affiliate of a Loan Party and (y) a Person that is not a Loan Party immediately prior to a Permitted Acquisition, which Person described in clause (y) becomes a Loan Party at the time of a Permitted Acquisition, so long as such agreement was not entered into in contemplation of such Permitted Acquisition; (m) any agreement that provides customary registration rights to the equity holders of the Company and the performance of such agreements; (n) Permitted Subordinated Indebtedness provided by an Affiliate to a Loan Party or any of its Subsidiaries in an aggregate principal amount not exceeding $250,000,000; and (o) sales Securitization Assets in connection with any Qualified Securitization Facility and any other transaction effected in connection with a Qualified Securitization Facility or a financing related thereto.

142 WBD (US) 52391250 AMERICAS 108683049 SECTION 6.10. Restrictive Agreements. No Loan Party will, nor will it permit any of the Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or any of the Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets to secure the Secured Obligations (and any refinancing, refunding, extension, renewal or replacement thereof), or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its Equity Interests or to make or repay loans or advances to any Borrower or any other Subsidiary or to Guarantee Indebtedness of any Borrower or any other Subsidiary; provided that the foregoing shall not apply to (i) restrictions and conditions imposed by Requirements of Law or by any Loan Document; (ii) restrictions and conditions imposed on the Loan Parties existing on the Effective Date identified on Schedule 6.10 and amendments, modifications, extensions renewals, replacements or refinancings thereof (but shall apply to any refinancing, refunding, extension, renewal or replacement of, or any amendment or modification expanding the scope of, any such restriction or condition); (iii) restrictions and conditions imposed upon the Company (but solely with respect to the Equity Interests held by the Company in PPC Mexico or any other Foreign Subsidiary), PPC Mexico and its Subsidiaries, and any other Foreign Subsidiary and its Subsidiaries, in each case with respect to Indebtedness of PPC Mexico or such other Foreign Subsidiary permitted by Section 6.01(i); (iv) customary restrictions and conditions contained in agreements relating to the sale, transfer, lease or other disposition of a Subsidiary or asset in a transaction permitted under Section 6.05 pending such sale, transfer, lease or other disposition, (provided that such restrictions and conditions apply only to the Subsidiary or asset that is to be sold, transferred, leased or otherwise disposed and such sale, transfer, lease or other disposition is otherwise permitted hereunder); (v) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures or Equity Interests therein entered into in the ordinary course of business; (vi) customary provisions contained in leases, subleases, licenses or sublicenses of intellectual property and other similar agreements entered into in the ordinary course of business that do not materially interfere with the business of the Company and its Subsidiaries; (vii) restrictions created in connection with any Qualified Securitization Facility that, in the good faith determination of the Borrower Representative, are necessary or advisable to effect such Qualified Securitization Facility; (viii) restrictions and conditions contained in the documentation governing the 2027 Senior Notes and the 2031 Sustainability-Linked Senior Notes; and (ix) any agreement in effect at the time such Person becomes a Subsidiary of the Company, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary of the Company (provided that such restrictions and conditions apply only to such Subsidiary, its Subsidiaries and their respective assets, and not any Loan Party or other Subsidiary or the assets of any Loan Party or other Subsidiary); and provided, further, that clause (a) of the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness or sale and leaseback transactions otherwise permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (B) customary provisions in any agreement entered into in the ordinary course of business restricting the assignment thereof.

143 WBD (US) 52391250 AMERICAS 108683049 SECTION 6.11. Amendment of Material Documents. No Loan Party will, nor will it permit any of the Subsidiaries to, amend, modify or waive any of its rights under (a) any agreement relating to any Indebtedness the payment of which is subordinated to payment of the Obligations (including the Permitted Subordinated Indebtedness); (b) its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents; (c) any Material Agreement; (d) the Mexican Credit Facility or the guarantee by the Company thereof; or (e) any material agreement entered into in connection with the 2027 Senior Notes and the 2031 Sustainability-Linked Senior Notes, in each case to the extent any such amendment, modification or waiver: (i) could reasonably be expected to be materially adverse to the rights, interests or privileges of the Administrative Agent or the other Lender Parties or their ability to enforce the same; (ii) solely with respect to Section 6.11(a), results in the imposition or expansion in any material respect of any restriction or burden on the Borrowers or any of the Subsidiaries; or (iii) individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. SECTION 6.12. Maximum Total Net Leverage Ratio. Commencing with the Fiscal Quarter ending December 31, 2021, the Borrowers shall not permit the Total Net Leverage Ratio as of the last day of any Fiscal Quarter to be greater than 4.00 to 1.00; provided that if the Borrower or any Subsidiary consummates a Financial Covenant Acquisition, then the maximum Total Net Leverage Ratio as of the last day of the four (4) Fiscal Quarters ending thereafter (including the Fiscal Quarter in which such Financial Covenant Acquisition occurred) shall instead be 4.50 to 1.00. SECTION 6.13. Minimum Interest Coverage Ratio. Commencing with the Fiscal Quarter ending December 31, 2021, the Borrowers shall not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter to be less than 3.00 to 1.00. SECTION 6.14. Change in Fiscal Year. No Borrower will make any change in its Fiscal Year. ARTICLE VII EVENTS OF DEFAULT If any of the following events (any such event, an “Event of Default”) shall occur: (a) the Borrowers shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall

144 WBD (US) 52391250 AMERICAS 108683049 become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; (b) the Borrowers shall fail to pay any interest on any Loan or any fee or any other Obligation (other than an amount referred to in paragraph (a) of this Article) payable pursuant to this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days; (c) any representation or warranty made or deemed made by or on behalf of any Loan Party or any Subsidiary in this Agreement or any other Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document, shall prove to have been incorrect in any material respect (or, in the case of any representation, warranty or statement qualified by materiality, in any respect) when made or deemed made; (d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to a Loan Party’s existence) or 5.08 or in Article VI; (e) subject to paragraph (o) below, any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those which constitute a default under another Section of this Article), and such failure shall continue unremedied for a period of (i) three Business Days if such breach relates to the terms or provisions of Section 5.01(f) (or, if such breach is of the requirement to report weekly pursuant to the parenthetical of Section 5.01(f), three Business Days); (ii) 10 Business Days after notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of Section 5.02 (other than Section 5.02(a)), 5.03 (other than with respect to a Loan Party’s existence), 5.06 or 5.07(b); or (iii) 30 days after notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of any other Section of this Agreement; (f) any Loan Party or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after the expiration of any applicable grace periods provided for therein; (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after the expiration of any applicable grace periods provided for therein) the holder or holders of any such Indebtedness or any trustee or agent on its or their behalf to cause any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (it being understood that margin calls

145 WBD (US) 52391250 AMERICAS 108683049 in respect of Swap Agreements shall not constitute a defeasance or default in respect thereof); provided that this paragraph (g) shall not apply to Indebtedness secured by assets that are voluntarily sold, transferred or disposed of, or that become subject to a casualty or condemnation event, that becomes due as a result of any such sale, transfer or disposition (including as a result of a casualty or condemnation event and to the extent such sale, transfer or disposition is not prohibited under this Agreement); (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) bankruptcy, liquidation, reorganization or other relief in respect of a Loan Party or any Subsidiary of any Loan Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any Subsidiary of any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered; (i) any Loan Party or any Subsidiary of any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Article; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Loan Party or Subsidiary of any Loan Party or for a substantial part of its assets; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; or (vi) take any action for the purpose of effecting any of the foregoing; (j) any Loan Party or any Subsidiary of any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; (k) one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 (to the extent not adequately covered by insurance as to which the insurer has not denied coverage) shall be rendered against any Loan Party, any Subsidiary or any combination thereof and the same shall remain unpaid, unbonded or undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to execute to enforce any such judgment (as opposed to filing or recording such judgment) or any Loan Party or any Subsidiary shall fail within 60 days to discharge one or more non- monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;

146 WBD (US) 52391250 AMERICAS 108683049 (l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; (m) a reasonable basis shall exist for the assertion against any Loan Party or any Subsidiary, or any predecessor in interest of any Loan Party or any Subsidiary, of (or there shall have been asserted against any Loan Party or any Subsidiary) a claim for any Environmental Liability that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; (n) a Change in Control shall occur; (o) the occurrence of any “Event of Default” (as defined in the U.S. Security Agreement); (p) any Loan Guaranty shall fail to remain in full force or effect or any action shall be taken by (i) any Loan Party or any of its Affiliates or (ii) any other Person (other than a Lender Party or its Affiliates) if, in the case of this clause (ii), such action has a reasonable likelihood of being determined in a manner adverse to the Loan Parties, to discontinue or to assert the invalidity or unenforceability of any Loan Guaranty or any Loan Guarantor shall deny that it has any further liability under any Loan Guaranty to which it is a party, or shall give notice to such effect (except as expressly provided for herein); (q) any Collateral Document shall for any reason fail to create a valid, perfected first priority security interest (subject to Permitted Liens) in any material portion of Collateral purported to be covered thereby (other than to the extent such failure results from failure by the Administrative Agent to file UCC financing statements or continuation statements under the UCC in respect of such security interest), except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken by (i) any Loan Party or any of its Affiliates or (ii) any other Person (other than a Lender Party or its Affiliates) if, in the case of this clause (ii), such action has a reasonable likelihood of being determined in a manner adverse to the Loan Parties, to discontinue or to assert the invalidity or unenforceability of any Collateral Document; or (r) any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);

147 WBD (US) 52391250 AMERICAS 108683049 then, and in every such event (other than an event with respect to the Borrowers described in paragraph (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent shall, at the request of the Required Lenders, by notice to the Borrower Representative, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans and other Obligations then outstanding to be due and payable in whole (or in part, in which case any Obligations not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans and other Obligations so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to the Borrowers described in paragraph (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans and other Obligations then outstanding, together with accrued interest thereon and all fees and other Obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Upon the occurrence and the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC. ARTICLE VIII ADMINISTRATIVE AGENT, ISSUING BANK, COLLATERAL, AND AFFILIATES OF LENDERS SECTION 8.01. Authorization and Action. (a) Each of the Lenders and Issuing Bank hereby irrevocably appoints the Administrative Agent to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article 8 are solely for the benefit of the Administrative Agent, the Lenders, and Issuing Bank, and no Loan Party has rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. (b) The Administrative Agent shall also act as the collateral agent under the Loan Documents, and each of the Lenders and Issuing Bank hereby irrevocably appoints

148 WBD (US) 52391250 AMERICAS 108683049 and authorizes the Administrative Agent to act as the agent of such Lender and Issuing Bank for purposes of acquiring, holding, and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as collateral agent and any co-agents, sub-agents, and attorneys-in- fact appointed by the Administrative Agent pursuant to Section 8.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article 8 and Section 9.03 as if set forth in full herein with respect thereto. The Administrative Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders or Issuing Bank, from time to time to take any action with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected the Liens upon any Collateral granted pursuant to any Collateral Document. (c) The Collateral Agent shall have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favor of the Administrative Agent in this Agreement, which shall apply equally to the Collateral Agent acting in its capacity as such. SECTION 8.02. Administrative Agent and its Affiliates. (a) The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, own securities of, lend money to, act as the financial advisor or in any advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. (b) Each Lender and Issuing Bank understands that the Person serving as the Administrative Agent, acting in its individual capacity, and its Affiliates (collectively, the “Agent’s Group”) is engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to in this Article 8 as “Activities”) any may engage in the Activities with or on behalf of one or more of the Loan Parties or their respective Affiliates. Furthermore, the members of the Agent’s Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including the Loan Parties and their Affiliates and including holding, for its own

149 WBD (US) 52391250 AMERICAS 108683049 account or on behalf of others, equity, debt and similar positions in the Company, another Loan Party or their respective Affiliates), including trading in or holding long, short or derivative positions in securities, loans, or other financial products of one or more of the Loan Parties or their Affiliates. Each Lender and Issuing Bank understands and agrees that in engaging in the Activities, the members of the Agent’s Group may receive or otherwise obtain information concerning the Loan Parties or their Affiliates (including information concerning the ability of the Loan Parties to perform their respective obligations hereunder and under the other Loan Documents) which information may not be available to any of the Lenders that are not members of the Agent’s Group. Neither the Administrative Agent nor any other member of the Agent’s Group shall have any duty to disclose to any Lender or Issuing Bank or use on behalf of any Lender or Issuing Bank, nor be liable for the failure to so disclose or use, any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of any Loan Party) or to account for any revenue or profits obtained in connection with the Activities, except that the Administrative Agent shall deliver or otherwise make available to each Lender such documents as are expressly required by any Loan Document to be transmitted by the Administrative Agent to the Lenders. (c) Each Lender and Issuing Bank further understands that there may be situations where members of the Agent’s Group or their respective customers (including the Loan Parties and their Affiliates) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more of the Lenders or Issuing Banks (including the interests of any Lender or Issuing Bank hereunder and under the other Loan Documents). Each Lender and Issuing Bank agrees that no member of the Agent’s Group is or shall be required to restrict its activities as a result of any Person serving as the Administrative Agent being a member of the Agent’s Group, and that each member of the Agent’s Group may undertake any Activities without further consultation with or notification of any Lender or Issuing Bank. None of (i) this Agreement nor any other Loan Document, (ii) the receipt by the any members of the Agent’s Group of information (including information concerning the ability of the Loan Parties to perform their respective obligations hereunder and under the other Loan Documents), or (iii) any other matter, shall give rise to any fiduciary, equitable, or except as expressly provided in this Agreement, contractual duties (including any duty of trust, care or confidence), owing by the Administrative Agent or any member of the Agent’s Group to any Lender or Issuing Bank including any such duty that would prevent or restrict any member of the Agent’s Group from acting on behalf of customers (including the Loan Parties or their Affiliates) or for its own account. SECTION 8.03. Duties. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

150 WBD (US) 52391250 AMERICAS 108683049 (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity; and (d) shall not be liable for any damage or loss resulting from or caused by events or circumstances beyond the Administrative Agent's reasonable control, including nationalization, expropriation, currency or funds transfer restrictions, the interruption, disruption, or suspension of the normal procedures and practices of any securities market, power, mechanical, communications, or other technological failures or interruptions, computer viruses or the like, fires, floods, earthquakes, or other natural disasters, civil, and military disturbance, acts of war or terrorism, riots, revolution, acts of God, work stoppages, strikes, national disasters of any kind, or other similar events or acts, or errors by the Borrower in its instructions to the Administrative Agent. SECTION 8.04. Administrative Agent’s Reliance, Etc. (a) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances provided in Section 9.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until a Loan Party, a Lender, or Issuing Bank has given written notice describing such Default or Event of Default to the Administrative Agent. The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with

151 WBD (US) 52391250 AMERICAS 108683049 this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, or (v) the satisfaction of any condition set forth in Article 4 or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. (b) The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document, or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent, or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for a Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. SECTION 8.05. Sub-Agents. The Administrative Agent may perform any and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The Administrative Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders or Issuing Bank, from time to time to permit any co-agents, sub-agents and attorneys-in- fact appointed by the Administrative Agent to take any action with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected the Liens upon any Collateral granted pursuant to any Collateral Document. The exculpatory provisions of this Article 8, as well as all other indemnity and expense reimbursement provisions of this Agreement (including, without limitation, Section 9.03), shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent and as though such co-agents, sub-agents and

152 WBD (US) 52391250 AMERICAS 108683049 attorneys-in-fact were the “collateral agent” under the Loan Documents. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents. SECTION 8.06. Resignation. (a) The Administrative Agent may resign at any time by giving notice of its resignation to the Lenders, Issuing Bank, and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with and, so long as no Default or Event of Default then exists, subject to the approval (not to be unreasonably withheld or delayed) of, the Borrower Representative, to appoint a successor, which shall be a financial institution with an office in the United States, or an Affiliate of any such financial institution with an office in the United States. If no successor shall have been so appointed by the Required Lenders and, if applicable, the Borrower Representative and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may, on behalf of the Lenders and Issuing Bank, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. (b) With effect from the Resignation Effective Date (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any possessory Collateral held by the Administrative Agent on behalf of the Lenders or Issuing Bank under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Bank directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as the Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent) and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such

153 WBD (US) 52391250 AMERICAS 108683049 retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as the Administrative Agent. (c) Any resignation by CoBank as the Administrative Agent pursuant to this Article shall also constitute its resignation as Collateral Agent, Issuing Bank and Swingline Lender. Upon the acceptance of a successor’s appointment as the Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Collateral Agent, Issuing Bank and Swingline Lender, (ii) the retiring Collateral Agent, Issuing Bank and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements reasonably satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit. SECTION 8.07. Lender Credit Decision. Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. SECTION 8.08. Other Agent Titles. Anything herein to the contrary notwithstanding, none of the “Joint Bookrunners”, “Lead Arranger”, “Joint Lead Arrangers”, “Joint Syndication Agents”, or “Joint Documentation Agents” listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, Collateral Agent, a Lender or Issuing Bank hereunder. SECTION 8.09. Agent May File Proofs of Claim; Bankruptcy Events. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party or any Subsidiary, the Administrative Agent (irrespective of whether the principal of any Loan or LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand any Loan Party or any other Person primarily or secondarily liable) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations

154 WBD (US) 52391250 AMERICAS 108683049 that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, Issuing Bank, and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, Issuing Bank, and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, Issuing Bank, and the Administrative Agent under Article 2 and Section 9.03) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same in accordance with this Agreement; (c) and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and Issuing Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Article 2 and Section 9.03. SECTION 8.10. Collateral. (a) The Administrative Agent shall have no obligation whatsoever to any of the Secured Parties to assure that the Collateral exists or is owned by any Loan Party or its Subsidiaries or is cared for, protected, or insured or has been encumbered, or that the Administrative Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or that any particular items of Collateral meet the eligibility criteria applicable in respect thereof or whether to impose, maintain, reduce, or eliminate any particular reserve hereunder or whether the amount of any such reserve is appropriate or not, or to exercise at all or in any particular manner or to continue exercising, any of the rights, authorities and powers granted or available to the Administrative Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion given the Administrative Agent’s own interest in the Collateral in its capacity as one of the Lenders and that the Administrative Agent shall have no other duty or liability whatsoever to any Secured Party as to any of the foregoing, except as otherwise provided herein. (b) The Secured Parties hereby irrevocably authorize the Administrative Agent, based upon the instruction of the Required Lenders, to (i) consent to, credit bid or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Section 363 of the Bankruptcy Code, (ii) credit bid or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the UCC, including pursuant to Section 9-610 or 9-620 of the UCC, or (iii) credit bid or purchase

155 WBD (US) 52391250 AMERICAS 108683049 (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with applicable law. In connection with any such credit bid or purchase, (A) the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not unduly delay the ability of the Administrative Agent to credit bid or purchase at such sale or other disposition of the Collateral and, if such claims cannot be estimated without unduly delaying the ability of the Administrative Agent to credit bid, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the asset or assets purchased by means of such credit bid) and the Secured Parties whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the asset or assets so purchased (or in the Equity Interests of the acquisition vehicle or vehicles that are used to consummate such purchase), and (B) the Administrative Agent, based upon the instruction of the Required Lenders, may accept non-cash consideration, including debt and equity securities issued by such acquisition vehicle or vehicles and in connection therewith the Administrative Agent may reduce the Obligations owed to the Secured Parties (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) based upon the value of such non-cash consideration. SECTION 8.11. Issuing Bank. Neither Issuing Bank nor any of its Related Parties shall be liable to any Lender Party for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with any Loan Document except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, Issuing Bank (a) shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of any Loan Document be a trustee or fiduciary for any Lender or for the Administrative Agent, (b) shall not be required to initiate any litigation or collection proceedings under any Loan Document, (c) shall not be responsible to any Lender or the Administrative Agent for any recitals, statements, representations, or warranties contained in any Loan Document, or any certificate or other documentation referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, enforceability, or sufficiency of any Loan Document or any other documentation referred to or provided for therein or for any failure by any Person to perform any of its obligations thereunder, (d) may consult with legal counsel (including counsel for the Loan Parties or the Administrative Agent), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts, and (e) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by any Loan Document, Issuing Bank shall in all cases be fully

156 WBD (US) 52391250 AMERICAS 108683049 protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and the Administrative Agent; provided that Issuing Bank shall not be required to take any action which Issuing Bank reasonably believes exposes it to personal liability or which Issuing Bank reasonably believes is contrary to any Loan Document or applicable law. SECTION 8.12. Agency for Perfection. The Administrative Agent hereby appoints each other Lender (and each Bank Product Provider) as its agent (and each Lender hereby accepts (and by entering into a Bank Product Provider Letter Agreement, each Bank Product Provider shall be deemed to accept) such appointment) for the purpose of perfecting the Administrative Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the UCC can be perfected by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver possession or control of such Collateral to the Administrative Agent or in accordance with the Administrative Agent’s instructions. SECTION 8.13. Affiliates of Lenders; Bank Product Providers. By accepting the benefits of the Loan Documents, any Affiliate of a Lender that is owed any Bank Product Obligation is bound by the terms of the Loan Documents. Notwithstanding the foregoing: (a) neither the Administrative Agent, any Lender nor any Loan Party shall be obligated to deliver any notice or communication required to be delivered to any Lender under any Loan Documents to any Affiliate of any Lender; and (b) no Affiliate of any Lender that is owed any Bank Product Obligation shall be included in the determination of the Required Lenders or entitled to consent to, reject, or participate in any manner in any amendment, waiver or other modification of any Loan Document. The Administrative Agent shall deal solely and directly with the related Lender of any such Affiliate in connection with all matters relating to the Loan Documents. The Bank Product Obligation owed to such Affiliate shall be considered the Secured Obligations of its related Lender for all purposes under the Loan Documents and such Lender shall be solely responsible to the other parties hereto for all the obligations of such Affiliate under any Loan Document. It is understood and agreed that the rights and benefits under this Agreement, the Collateral Documents, and the Loan Guaranties of each Bank Product Provider, in such capacity, consist exclusively of such Bank Product Provider’s right to share in payments and collections of the Collateral and payments under the Loan Guaranties; provided that for the avoidance of doubt, any release of Collateral or any Loan Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of any Bank Product Obligations (in such capacity). All Bank Product Obligations shall be secured but on a silent basis, so that notwithstanding any other provision, if any, in this Agreement or any Collateral Document or Loan Guaranty, no Bank Product Provider shall be able to take any action in respect of the Collateral or Loan Guaranties nor instruct the Required Lenders or the Administrative Agent to take any such action nor have any rights in connection with the management or release of any Collateral or the obligations of any Loan Guarantor under any Loan Guaranty. By accepting the benefits of the Collateral and the Loan Guaranties, such Bank Product Provider shall be deemed

157 WBD (US) 52391250 AMERICAS 108683049 to have appointed the Administrative Agent as its agent and agreed to be bound by the Loan Documents as a Secured Party, subject to the limitations set forth in this Section 8.13. The Administrative Agent shall not owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure, or any other obligation whatsoever to any Bank Product Provider with respect to any Bank Product Obligation. The Administrative Agent shall have no duty to determine the amount or the existence of any amounts owing under any Bank Product Obligations. In connection with any such distribution of payments and collections or termination or release by the Administrative Agent of any Liens or Loan Guarantors thereunder, the Administrative Agent shall be entitled to assume no amounts are due under any Bank Product Agreement unless such Bank Product Provider has notified the Administrative Agent in writing of the amount of any such liability owed to it at least 5 Business Days prior to such distribution, termination, or release. SECTION 8.14. Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the

158 WBD (US) 52391250 AMERICAS 108683049 requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each other Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that: (i) none of the Administrative Agent or any of the Lead Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto), (ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),6 (iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations), (iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this

159 WBD (US) 52391250 AMERICAS 108683049 Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and (v) no fee or other compensation is being paid directly to the Administrative Agent or any Lead Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement. (c) The Administrative Agent, and each Lead Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing. ARTICLE IX MISCELLANEOUS SECTION 9.01. Notices. i) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications (“Communications”) provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or, subject to Section 9.01(b), by electronic communication, as follows: (i) if to any Loan Party, to the Borrower Representative at: Pilgrim’s Pride Corporation 1770 Promontory Circle Greeley, Colorado 80634 Attention: Fabio Sandri, President, Chief Executive Officer and Chief Operating Officer

160 WBD (US) 52391250 AMERICAS 108683049 Telephone No.: (970) 506-8117 Email: fabio.sandri@pilgrims.com (ii) if to the Administrative Agent, Swingline Lender or CoBank at: CoBank, ACB 6340 S. Fiddlers Green Circle Greenwood Village, Colorado 80111 Attention: Credit Information Services Facsimile No.: (303) 224-6101 Email: CIServices@cobank.com (iii) if to any other Lender or Issuing Bank to it at its address or facsimile number set forth in its Administrative Questionnaire. Communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Communications sent by telecopier shall be deemed to have been given when sent (except that, if not given before or during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day). Communications delivered through electronic communications to the extent provided in Section 9.01(b), shall be effective as provided in such Section 9.01(b). (b) Electronic Communications. Communications to the Administrative Agent and the Lenders under the Loan Documents may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent. The Administrative Agent and Borrowers may, in their discretion, agree to accept such Communications to it under the Loan Documents by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular Communications. Unless the Administrative Agent otherwise prescribes, (i) Communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), and (ii) Communications posted on an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in clause (i) of this Section 9.01(b) notification that such Communications is available and identifying the website address thereof; provided that, for both clauses (i) and (ii) of this Section 9.01(b), if such Communications is not sent before or during the normal business hours of the recipient, such Communications shall be deemed to have been sent at the opening of business on the next Business Day. (c) Change of Address for Notices. Any party hereto may change its address or telecopy number for, or individual designated to receive, Communications under the Loan Documents by notice to the other parties hereto (or, in the case of any such change

161 WBD (US) 52391250 AMERICAS 108683049 by a Lender, by notice to Borrower Representative and the Administrative Agent). All Communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. (d) Electronic Transmission System. Borrowers and the Lenders agree that the Administrative Agent may make the Communications available to the Lenders and Borrower by posting the Communications on Debt Domain, IntraLinks, SyndTrak or a substantially similar electronic transmission system or digital workspace provider (the “Platform”). THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENTS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENTS IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE AGENTS HAVE ANY LIABILITY TO BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT, OR OTHERWISE) ARISING OUT OF BORROWER’S OR ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENTS ARE FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; PROVIDED THAT IN NO EVENT SHALL ANY AGENT HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, OR ANY OTHER PERSON FOR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES). (e) Communications through the Platform. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes hereof. Each Lender agrees (i) to provide to the Administrative Agent in writing (including by electronic communication), promptly after the date of this Agreement, an e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address. (f) Reliance on Notices. Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices of a Borrowing) purportedly given by or on behalf of a Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any

162 WBD (US) 52391250 AMERICAS 108683049 other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrowers shall indemnify the Administrative Agent, each Lender, and the Related Parties of each of them from all losses, costs, expenses, and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Borrower. The Administrative Agent may record all telephonic notices to, and other telephonic communications with, the Administrative Agent and each of the parties hereto hereby consents to such recording. SECTION 9.02. Waivers; Amendments. (a) No failure or delay by any Lender Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender Parties hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Lender Party may have had notice or knowledge of such Default at the time. (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, restated or otherwise modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders; or (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and each Loan Party that is a party thereto, with the consent of the Required Lenders ; provided that no such agreement shall: (A) increase the Commitment of any Lender without the written consent of such Lender and any Voting Participant, it being understood that waivers, amendments, restatements or other modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate commitments shall not constitute increases in any Commitment; (B) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, in each case without the written consent of each Lender and Voting Participant directly affected thereby; provided that nothing in this paragraph (B) shall restrict the ability of any Lender to reduce or forgive any amounts payable to such Lender with

163 WBD (US) 52391250 AMERICAS 108683049 respect to any Loan or Letter of Credit without the consent of any other Lender or Voting Participant; (C) extend the maturity of any Loan or postpone any scheduled date of payment of the regularly scheduled installment payments of principal of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender and Voting Participant directly affected thereby; (D) change Section 2.19(b) or (d) in a manner that would alter the manner in which payments are shared, without the written consent of each Lender and Voting Participant directly affected thereby; (E) [reserved]; (F) change (1) any of the provisions of this Section, (2) the definitions of “Required Lenders”, “Required Revolving Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, or (3) the definition of “Change in Control”, in each case without the written consent of each Lender and Voting Participant; (G) release any Loan Guarantor from its obligation under any Loan Guaranty to which it is a party (except as otherwise permitted herein, including without limitation pursuant to Sections 6.03, 6.05 and 9.02(e) and (f), or in the other Loan Documents), without the written consent of each Lender; or (H) except as provided in paragraph (c) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender and Voting Participant; provided, further, that (i) no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent, the Swingline Lender or any Issuing Bank hereunder without the prior written consent of such Agent, the Swingline Lender or such Issuing Bank, as applicable; (ii) amendments pursuant to Section 2.10(d) shall be effective as described therein; and (iii) when a Defaulting Lender shall exist, Section 2.21 shall control with respect to voting of such Lender that is a Defaulting Lender. The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04.

164 WBD (US) 52391250 AMERICAS 108683049 (c) The Lender Parties hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon the termination of all Commitments and Full Satisfaction of all Secured Obligations; (ii) constituting property being sold or disposed of if the Loan Party disposing of such property certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), and to the extent that the property being sold or disposed of constitutes 100% of the Equity Interests of a Subsidiary, the Administrative Agent is authorized to release any Loan Guaranty provided by such Subsidiary; (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement; (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII; (v) as provided in the Collateral Documents; or (vi) to the extent required under Section 5.13(b). Except as provided in the preceding sentence, the Administrative Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Nothing in this paragraph shall relieve the Administrative Agent of any obligations to release the Liens on any Collateral to the extent required under any Loan Document if the Loan Parties have satisfied the conditions for such release. (d) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby”, the consent of the Required Lenders is obtained, but the consent of other necessary Lenders or Voting Participants is not obtained (any such Lender or Voting Participant whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrowers may elect to replace a Non-Consenting Lender as a Lender party to this Agreement or, with the consent of the Required Lenders, terminate the Commitments of such Lender and repay all non-contingent Obligations of the Borrowers owing to such Lender relating to the Loans held by such Lender as of such termination date; provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrowers and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non- Consenting Lender to be terminated as of such date and to comply with the requirements of paragraph (b) of Section 9.04, and (ii) the Borrowers shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers

165 WBD (US) 52391250 AMERICAS 108683049 hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.16 and 2.18, and (2) an amount, if any, equal to the payment which would have been due to such Lender or Voting Participant on the day of such replacement under Section 2.17 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender. (e) From time to time, the Company may cause one or more additional direct or indirect, wholly-owned Subsidiaries to become Borrowers hereunder by delivering, or causing to be delivered, to the Administrative Agent in respect of each applicable Subsidiary, the following, each in form and substance reasonably satisfactory to the Administrative Agent: (i) a Joinder Agreement in the form of Exhibit J attached hereto, executed and delivered by such Subsidiary (the date of each such Joinder Agreement being referred to herein as a “Joinder Date”, which date shall be at least ten days after the Company provides notice to the Administrative Agent of its intention to cause such Subsidiary to become a Borrower hereunder), (ii) replacement Notes dated as of the applicable Joinder Date payable to each Lender for which an existing Note is outstanding on such Joinder Date, (iii) a written confirmation by the Loan Guarantors that their guarantee obligations shall apply to the obligations of such Subsidiary under the Loan Documents from and after the Joinder Date and (iv) such other approvals, opinions or documents as the Administrative Agent may reasonably request; provided that no Subsidiary may become a Borrower hereunder pursuant to this paragraph (e) if (x) a Default or Event of Default shall have occurred and be continuing on the applicable Joinder Date, or shall result from the joinder of such Subsidiary as a Borrower on such Joinder Date, or (y) such Subsidiary is not organized under the laws of any jurisdiction of the United States or Bermuda. Without limiting the foregoing, if the designation of any additional direct or indirect, wholly-owned Subsidiary as a Borrower hereunder obligates the Administrative Agent or any Lender to comply with “know your customer” or similar regulatory requirements and the information necessary for such compliance is not already available to the Administrative Agent or such Lender, as applicable, the Company shall, promptly upon the request of the Administrative Agent or such Lender, as applicable, supply such documentation and other evidence as is reasonably requested by the Administrative Agent or such Lender, as applicable, in order for it to comply with all “know your customer” and/or similar identification procedures required under all applicable laws and regulations. (f) From time to time, the Company may cause any Loan Party (other than the Company and Pilgrim’s Pride Corporation of West Virginia, Inc.) to cease to be a Loan Party hereunder by (i) delivering to the Administrative Agent a notice to such effect, specifying the identity of the applicable Loan Party and the proposed date on which such Loan Party shall no longer be a Loan Party hereunder, which date shall be no earlier than five Business Days after delivery of such notice (each such date being referred to herein as a “Loan Party Removal Date”) and (ii) delivering, or causing to be delivered, to the Administrative Agent replacement Notes dated as of the applicable Loan Party Removal

166 WBD (US) 52391250 AMERICAS 108683049 Date payable to each Lender for which an existing Note is outstanding on such Loan Party Removal Date, executed by the Company and each other Loan Party that shall not cease to be a Loan Party on such Loan Party Removal Date, in form and substance reasonably satisfactory to the Administrative Agent; provided that no Loan Party may cease to be a Loan Party hereunder pursuant to this Section 9.02(f) if (i) a Default or Event of Default shall have occurred and be continuing on the applicable Loan Party Removal Date, or shall result from such Loan Party ceasing to be a Loan Party hereunder on such Loan Party Removal Date, (ii) the Loan Party to be removed became a U.S. Loan Guarantor or a Bermuda Loan Guarantor pursuant to Section 5.13(a) or (c), (iii) the Loan Party to be removed is a Material Subsidiary, or (iv) the Loan Party to be removed is a Borrower and the Loans of such Borrower have not been paid in full in cash prior to the applicable Loan Party Removal Date. Upon satisfaction of the conditions set forth in the preceding sentence, on the applicable Loan Party Removal Date, the applicable Loan Party shall no longer be a “Borrower”, a “U.S. Borrower,” a “Bermuda Borrower,” a “U.S. Loan Guarantor,” a “Bermuda Loan Guarantor,” a “Loan Party”, as the case may be, hereunder or under any other Loan Document. Notwithstanding anything to the contrary contained herein, in the event that any Loan Party shall cease to be a Loan Party hereunder in accordance with this Section 9.02(f), the other Loan Parties shall remain jointly and severally liable with respect to each Loan made to such Loan Party and each Letter of Credit issued for the account of such Loan Party outstanding on the applicable Loan Party Removal Date. SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) Except as provided in Section 2.23, the Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Lead Arranger and their respective Affiliates (limited in the case of legal fees to the reasonable, documented and invoiced out-of-pocket fees, charges and disbursements of a single New York legal counsel for the Administrative Agent and the Lead Arranger and their respective Affiliates, and one local counsel in each jurisdiction that the Administrative Agent may deem appropriate in its good faith discretion) in connection with the syndication and distribution (including via the internet or through the Platform) of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated); (ii) all reasonable and documented out-of-pocket expenses (limited, in the case of attorneys’ fees, to the reasonable and documented out-of-pocket fees, charges and disbursements of one outside counsel) incurred by the applicable Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder; and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender (limited in the case of legal fees to the fees, charges and disbursements of a single general legal counsel to collectively represent the Administrative Agent, the Lenders, the Lead Arranger and their respective Affiliates, and of a single local legal counsel to collectively represent the Administrative Agent, the Lenders, the Lead Arranger and their respective Affiliates in each jurisdiction that the Administrative Agent may deem appropriate in its good

167 WBD (US) 52391250 AMERICAS 108683049 faith discretion) in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out-of-pocket expenses incurred in connection with any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Reasonable and documented out-of- pocket expenses being reimbursed by the Borrowers under this Section include, without limiting the generality of the foregoing, costs and expenses incurred in connection with: (A) [reserved]; (B) [reserved]; (C) background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of the Administrative Agent; (D) taxes, fees and other charges, if any, for (1) Lien and title searches and title insurance and (2) recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agent’s Liens; (E) sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take (other than items being contested in good faith or Taxes being contested or not paid in compliance with Section 5.04); and (F) forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral. (b) Except as provided in Section 2.23, the Borrowers shall, jointly and severally, indemnify each Lender Party, the Lead Arranger and each Related Party of a Lender Party or the Lead Arranger (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, incremental taxes, liabilities and related expenses (limited in the case of legal fees to the reasonable, documented and invoiced out-of-pocket fees, charges and disbursements of one general legal counsel for all of the Indemnitees, taken as a whole, one local legal counsel for all of the Indemnitees, taken as a whole, in each jurisdiction that the Administrative Agent may deem appropriate in its good faith discretion, and, solely in the case of a conflict of interest, one additional legal counsel for all of the Indemnitees, taken as a whole) (collectively, a “Loss”) incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the Original Credit Agreement, and any other Loan Document or any agreement or instrument contemplated thereby, the performance by the

168 WBD (US) 52391250 AMERICAS 108683049 parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby; (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit); (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of the Subsidiaries; (iv) the failure of the Borrowers to deliver to the Administrative Agent the required receipts or other required documentary evidence with respect to a payment made by the Borrowers for Taxes pursuant to Section 2.18; or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any particular Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses have resulted from (a) the gross negligence or willful misconduct of such Indemnitee or its Related Parties, (b) a breach in bad faith of such Indemnitee’s or its Related Parties’ obligations under the Loan Documents, in each case of clause (a) and (b) as determined by a court of competent jurisdiction by final and nonappealable judgment and (c) any disputes primarily among Indemnitees and not arising out of any act or omission of the Loan Parties or their Affiliates (other than claims against an Indemnitee acting in its capacity as an Agent or Lead Arranger or similar role). (c) To the extent that the Borrowers fail to pay any amount required to be paid by them to the Administrative Agent, the Collateral Agent, an Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Issuing Bank or the Swingline Lender in its capacity as such. (d) To the extent permitted by Requirements of Law, no Loan Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof. (e) All amounts due under this Section shall be payable not later than 10 Business Days after written demand therefor, which demand shall set forth the basis for such claim in reasonable detail.

169 WBD (US) 52391250 AMERICAS 108683049 SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and Voting Participant (and any attempted assignment or transfer by a Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Banks and the Lender Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of: (A) the Borrower Representative; provided that no consent of the Borrower Representative shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund of such Lender or, if an Event of Default has occurred and is continuing, any other assignee; provided that the Borrower Representative shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof; (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender, or an Approved Fund of such Lender; and (C) in the case of an assignment of Revolving Commitments or Revolving Loans, the Issuing Banks and the Swingline Lender. (ii) Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or any other Person under common control with such Lender, or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or

170 WBD (US) 52391250 AMERICAS 108683049 Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower Representative and the Administrative Agent otherwise consent; provided that no such consent of the Borrower Representative shall be required if an Event of Default has occurred and is continuing; (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this paragraph shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans; (C) no assignment shall be made to (1) the Parent Entity or any of its Affiliates (including the Company and its Subsidiaries), (2) any natural Person or (3) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (3); (D) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with, in each case other than an assignment by a Lender to any of its Affiliates or any other Person under common control with such Lender, a processing and recordation fee of $3,500; and (E) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate- level information (which may contain material non-public information about the Company, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and Requirements of Law, including Federal and state securities laws. (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s

171 WBD (US) 52391250 AMERICAS 108683049 rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section. (iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers and the Lender Parties, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent, the other Agents, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Agents, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05, 2.06(d) or (e), 2.07(b), 2.19(c) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. (c) (i) any Lender may, without the consent of the Borrowers, the Administrative Agent or any other Lender Party, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrowers, the

172 WBD (US) 52391250 AMERICAS 108683049 Administrative Agent and the other Lender Parties shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that requires the vote of (1) all the Lenders or (2) each directly affected Lender, to the extent that such Lender is directly affected by any such amendment, modification or waiver and such Participant holds a participation in such Lender’s obligations under this Agreement. Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by Requirements of Law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.19(c) as though it were a Lender. (ii) A Participant shall not be entitled to receive any greater payment under Section 2.16 or 2.18 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower Representative’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.18 unless the Borrower Representative is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.18(e) as though it were a Lender. (d) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as the Administrative Agent) shall have no responsibility for maintaining a Participant Register.

173 WBD (US) 52391250 AMERICAS 108683049 (e) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank for such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. (f) Notwithstanding anything in Section 9.02(b) or this Section 9.04 to the contrary, any Farm Credit System Institution that (i) is the owner of a participation in any Commitment (including any Loans outstanding thereunder) initially in the amount of at least $10,000,000; (ii) is, by written notice to the Borrowers and the Administrative Agent (a “Voting Participant Notification”), designated by the selling Lender as being entitled to be accorded the rights of a voting participant hereunder (any Farm Credit System Institution so designated, a “Voting Participant”); and (iii) receives the prior written consent of the Borrower Representative (such consent of the Borrower Representative not to be unreasonably withheld or delayed and not to be required if any Event of Default has occurred and is continuing) and the Administrative Agent to become a Voting Participant, shall be entitled to vote for so long as such Farm Credit System Institution owns such participation and notwithstanding any subparticipation by such Farm Credit System Institution (and the voting rights of the selling Lender shall be correspondingly reduced, on a dollar for dollar basis), as if such Voting Participant were a Lender, on any matter requiring or allowing a Lender to provide or withhold its consent, or to otherwise vote on any proposed action. To be effective, each Voting Participant Notification shall, with respect to any Voting Participant, (A) state the full name, as well as all contact information required for an assignee in the Assignment and Assumption; and (B) state the dollar amount of the participation purchased. The selling Lender and the Voting Participant shall notify the Administrative Agent and the Borrower Representative within three Business Days of any termination of, reduction or increase in the amount of, such participation. The Borrowers and the Administrative Agent shall be entitled to conclusively rely on information contained in notices delivered pursuant to this paragraph (f). Notwithstanding the foregoing, each Farm Credit System Institution designated as a Voting Participant in Schedule 9.04 shall be a Voting Participant without delivery of a Voting Participation Notification and without the prior written consent of the Administrative Agent. The voting rights hereunder are solely for the benefit of the Voting Participants and shall not inure to any assignee or participant of a Voting Participant. SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and

174 WBD (US) 52391250 AMERICAS 108683049 notwithstanding that the Administrative Agent or any other Lender Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.16, 2.17, 2.18, 9.03, 9.09 and 9.10 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. The provisions of Section 9.12 shall survive and remain in full force and effect for a period of 18 months following the termination of this Agreement. SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic mail transmission shall be effective as delivery of a manually executed counterpart of this Agreement. The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. SECTION 9.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender Party and each of its Affiliates is hereby authorized at any time and

175 WBD (US) 52391250 AMERICAS 108683049 from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender Party or Affiliate to or for the credit or the account of the Borrowers or any Loan Guarantor against any of and all the Secured Obligations held by such Lender Party, irrespective of whether or not such Lender Party shall have made any demand under the Loan Documents and although such obligations may be unmatured. The applicable Lender Party shall notify the Borrower Representative and the Administrative Agent of such set- off or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender Party under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender Party may have. SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof, but giving effect to Federal laws applicable to national banks. (b) Each party hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. Federal or New York State court sitting in the Borough of Manhattan, State of New York, in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Notwithstanding the foregoing, nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any other Lender Party may otherwise have to bring any action or proceeding in the courts of any jurisdiction, to the extent that such action or proceeding relates to the enforcement of rights with respect to the Collateral. (c) Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

176 WBD (US) 52391250 AMERICAS 108683049 SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement. SECTION 9.12. Confidentiality. Each of the Lender Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors, in each case on a confidential basis (it being understood that the disclosing Lender Party shall be responsible for the foregoing persons’ compliance with this paragraph); (b) to the extent requested by any bank or other regulatory authority having jurisdiction (including any self-regulatory organization having or claiming to have jurisdiction) or oversight or in connection with any pledge or assignment to a Federal Reserve Bank or central bank permitted by Section 9.04(e); (c) to the extent required by Requirements of Law or by any subpoena or similar legal process (it being understood that the applicable Lender Party, to the extent permitted by Requirements of Law, shall inform the Borrower Representative reasonably promptly thereof and provide the Borrower Representative a reasonable opportunity to apply for and obtain a court order to protect the confidentiality of the relevant information); (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions the same as, or substantially similar to, those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations or (iii) any insurer of risks hereunder (and any such Person may disclose such Information to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will agree to be bound by confidentiality obligations that are the same as, or substantially similar to, the terms set forth in this Section)); (g) with the written consent of the Borrower Representative; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or

177 WBD (US) 52391250 AMERICAS 108683049 (ii) becomes available to any Lender Party on a non-confidential basis from a source other than the Borrowers or their representatives which is not known by any such Person to be under a duty of confidentiality with respect to the Information; (i) to the National Association of Insurance Commissioners or its Securities Valuation Office or, in each case, any similar organization or nationally recognized rating agency that requires access to information about such Lender Party’s investment portfolio for purposes of rating such investment portfolio, in each case with a request for confidentiality (it being understood that any such organization or rating agency may elect not to agree with any such request, in which case the disclosing Lender Party shall incur no obligation or liability if such organization or rating agency does not maintain the confidentiality of such Information); or (j) subject to clause (d), in connection with a legal action related to this Agreement (it being understood that the applicable Lender Party, to the extent permitted by Requirements of Law, shall inform the Borrower Representative reasonably promptly thereof and provide the Borrower Representative a reasonable opportunity to apply for and obtain a court order to protect the confidentiality of the relevant information). For the purposes of this Section, “Information” means all confidential, proprietary and non-public information received from the Borrowers relating to the Borrowers or their business, other than any such information that is available to any Lender Party on a non-confidential basis prior to disclosure by the Borrowers. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. EACH LENDER PARTY ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS AFFILIATES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON- PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON- PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND REQUIREMENTS OF LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS. ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER PARTY HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND REQUIREMENTS OF LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

178 WBD (US) 52391250 AMERICAS 108683049 SECTION 9.13. Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Anything contained in this Agreement to the contrary notwithstanding, neither any Issuing Bank nor any Lender shall be obligated to extend credit to the Borrowers in violation of any Requirement of Law. SECTION 9.14. Patriot Act. The Administrative Agent and each Lender subject to the Patriot Act hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify, and record information that identifies each Loan Party and other information that will allow the Administrative Agent and such Lender to identify each Loan Party in accordance with the Patriot Act. The Borrower Representative hereby agrees to provide, and cause each other Loan Party to provide, such information promptly upon the request of the Administrative Agent or any Lender. Each Lender subject to the Patriot Act acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any Loan Party, its Affiliates or its agents, this Agreement, the Loan Documents or the transactions hereunder or contemplated hereby: (a) any identity verification procedures, (b) any record-keeping, (c) comparisons with government lists, (d) customer notices, or (e) other procedures required under the CIP Regulations or such other law. Solely to the extent a Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, such Borrower shall furnish to the Administrative Agent all information relating to such Borrower’s compliance with the Beneficial Ownership Regulation as the Administrative Agent may reasonably request from time to time. SECTION 9.15. Disclosure. Each Loan Party and each Lender Party hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates. SECTION 9.16. Appointment for Perfection. Each Lender Party hereby appoints each other Lender Party as its agent for the purpose of perfecting Liens, for the benefit of the Lender Parties, in assets which, in accordance with Article 9 of the UCC or any other Requirement of Law can be perfected only by possession. Should any Lender Party (other than the Administrative Agent) obtain possession of any such Collateral, such Lender Party shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

179 WBD (US) 52391250 AMERICAS 108683049 SECTION 9.17. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under Requirements of Law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with Requirements of Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender. SECTION 9.18. WAIVERS OF FARM CREDIT RIGHTS. THE BORROWERS ACKNOWLEDGE AND AGREE THAT THEY HAVE BEEN REPRESENTED BY LEGAL COUNSEL AND THAT THEY HAVE REVIEWED ALL RIGHTS THAT THEY MAY OTHERWISE BE ENTITLED TO WITH RESPECT TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS UNDER THE SECTIONS OF THE AGRICULTURAL CREDIT ACT OF 1987 DESIGNATED AS 12 U.S.C. SECTIONS 2199 THROUGH 2202E AND THE IMPLEMENTING FARM CREDIT ADMINISTRATION REGULATIONS AS SET FORTH IN 12 C.F.R. SECTIONS 617.7000 THROUGH 617.7630 (INCLUDING THOSE PROVISIONS WHICH AFFORD THE BORROWERS CERTAIN RIGHTS AND IMPOSE ON THE LENDER PARTIES CERTAIN DUTIES WITH RESPECT TO THE COLLECTION OF ANY AMOUNTS OWING HEREUNDER OR THE FORECLOSURE OF THE SECURITY INTEREST OF THE ADMINISTRATIVE AGENT ON THE COLLATERAL, OR WHICH REQUIRE THE ADMINISTRATIVE AGENT OR ANY OTHER LENDER PARTY TO DISCLOSE TO THE BORROWERS THE NATURE OF ANY SUCH RIGHTS OR DUTIES), AND THAT THEY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVE ANY AND ALL SUCH RIGHTS. NOTHING CONTAINED IN THIS SECTION NOR THE DELIVERY TO THE BORROWERS OF ANY SUMMARY OF ANY RIGHTS UNDER, OR ANY NOTICE PURSUANT TO, THE AGRICULTURAL CREDIT ACT OF 1987 SHALL IN ANY WAY BE DEEMED TO BE, OR BE CONSTRUED TO IN ANY WAY INDICATE, THE DETERMINATION OR AGREEMENT BY THE BORROWERS, THE ADMINISTRATIVE AGENT OR ANY OTHER LENDER PARTY THAT THE AGRICULTURAL CREDIT ACT OF 1987, OR ANY RIGHTS THEREUNDER, ARE OR WILL IN FACT BE APPLICABLE TO THE BORROWERS, THE LOANS OR THE LOAN DOCUMENTS. SECTION 9.19. Bank Equity Interests. Loans hereunder shall be made on a non- patronage basis. Each Farm Credit System Institution that is a Lender may from time to time, in its discretion reserve, sell participations on a non-patronage basis. Each party hereto acknowledges that the Farm Credit System Institutions have a statutory first Lien on all Equity Interests (the “Bank Equity Interests”) in any Farm Credit System Institution which is a Lender

180 WBD (US) 52391250 AMERICAS 108683049 that any Borrower may now own or hereafter acquire, which statutory Lien shall be for each applicable Farm Credit System Institution’s sole and exclusive benefit and such Bank Equity Interests shall not constitute or form a part of the Collateral. SECTION 9.20. Amendment and Restatement of Original Credit Agreement; Confirmation of Existing Obligations. (a) On the Effective Date, (i) the Original Credit Agreement shall be amended and restated in its entirety pursuant to the terms of this Agreement, (ii) each of the commitments of the Original Lenders under the Original Credit Agreement shall be terminated and, to the extent that such Original Lenders constitute Lenders hereunder, shall be replaced with their respective Commitments hereunder and (iii) all loans and other amounts owing under the Original Credit Agreement shall be repaid as provided in Section 4.01(q). The parties hereto acknowledge and agree that this Agreement and the other Loan Documents do not constitute a novation or termination of the “Obligations” (as defined in the Original Credit Agreement) that are outstanding immediately prior to the Effective Date and (ii) the Liens and security interests as granted under the applicable Collateral Documents securing payment of all Obligations hereunder and under the other Loan Documents are in all respects continuing and in full force and effect and are reaffirmed hereby. (b) On and after the Effective Date, (i) all references to the Original Credit Agreement or the Credit Agreement in the Loan Documents (other than this Agreement) shall be deemed to refer to the Original Credit Agreement as amended and restated by this Agreement, (ii) all references to any section (or subsection) of the Original Credit Agreement or the Credit Agreement in any Loan Document (but not herein) shall be amended to become, mutatis mutandis, references to the corresponding provisions of this Agreement and (iii) except as the context otherwise provides, on or after the Effective Date, all references to this Agreement herein (including for purposes of indemnification and reimbursement of fees) shall be deemed to be reference to the Original Credit Agreement as amended and restated hereby. SECTION 9.21. Rates Disclaimer. The Administrative Agent does not warrant or accept responsibility for, and each of the parties to this Agreement hereby acknowledges and agrees (for the benefit of the Administrative Agent) that the Administrative Agent shall not have any liability with respect to (a) the administration of, submission of, calculation of or any other matter related to rates in the definition of “LIBO Rate” or “Adjusted LIBO Rate”, “Term SOFR”, “Daily Simple SOFR”, or any other SOFR-based Replacement Rate, any component definition thereof or rates referenced in the definition thereof or any alternative, comparable or successor rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, comparable or successor rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, any other Benchmark; (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes; or (c) any potential non-compliance with applicable Requirements of Law (including, without limitation, to the extent applicable, the Regulation (EU) 2016/1011 of the

181 WBD (US) 52391250 AMERICAS 108683049 European Parliament and of the Council, as amended) in the methodology for calculating the LIBO Rate as set forth in the definition thereof. SECTION 9.22. Keepwell. To the fullest extent permitted by applicable law, while any Guaranteed Obligations are outstanding with respect to a transaction under a Secured Swap Agreement, each ECP Loan Guarantor hereby jointly and severally absolutely and unconditionally undertakes, for the benefit of each Supported Loan Guarantor and the holder(s) of such Guaranteed Obligations, to provide such funds or other support as may be needed from time to time to enable each Supported Loan Guarantor to pay such Guaranteed Obligations with respect to such transaction and to pay such funds to the holder of such Guaranteed Obligations upon the demand of either the Supported Loan Guarantor or such holder. The Loan Guarantors agree that this Section constitutes a “keepwell, support, or other agreement” for the benefit of the Supported Loan Guarantors for purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. SECTION 9.23. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

182 WBD (US) 52391250 AMERICAS 108683049 SECTION 9.24. Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender or any Issuing Lender (each, a “Lender Party”), whether or not in respect of an Obligation due and owing by the Borrowers at such time (any such payment, an “Erroneous Payment”), then in any such event, each Lender Party receiving an Erroneous Payment severally agrees to repay to the Administrative Agent promptly upon demand the Erroneous Payment received by such Lender Party in immediately available funds (and in the currency so received), with interest thereon for each day from and including the date such Erroneous Payment is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Erroneous Payment. The Administrative Agent shall inform each Lender Party promptly upon determining that any payment made to such Lender Party comprised, in whole or in part, an Erroneous Payment (and such determination shall be conclusive absent manifest error). SECTION 9.25. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): (a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special

183 WBD (US) 52391250 AMERICAS 108683049 Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. (b) As used in this Section 9.25, the following terms have the following meanings: (i) “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841 (k)) of such party. (ii) “Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b). (iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. (iv) “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12. U.S.C 5390(c)(8)(D). ARTICLE X U.S. GUARANTY SECTION 10.01. Guaranty. Each U.S. Loan Guarantor hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, absolutely and unconditionally guarantees to the Lender Parties the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs, expenses and other amounts that are required to be paid by the Borrowers pursuant to Section 9.03 or any similar provision in any other Loan Document (such costs and expenses, together with the Secured Obligations, collectively the “Guaranteed Obligations”). Each U.S. Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of

184 WBD (US) 52391250 AMERICAS 108683049 this U.S. Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender Party that extended any portion of the Guaranteed Obligations. SECTION 10.02. Guaranty of Payment. This U.S. Guaranty is a guaranty of payment and not of collection. Each U.S. Loan Guarantor waives any right to require any Lender Party to sue any Borrower, any other U.S. Loan Guarantor, any other guarantor or any other Person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations. SECTION 10.03. No Discharge or Diminishment of U.S. Guaranty. (a) Except as otherwise provided for herein, the obligations of each U.S. Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other guarantor of or other Person liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; (iv) the existence of any claim, setoff or other rights which any U.S. Loan Guarantor may have at any time against any Obligated Party, any Lender Party, or any other Person, whether in connection herewith or in any unrelated transactions; or (v) any law or regulation of any jurisdiction or any other event affecting any term of a guaranteed obligation. (b) The obligations of each U.S. Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any Requirement of Law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof. (c) Further, the obligations of any U.S. Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of any Lender Party to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non- perfection, or invalidity of any indirect or direct security for the obligations of any Borrower for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other Person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by any Lender Party with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such U.S. Loan Guarantor or that would otherwise operate as a discharge of any

185 WBD (US) 52391250 AMERICAS 108683049 U.S. Loan Guarantor as a matter of law or equity (other than the payment in full in cash of the Guaranteed Obligations). SECTION 10.04. Defenses Waived. To the fullest extent permitted by Requirements of Law, each U.S. Loan Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any U.S. Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower or any U.S. Loan Guarantor, other than the payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each U.S. Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party, or any other Person. The Administrative Agent may, at its election, following the occurrence and during the continuance of an Event of Default, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such U.S. Loan Guarantor under this U.S. Guaranty except to the extent the Guaranteed Obligations have been fully paid in cash. To the fullest extent permitted by Requirements of Law, each U.S. Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to Requirements of Law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any U.S. Loan Guarantor against any Obligated Party or any security. SECTION 10.05. Rights of Subrogation. No U.S. Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any Collateral, until the Loan Parties and the U.S. Loan Guarantors have fully performed all their obligations to the Lender Parties and no Obligation is outstanding. SECTION 10.06. Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or otherwise, each U.S. Loan Guarantor’s obligations under this U.S. Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Lender Parties are in possession of this U.S. Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the U.S. Loan Guarantors forthwith on demand by the Lender Parties.

186 WBD (US) 52391250 AMERICAS 108683049 SECTION 10.07. Information. Each U.S. Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each U.S. Loan Guarantor assumes and incurs under this U.S. Guaranty, and agrees that no Lender Party shall have any duty to advise any U.S. Loan Guarantor of information known to it regarding those circumstances or risks. SECTION 10.08. Taxes. All payments of the Guaranteed Obligations will be made by each U.S. Loan Guarantor free and clear of and without deduction or withholding for any Indemnified Taxes or Other Taxes; provided that if any U.S. Loan Guarantor shall be required to deduct or withhold any Indemnified Taxes or Other Taxes from such payments, then (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) each applicable Lender Party receives an amount equal to the sum it would have received had no such deductions been made, (b) such U.S. Loan Guarantor shall make such deductions and (iii) such U.S. Loan Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with Requirements of Law. SECTION 10.09. Maximum Liability. The provisions of this U.S. Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, Federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any U.S. Loan Guarantor under this U.S. Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such U.S. Loan Guarantor’s liability under this U.S. Guaranty, then, notwithstanding any other provision of this U.S. Guaranty to the contrary, the amount of such liability shall, without any further action by the U.S. Loan Guarantors or the Lender Parties, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant U.S. Loan Guarantor’s “Maximum Liability”). This Section with respect to the Maximum Liability of each U.S. Loan Guarantor is intended solely to preserve the rights of the Lender Parties to the maximum extent not subject to avoidance under Requirements of Law, and no U.S. Loan Guarantor nor any other Person or entity shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any U.S. Loan Guarantor hereunder shall not be rendered voidable under Requirements of Law. Each U.S. Loan Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each U.S. Loan Guarantor without impairing this U.S. Guaranty or affecting the rights and remedies of the Lender Parties hereunder; provided that nothing in this sentence shall be construed to increase any U.S. Loan Guarantor’s obligations hereunder beyond its Maximum Liability. SECTION 10.10. Contribution. In the event any U.S. Loan Guarantor (a “Paying Guarantor”) shall make any payment or payments under this U.S. Guaranty or shall suffer any loss as a result of any realization upon any Collateral granted by it to secure its obligations under this U.S. Guaranty, each other U.S. Loan Guarantor (each a “Non-Paying Guarantor”) shall

187 WBD (US) 52391250 AMERICAS 108683049 contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Applicable Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Article X, each Non-Paying Guarantor’s “Applicable Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (a) such Non- Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrowers after the Effective Date (whether by loan, capital infusion or by other means) to (b) the aggregate Maximum Liability of all U.S. Loan Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any U.S. Loan Guarantor, the aggregate amount of all monies received by such U.S. Loan Guarantors from the Borrowers after the Effective Date (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any U.S. Loan Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such U.S. Loan Guarantor’s Maximum Liability). Each of the U.S. Loan Guarantors covenants and agrees that its right to receive any contribution under this U.S. Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of the Guaranteed Obligations. This provision is for the benefit of both the Lender Parties and the U.S. Loan Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof. SECTION 10.11. Liability Cumulative. The liability of each U.S. Loan Party as a U.S. Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each U.S. Loan Party to the Lender Parties under this Agreement and the other Loan Documents to which such U.S. Loan Party is a party or in respect of any obligations or liabilities of the other U.S. Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary. SECTION 10.12. Common Enterprise. The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party. Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (a) the successful operations of each of the other Loan Parties and (b) the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest.

188 WBD (US) 52391250 AMERICAS 108683049 ARTICLE XI THE BORROWER REPRESENTATIVE SECTION 11.01. Appointment; Nature of Relationship. The Company is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the “Borrower Representative”) hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents. The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Article XI. Additionally, the Borrowers hereby appoint the Borrower Representative as their agent to receive all of the proceeds of the Loans in the Funding Account(s), at which time the Borrower Representative shall promptly disburse such Loans to the appropriate Borrower. None of the Lender Parties or their respective officers, directors, agents or employees shall be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Section 11.01. SECTION 11.02. Powers. The Borrower Representative shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrower Representative shall have no implied duties to the Borrowers, or any obligation to the Lenders Parties to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative. SECTION 11.03. Employment of Agents. The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through authorized officers. SECTION 11.04. Notices. Each Borrower shall immediately notify the Borrower Representative of the occurrence of any Default or Event of Default hereunder referring to this Agreement describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Borrower Representative receives such a notice, the Borrower Representative shall give prompt notice thereof to the Administrative Agent and the other Lender Parties. Any notice provided to the Borrower Representative hereunder shall constitute notice to each Borrower on the date received by the Borrower Representative. SECTION 11.05. Successor Borrower Representative. Upon prior notice to the Administrative Agent, the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative. The Administrative Agent shall give prompt written notice of such resignation to the Lender Parties. SECTION 11.06. Execution of Loan Documents. The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the

189 WBD (US) 52391250 AMERICAS 108683049 Lender Parties the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including without limitation, the Compliance Certificates. Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers. SECTION 11.07. Reporting. Each Borrower hereby agrees that such Borrower shall furnish promptly any certificate or report required hereunder or requested by the Borrower Representative on which the Borrower Representative shall rely to prepare the Compliance Certificates required pursuant to the provisions of this Agreement.

AMERICAS 108683049 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written. BORROWERS: PILGRIM’S PRIDE CORPORATION By: /s/ Matthew Galvanoni Name: Matthew Galvanoni Title: Vice President and Chief Financial Officer TO-RICOS, LTD. By: /s/ Matthew Galvanoni Name: Matthew Galvanoni Title: Vice President and Chief Financial Officer TO-RICOS DISTRIBUTION, LTD. By: /s/ Matthew Galvanoni Name: Matthew Galvanoni Title: Vice President and Chief Financial Officer

AMERICAS 108683049

AMERICAS 108683049 OTHER LOAN PARTIES: PILGRIM’S PRIDE CORPORATION OF WEST VIRGINIA, INC. By: /s/ Matthew Galvanoni Name: Matthew Galvanoni Title: Vice President and Chief Financial Officer JFC LLC By: /s/ Matthew Galvanoni Name: Matthew Galvanoni Title: Vice President and Chief Financial Officer GOLD’N PLUMP POULTRY, LLC By: /s/ Matthew Galvanoni Name: Matthew Galvanoni Title: Vice President and Chief Financial Officer GOLD’N PLUMP FARMS, LLC By: /s/ Matthew Galvanoni Name: Matthew Galvanoni Title: Vice President and Chief Financial Officer

AMERICAS 108683049 AGENTS AND LENDERS: COBANK, ACB, as Administrative Agent, Collateral Agent, Issuing Bank and Swingline Lender By: /s/ James H. Matzar Name: James H. Matzar Title: Vice President

AMERICAS 108683049 COBANK, ACB, as Administrative Agent, Collateral Agent, Issuing Bank and Swingline Lender By: /s/ James H. Matzar Name: James H. Matzar Title: Vice President

AMERICAS 108683049 COBANK, ACB, as Lender By: /s/ James H. Matzar Name: James H. Matzar Title: Vice President

AMERICAS 108683049 Bank of Montreal, as Lender By: /s/ Paul Harris Name: Paul Harris Title: Managing Director

AMERICAS 108683049 Barclays Bank Plc, as Lender By: /s/ Ritam Bhalla Name: Ritam Bhalla Title: Director

AMERICAS 108683049 COOPERATIEVE RABOBA KU.A., NEW YORK BRANCH, as Lender By: /s/ Shane Bov.'Ilds Name: Shane Bov.'Ilds Title: Managing Director By: /s/ Hunter Odom Name: Hunter Odom Title: Vice President

AMERICAS 108683049 MIZUHO BANK, LTD., as Lender By: /s/ John Davies Name: John Davies Title: Authorized Signatory

AMERICAS 108683049 ROYAL BANK OF CANADA, as Lender By: /s/ Gordon MacArthur Name: Gordon MacArthur Title: Authorized Signatory

AMERICAS 108683049 ING Capital LLC, as Lender By: /s/ Dan Lamprecht Name: Dan Lamprecht Title: Managing Director By: /s/ Bill Redmond Name: Bill Redmond Title: Managing Director

AMERICAS 108683049 Metropolitan Life Insurance Company, A New York corporation, as Lender By: MetLife Investment Management LLC, Its investment manager By: /s/ Daniel A. Lane Name: Daniel A. Lane Its: Authorized Signatory and Director

AMERICAS 108683049 Truist Bank, as Lender By: /s/ Tesha Winslow Name: Tesha Winslow Title: Director

AMERICAS 108683049 AMERICAN AGCREDIT, PCA, as Lender By: /s/ Chris M. Levine Name: Chris M. Levine Title: Vice President